QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10-2

CREDIT AND REIMBURSEMENT AGREEMENT

        This CREDIT AND REIMBURSEMENT AGREEMENT dated as of January 31, 2001 (this "Agreement") is made by and among (a) SITHE BOSTON GENERATING, LLC, a Delaware limited liability company (the "Borrower"), (b) the financial institutions listed on the signature pages hereof under the heading "The Lenders" and the other financial institutions from time to time party hereto (each, a "Lender" and collectively, the "Lenders"), (c) BNP PARIBAS, as administrative agent for the Lenders (the "Administrative Agent"), and (d) BAYERISCHE LANDESBANK GIROZENTRALE, in its capacity as issuer of the DSR Letter of Credit (the "DSR LC Issuer") and BNP PARIBAS, in its capacity as the issuer of the Project Letters of Credit (the "Project LC Issuer" and together with the DSR LC Issuer, the "LC Issuers").

PRELIMINARY STATEMENT

        Each of Sithe Mystic LLC, Sithe Mystic Development LLC and Sithe Fore River Development, LLC (collectively, the "Project Companies") are wholly-owned subsidiaries of the Borrower. The Borrower is a wholly-owned indirect subsidiary of Sithe Energies, Inc. ("Sithe").

        Sithe Mystic LLC owns a 1,005 MW electric generating facility in operation in Boston and Everett, Massachusetts (the "Sithe Mystic Project"). Sithe Mystic Development LLC owns a 2 × 800 MW combined-cycle electric generating facility under construction which is adjacent to the Mystic Station Project in Everett, Massachusetts (the "Mystic 8&9 Project"). Sithe Fore River Development, LLC owns an 800 MW combined-cycle electric generating facility under construction in Weymouth and Quincy, Massachusetts (the "Fore River Project", and together with the Sithe Mystic Project and the Mystic 8&9 Project, the "Projects").

        In connection with the development, construction and operation of the Projects, the Borrower has requested that the Lenders provide senior secured credit facilities in an aggregate amount of $1,250,000,000. The Lenders have agreed to provide such financing on the terms and subject to the conditions set forth in this Agreement.

        The Borrower will contribute a portion of the proceeds of such facilities to each of Sithe Mystic Development and Sithe Fore River for the payment of Project Costs.

        The Borrower will use a portion of the proceeds of such facilities to repay the $116,561,970.91 (together with accrued interest from February 1, 2001 until the date repaid) of outstanding indebtedness incurred in connection with the acquisition by Sithe New England Holdings, LLC of certain assets of Boston Edison Company.

        In addition, on the Closing Date, the Borrower may make a reimbursement to Sithe (or any Affiliate thereof) in respect of certain Pre-Closing Project Costs in an amount equal to $317,298,521.59.

        The Borrower's Obligations hereunder will be guaranteed by each Project Company pursuant to the terms and conditions of that certain Project Company Guarantee dated as of the date hereof in favor of the Collateral Agent, on behalf of all Secured Parties (the "Project Company Guarantee"). Each of the Project Companies will also execute and deliver the Mortgage and the Security Agreement granting Liens on the assets owned by it to secure its obligations under the Project Company Guarantee. The Borrower's Obligations will also be secured by the Borrower Pledge Agreement, pursuant to which the Borrower's membership interests in the Project Companies shall be pledged to the Collateral Agent for the benefit of the Secured Parties.

        Accordingly, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

DEFINITIONS AND ACCOUNTING TERMS

        Certain Defined Terms.    Except as otherwise expressly provided herein, capitalized terms used herein are defined in Annex A hereto.

        Computation of Time Periods.    In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

        Accounting Principles and Terms.    Except as otherwise provided in this Agreement, (a) all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement, shall be made or prepared in accordance with GAAP (including principles of consolidation where appropriate but excluding footnote disclosure on interim financial statements) and on a consistent basis and (b) all accounting terms used in this Agreement shall have the meaning respectively ascribed to such terms by such principles.

        Rules of Construction.    When used in this Agreement: (a) "or" is not exclusive solely in the sense that where a series of items is connected with "or," the applicability of more than one of such items shall not cancel the applicability of the series and "include" and "including" are not limiting; (b) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor; (c) a reference to a Person includes its permitted successors and permitted assigns; (d) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents; (e) the singular includes the plural and the plural includes the singular; (f) "hereby", "herein", "hereof", "hereunder" or other like words refer to this Agreement; (g) a reference herein to an Article, Section, Exhibit or Schedule without further reference is to the relevant Article, Section, Exhibit or Schedule to this Agreement; (h) time shall be of the essence with respect to the performance of all obligations; (i) all obligations are continuing obligations; and (j) the headings of the Articles, Sections and subsections are for convenience only and shall not affect the meaning of this Agreement.

THE LOAN FACILITIES

  Project Advances.

  Project Commitments.

        Subject to the terms and conditions of this Agreement, each Lender severally shall make Project Advances to the Borrower on any Business Day on or prior to earlier of (A) the 60th day following the Second Completion Date and (B) the Date Certain. Any Project Advance or portion thereof which is prepaid cannot be reborrowed. At no time shall the aggregate principal amount of all outstanding Project Advances exceed the Aggregate Project Commitment.

        Each Lender's obligation to make Project Advances shall not in any event exceed the amount set forth next to such Lender's name as its "Project Commitment" on Schedule 1.

        Each Borrowing shall be in an aggregate amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof (or such lesser amount as shall be equal to the total amount of the unused Project Commitments available on such date). Each Lender's Project Commitment shall be reduced by the amount and on the date of such Lender's Project Advance. The Project Commitments shall terminate in their entirety at the earliest of (i) full utilization of the Aggregate Project

Commitment and (ii) the earlier of (x) the Date Certain and (y) the 60th day following the Second Completion Date, unless earlier terminated by the Administrative Agent pursuant to Section 8.01 following the occurrence and during the continuation of a Borrower Event of Default.

        Use of Proceeds of Project Advances.    The proceeds of Project Advances shall be applied by the Borrower exclusively as follows: (i) to be contributed to Sithe Mystic Development and to be applied by Sithe Mystic Development as payment of, or reimbursement for, Project Costs for the Mystic 8&9 Project pursuant to the terms and conditions of the Project Company Guarantee; (ii) to be contributed to Sithe Fore River and to be applied by Sithe Fore River as payment of, or reimbursement for, Project Costs for the Fore River Project pursuant to the terms and conditions of the Project Company Guarantee; (iii) to the payment of, or reimbursement for, the Borrower's and each Development Project Company's Financing Costs; (iv) at Closing, for payment (by way of distribution, reimbursement or otherwise) of Debt of Sithe New England in an amount equal to $116,561,970.91 (together with accrued interest from February 1, 2001 until the date repaid) and (v) at Closing, to the reimbursement of Sithe (or any Affiliate thereof) of certain Pre-Closing Project Costs, in an aggregate amount equal to $317,298,521.59. The proceeds of Project Advances used for the purposes described in clause (i), (ii) and (iii) above, shall be applied in accordance with the applicable Project Budget, provided, however, that the Borrower may re-allocate a portion of the Project Commitments from a completed line item in a Project Budget to the contingency for the Development Projects upon submission of a completed Reallocation Certificate in the form of Exhibit 2.01(b) signed by an Authorized Officer of the Borrower and confirmed by the Independent Engineer, provided, further, that on September 30, 2001, and not more than once each Calendar Quarter thereafter, the Borrower may re-allocate a portion of the Project Commitments from an incomplete line item in a Project Budget (other than the line item entitled "IDC"), so long as savings with respect to such line item have been demonstrated to the satisfaction of the Administrative Agent and the Independent Engineer, to the contingency for the Development Projects upon submission of a completed Reallocation Certificate in the form of Exhibit 2.01(b) signed by an Authorized Officer of the Borrower and confirmed by the Independent Engineer and the Administrative Agent, provided, further, in the event that it is determined that National Grid USA does not require the issuance of an Interconnection Security Letter of Credit, then the Borrower may re-characterize up to $2,000,000 of the Aggregate LC Commitment as Project Commitment to be used as contingency for the Development Projects upon (x) submission of a completed Reallocation Certificate in the form of Exhibit 2.01(b) signed by an Authorized Officer of the Borrower and confirmed by the Administrative Agent and (y) execution and delivery of additional Project Notes payable to each Lender for the account of its Lending Office in an aggregate principal amount equal to such Lender's Percentage of such recharacterized commitment and otherwise duly completed.

        Notice of Borrowing.    The Borrower shall request Project Advances by delivering to the Administrative Agent a written notice in the form of Exhibit 2.01(c), appropriately completed (a "Notice of Borrowing"), which specifies, among other things:

        the amounts of requested Project Advances;

        the requested date of such Borrowing;

        the requested Type of Advances comprising such Borrowing; and

        with respect to LIBOR Rate Advances, the requested Interest Period for each such Advance.

          Borrower shall so deliver each such Notice of Borrowing so as to provide the Minimum Notice Period applicable to Advances of the Type requested. Such Notice of Borrowing shall be accompanied by a Certificate of the Independent Engineer in the form of Exhibit 5.03(d) hereto.

        Interest on Project Advances.    The Borrower shall pay interest on the unpaid principal amount of each Project Advance owing to each Lender from the date of such Project Advance until such principal amount shall be paid in full, at the following rates per annum:

        Base Rate Advances.    If such Project Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin for such Base Rate Advance in effect from time to time, payable quarterly in arrears on each Payment Date and on the date such Base Rate Advance shall be paid in full.

        LIBOR Rate Advances.    If such Advance is a LIBOR Rate Advance, a rate per annum equal, at all times during the Interest Period then applicable to such Advance, to the sum of the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Rate Advance in effect from time to time, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each Payment Date which occurs during such Interest Period.

        Repayment of Project Advances.    Borrower shall repay to the Administrative Agent, for the account of each Lender, the aggregate unpaid principal amount of all Project Advances made by such Lender in installments payable on each Payment Date in accordance with the repayment schedule set forth on Schedule 2.01(e), with any remaining principal, interest, fees and costs due in respect of the Project Advances due and payable on the Maturity Date.

        Notes.    The Project Advances made by each Lender shall be evidenced by a Project Note of the Borrower in the form of Exhibit 2.01(f) dated the Closing Date, payable to such Lender for the account of its Lending Office in an aggregate principal amount equal to its Project Commitment and otherwise duly completed.

        Termination of Project Commitment.    The Borrower shall have the right, exercisable upon at least ten (10) Business Days' irrevocable notice to the Administrative Agent, to terminate in whole or permanently reduce the unused portion of the Project Commitment, provided, that (i) each partial reduction shall be in the aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) no such termination or reduction shall be permitted if the Borrower has failed to provide evidence to the Administrative Agent of sufficient funds available to each of the Development Projects for each such Project to achieve Project Completion.

  Working Capital Advances.

        Working Capital Commitments.    Subject to the satisfaction or waiver of each of the conditions set forth in Section 5.03, each Lender severally shall make Working Capital Advances to the Borrower commencing on the Closing Date, in an aggregate amount not to exceed the amount set forth next to such Lender's name as its "Working Capital Commitment" on Schedule 2 (the foregoing obligation to make a Working Capital Advance being hereinafter referred to as each Lender's "Working Capital Commitment"). At no time shall the aggregate principal amount of all outstanding Working Capital Advances exceed the Aggregate Working Capital Commitment. Notwithstanding the foregoing, Working Capital Advances made prior to the First Distrigas Payment Date shall be limited to $10,000,000. The Working Capital Commitment shall terminate at the close of business on the Maturity Date unless earlier terminated by the Administrative Agent pursuant to Section 8.01 following the occurrence and continuation of a Borrower Event of Default. Any Working Capital Advance or portion thereof which is prepaid or repaid may, until the date that is 15 days prior to the Maturity Date, be reborrowed.

        Use of Proceeds of Working Capital Advances.    The proceeds of Working Capital Advances may be used by the Borrower, or shall be contributed by the Borrower to the Project Companies, for payment of their respective Operating Expenses; provided, however, that prior to the Second Completion Date, Working Capital Advances used (i) in respect of Sithe Mystic, shall be limited to $10,000,000 and (ii) in respect of the Development Project Companies, shall be limited to the lesser of (A) $30,000,000 and (B) Pre-Completion Operating Expenses.

        Termination of Working Capital Commitment.    The Borrower shall have the right, exercisable upon at least ten (10) Business Days' irrevocable notice to the Administrative Agent, to terminate in whole or permanently reduce the unused portion of the Working Capital Commitment, provided, that (i) each partial reduction shall be in the aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) no such termination or reduction shall be permitted if, after giving effect thereto, the aggregate principal amount of Working Capital Advances then outstanding would exceed the Working Capital Commitment then in effect.

        Notice of Working Capital Borrowing.    The Borrower shall request Working Capital Advances by delivering to the Administrative Agent a written notice in the form of Exhibit 2.02(d), appropriately completed (a "Notice of Working Capital Borrowing"), which specifies, among other things:

        the amount of the requested Working Capital Advance, which shall be integral multiples of $500,000, but not less than $2,000,000;

        the requested date of such Borrowing;

        the requested Type of Advances comprising such Borrowing; and

        with respect to LIBOR Rate Advances, the requested Interest Period for each such Advance.

          Borrower shall so deliver each such Notice of Borrowing so as to provide the Minimum Notice Period applicable to Advances of the Type requested.

        Interest on Working Capital Advances.    The Borrower shall pay interest on the unpaid principal amount of each Working Capital Advance owing to each Lender from the date of such Working Capital Advance until such principal amount shall be paid in full, at the same rates per annum payable with respect to the Project Advances.

        Repayment of Working Capital Advances.    To the extent that Working Capital Advances are applied prior to the Second Completion Date to the payment of Operating Expenses associated with either Development Project, Pre-Completion Revenues received by such Development Project shall be used to repay, to the extent of such Pre-Completion Revenues received, any outstanding Working Capital Advances pursuant to Sections 4.01(d) and 4.02 of the Depositary Agreement. Commencing with the Second Completion Date, during each twelve month period, the Borrower shall repay to the Collateral Agent, for the account of each Lender, in full the unpaid principal amount of all Working Capital Advances, and the Borrower shall not thereafter reborrow the same, for a period of at least thirty (30) consecutive days selected by the Borrower (the "Clean Up Requirement"). Any remaining principal, interest, fees and costs due in respect of the Working Capital Advances shall be due and payable on the Maturity Date.

        Notes.    The Working Capital Advances made by each Lender shall be evidenced by a Working Capital Note of the Borrower in the form of Exhibit 2.02(g), dated the Closing Date, payable to such Lender for the account of its Lending Office in an aggregate principal amount equal to its Working Capital Commitment and otherwise duly completed.

  Provisions Relating to All Advances.

        Borrowings.    (i) Each Borrowing shall be made on the same day by all of the Lenders, ratably according to their respective Percentages. All Advances to be made as part of each Borrowing shall consist of Advances of the same Type and Interest Period. The Borrower shall only be entitled to request a Project Borrowing once during any calendar month.

          (ii)  The Administrative Agent shall give each Lender prompt notice of each applicable Notice of Borrowing or Notice of Working Capital Borrowing, as the case may be. In the case of a proposed Borrowing comprised of LIBOR Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate promptly after determination thereof. So long as a Swap Agreement is in effect, the Borrower shall use commercially reasonable efforts to make each Borrowing on a day which constitutes a payment date under such Swap Agreement.

          (iii)  Each Lender shall, before 12:00 noon (New York City time) on the date of any Borrowing, deposit with the Collateral Agent, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of a confirmation by the Collateral Agent of its receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Administrative Agent will instruct the Collateral Agent to apply such funds in accordance with the terms of the Depositary Agreement.

          (iv)  Unless the Administrative Agent shall have received notice from a Lender or the Borrower (the "Payor") prior to the scheduled date on which the Payor is to make payment to the Administrative Agent that, (x) in the case of a Lender, such Lender will not make available to the Administrative Agent such Lender's ratable portion of a Borrowing or, (y) in the case of the Borrower, the Borrower will not make a payment for the account of one or more Lenders to be made hereunder, the Administrative Agent may assume that such Payor has made such portion available to the Administrative Agent on the required date and the Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the recipient of such amounts on such date a corresponding amount. If and to the extent that any Lender (a "Non-performing Lender") shall not have so made such ratable portion available to the Administrative Agent, or the Borrower shall have not made such payment for the account of the Lenders, the Non-performing Lender or the Borrower, as applicable, severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (A) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (B) in the case of such Non-performing Lender, the Federal Funds Rate; provided, that if the Borrower repays such corresponding amount to the Administrative Agent and such Non-performing Lender subsequently makes available its ratable portion of the Borrowing to the Administrative Agent, the Administrative Agent shall promptly make such loan proceeds available to the Borrower. The Administrative Agent shall provide written notice to the Borrower of any Non-performing Lender, provided, however, that provision of such notification shall not be a condition to the Borrower's obligations under this Section 2.03(iv).

          If a Non-performing Lender shall repay to the Administrative Agent such corresponding amount in full (with interest as above provided), then (x) the Administrative Agent shall apply such corresponding amount and interest to the repayment of the Administrative Agent and (y) such amount so repaid shall be deemed to constitute such Non-performing Lender's Advance, made as part of such Borrowing for purposes of this Agreement as if funded concurrently with the other Advances comprising part of such Borrowing and such Non-performing Lender shall forthwith cease to be deemed a Non-performing Lender.

          (v)  The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, and the Borrower reserves all rights with respect to such Lender for its failure to make such Advance, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

        Conversion.    The Borrower may from time to time elect to Convert any Advance (or portion thereof) of any Type to one or more Advances of the same or any other Type on the following terms and subject to the following conditions:

        Each such Conversion shall be made as to all Advances comprising a single Borrowing, on notice given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion, in the case of any such Conversion into LIBOR Rate Advances, or on the Business Day of the proposed Conversion, in the case of any such Conversion into Base Rate Advances, by the Borrower to the Administrative Agent, who shall give each Lender prompt notice thereof. Each such notice of Conversion (a "Notice of Conversion") shall be in substantially the form of Exhibit 2.03(b)(i), specifying therein the requested (1) date of such Conversion, (2) Type of, and, with respect to LIBOR Rate Advances, Interest Period applicable to, the Advances (or portions thereof) proposed to be Converted, (3) except in the case of a Conversion described in subsection (iv), below, Type of Advances to which such Advances (or portions thereof) are proposed to be Converted, (4) in the case of a Conversion to LIBOR Rate Advances, initial Interest Period to be applicable to the Advances resulting from such Conversion and (5) aggregate amount of Advances (or portions thereof) proposed to be Converted. In the case of a proposed Conversion into LIBOR Rate Advances, the Administrative Agent shall promptly notify each Lender of the interest rate to be applicable to the Advances resulting from such Conversion pursuant to Section 2.03(b)(ii) promptly after determination thereof.

        LIBOR Rate Advances may not be Converted on a date other than the last day of the Interest Period then applicable thereto, unless (i) the corresponding amounts, if any, payable to the Lenders pursuant to Section 4.07 are paid contemporaneously with such Conversion and (ii) such corresponding amounts, if any, required to be so paid, are paid only from cash contributions to the equity of the Borrower made for such purpose at such time.

        No Conversion may be requested by the Borrower hereunder unless made in compliance with this Section 2.03.

        Any selection by the Borrower of a longer or shorter Interest Period to be applicable to any LIBOR Rate Advance shall be deemed a Conversion pursuant to this Section 2.03, shall be governed by the terms and conditions hereof and shall be notified to the Administrative Agent as herein provided. If no Notice of Conversion in respect of an Advance is received by the Administrative Agent prior to the end of any Interest Period as provided in subsection (a)(i), above, such Advance shall be Converted to a Base Rate Advance.

        No Conversion to a LIBOR Rate Advance shall be made (i) so long as an Borrower Event of Default has occurred and is continuing and the Administrative Agent has determined that such Conversion is not appropriate or (ii) after the date that is one month prior to the Maturity Date.

  Other Terms Relating to the Making and Conversion of Advances.

        Anything in Section 2.01 or 2.02 to the contrary notwithstanding:

        at no time shall more than four different Interest Periods be in effect as to outstanding Borrowings hereunder;

        each Borrowing hereunder (whether from the making or Conversion of Advances hereunder, or both) which is to be comprised of LIBOR Rate Advances shall be in a minimum aggregate principal amount no less than $1,000,000; and

        no Lender having a Working Capital Commitment shall be obligated to make a Working Capital Advance if, on and after the first anniversary of the Second Completion Date, on the date of any such requested Advance, there shall not have been, during the immediately preceding twelve month period, at least one thirty (30) consecutive day period during which no Working Capital Advances were outstanding.

        Each Notice of Borrowing and Notice of Conversion shall be irrevocable and binding on the Borrower after delivery thereof. In the case of any Borrowing which the related Notice of Borrowing or Notice of Conversion specifies is to be comprised of LIBOR Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing or Notice of Conversion for such Borrowing the applicable conditions (if any) set forth in this Article II (other than failure pursuant to the provisions of Section 2.03(b) or (c)) or in Article V, including any such loss (including loss of anticipated profits where such failure shall not have been beyond the reasonable control of the Borrower), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

        So long as any Swap Agreement is in effect with respect to any Advances, the Borrower shall maintain as LIBOR Rate Advances having Interest Periods corresponding to the payment dates under such Swap Agreement an aggregate amount of Advances at least equal to the notional amount then in effect under such Swap Agreement, except to the extent that the Borrower would be prevented from complying with this Section 2.03(c)(iii) by operation of Section 2.01, subsections (i) or (ii) of this Section 2.03(c) or Section 4.02(b).

        Default Interest.    Any principal amounts payable hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to the Default Rate.

THE LETTERS OF CREDIT

        Commitments.    Each Lender irrevocably agrees severally, on the terms and conditions contained in this Agreement, to participate in each Letter of Credit and each Drawing thereunder in an aggregate amount not to exceed the product of (x) such Lender's Percentage and (y) the Aggregate LC Commitment (the foregoing obligations being hereinafter referred to as each Lender's "LC Commitment"). Simultaneously with the issuance of each Letter of Credit, the applicable LC Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the applicable LC Issuer, in each case irrevocably and without any further action by any party, an undivided interest and participation in each Letter of Credit and each Drawing in an amount equal to such Lender's LC Commitment. The Administrative Agent shall promptly advise each Lender of any change in the Outstanding Amount, the Stated Amount or the Expiration Date in respect of each Letter of Credit, the cancellation or other termination of a Letter of Credit and any Drawing; provided, however, that failure to provide such notice shall not limit or impair the rights of the applicable LC Issuer hereunder or under the Loan Documents.

        Amount and Term of Letters of Credit.    (a) On the terms and subject to the conditions set forth herein (i) the Project LC Issuer hereby agrees to issue the Project Letters of Credit to support the Development Projects' security and payment obligations under the Interconnection Agreements and Sithe Fore River's security obligations under the Related Facilities Agreement, and (ii) the DSR LC Issuer hereby agrees to issue the DSR Letter of Credit to support the Borrower's obligation to provide to the Collateral Agent, for the benefit of the Lenders, with the Debt Service Reserve Requirement upon the Second Completion Date, in each case in the applicable Stated Amount. The Letters of Credit shall be effective on the date issued and, unless terminated or early expiring in accordance with their terms, shall expire on the Expiration Date, as the same may be extended. The amount available under each Letter of Credit shall be (i) reduced by the amount of any Drawing thereunder, (ii) reduced by the amount stated in any Reduction Certificate submitted by the Borrower as permitted pursuant to such Letter of Credit and (ii) reinstated, in the case of the DSR Letter of Credit or, prior to issuance of the DSR Letter of Credit, under any Interconnection Security Letter of Credit, in connection with any repayment of a LC Loan advanced as a result of a Drawing thereunder, provided that LC Loans remain available, pursuant to the terms of this Agreement, at the time of such reinstatement.

        Each Letter of Credit shall be issued on not less than three Business Days' prior written notice thereof to the Administrative Agent (which shall promptly distribute copies of such notice to the Lenders) and the applicable LC Issuer. Each such notice (a "Request for Issuance") shall specify (i) the date of issuance and the Expiration Date thereof and (ii) such other information as shall demonstrate compliance of the Letter of Credit with the requirements specified therefor in this Agreement. Such Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower by written notice to the Administrative Agent and the applicable LC Issuer at least two Business Days prior to the proposed date of issuance specified therein. Not later than 11:00 A.M. (New York City time) on the proposed date of issuance specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and other requirements set forth herein, the applicable LC Issuer shall issue such Letter of Credit and provide notice and a copy thereof to the Administrative Agent.

        Reimbursement of LC Issuer.    (a) Subject to Section 3.03(b), the Borrower hereby agrees to pay or cause to be paid to the DSR LC Issuer or the Project LC Issuer, as the case may be, not later than 5:00 P.M. (New York City time) on the Business Day following each date on which such LC Issuer shall pay any amount under any Letter of Credit (the "LC Payment Date") issued by such LC Issuer (but in no event prior to the time of any such payment by such LC Issuer) without requirement for presentation or demand of any kind whatsoever, a sum equal to the amount so paid plus interest at the Base Rate until such amount is reimbursed (including by using the proceeds of an LC Loan); provided, that such LC Issuer shall, promptly inform the Borrower in writing of the amount so paid. The

Borrower's obligation to make payments under this subsection (a), and the right of such LC Issuer to receive the same, are absolute and unconditional as provided in Section 3.03, and the Borrower agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided, that no delay in making any payment shall constitute a default hereunder so long as the Borrower uses the LC Loans to make such payments immediately upon becoming available.

        If the DSR LC Issuer or the Project LC Issuer, as the case may be, shall not have been reimbursed in full for any payment made by such LC Issuer under any Letter of Credit on any LC Payment Date, the Administrative Agent shall promptly notify each other Lender. Each such Lender shall, on the day of such notification, make a loan to the Borrower, by depositing with the Collateral Agent for the account of such LC Issuer, in immediately available funds, an amount equal to the amount of such Lender's participation in such Drawing plus any interest accrued in accordance with clause (a) above. In the event that any Lender fails to make available to the Collateral Agent for the account of such LC Issuer the amount of such loan, such LC Issuer shall be entitled to recover such amount on demand from such Lender together with interest thereon at (i) for the first three (3) days of nonpayment, the Federal Funds Rate and (ii) thereafter, the Federal Funds Rate plus 2.00%. Each loan by a Lender pursuant to this Section 3.03(b) shall be deemed a "LC Loan" under this Agreement. LC Loans which may be made by each Lender shall be evidenced by a LC Loan Note of the Borrower in the form of Exhibit 3.03(b), dated the Closing Date, payable to such Lender for the account of its Lending Office in an aggregate principal amount equal to its LC Commitment and otherwise duly completed. At no time shall the aggregate principal amount of all outstanding LC Loans exceed the Aggregate LC Commitment. The Borrower shall pay interest pursuant to Section 4.05 of the Depositary Agreement on the unpaid principal amount of each LC Loan resulting from a Drawing, from the date of such LC Loan until such principal amount has been repaid in full. Such interest shall be paid at a rate per annum, at the Borrower's option, either, (1) the rate then applicable to Base Rate Project Advances plus 0.125% or (2) the rate then applicable to LIBOR Rate Project Advances plus 0.125%, provided, however, that interest with respect to LC Loans resulting from drawings under either Interconnection Payment Letter of Credit, shall be paid at a rate per annum, at the Borrower's option, either (1) the rate then applicable to Base Rate Project Advances or (2) the rate then applicable to LIBOR Rate Project Advances. The Borrower shall repay the principal amount of each LC Loan as, when and to the extent monies are available for such purpose pursuant to Section 4.05 of the Depositary Agreement, provided, however, that principal owed in connection with LC Loans resulting from drawings under either Interconnection Payment Letter of Credit, shall be payable in installments payable on each Payment Date in accordance with the repayment schedule set forth on Schedule 2.01(e), with any remaining principal, interest, fees and costs due in respect of such LC Loans due and payable on the Maturity Date. All LC Loans shall mature on the Maturity Date.

        In the event that any LC Loan described in Section 3.03(b) cannot for any reason be made on the date otherwise required above (including as a result of the occurrence of an Event of Bankruptcy with respect to the Borrower or any Project Company), then each Lender shall forthwith purchase (as of the date such LC Loan would otherwise have been made) from the applicable LC Issuer a participation in the unreimbursed portion of the Drawing in an amount equal to the product of such Lender's Percentage of the Aggregate LC Commitment multiplied by the amount of the unreimbursed portion of such Drawing. Each Lender's obligation to make each such payment to the applicable LC Issuer shall be absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence or continuance of any Borrower Default, Borrower Event of Default, Project Default or Project Event of Default, or the failure of any other Lender to make any payment under this 3.03(c), and each Lender further agrees that each such payment shall be made without any offset, abatement, withholding, or reduction whatsoever.

        Obligations Absolute.    (a) The payment obligations of the Borrower under this Agreement in respect of any payment under each Letter of Credit and any LC Loans made under Section 3.03(b),

and the right of the LC Issuers to receive the same, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

        any lack of validity or enforceability of any Transaction Document, or any other agreement or instrument relating thereto, or any allegation of invalidity or unenforceability or any contest to the validity or enforceability thereof;

        any amendment or waiver of, or any consent to departure from, any of the Transaction Documents;

        the existence of any claim, set-off, defense or other right which the Borrower may have at any time against BECO, or any other beneficiary, or any transferee, of any Letter of Credit (or any Persons or entities for whom any such beneficiary or any such transferee may be acting), either LC Issuer, any advising bank with respect to any Letter of Credit or any other Person or entity, whether in connection with this Agreement or the transactions contemplated herein, as the case may be, any of the Transaction Documents or any unrelated transaction;

        any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

        payment by either LC Issuer under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit;

        the compromise, settlement, release, modification, amendment (whether material or otherwise) or termination of any or all of the obligations, conditions, covenants or agreements of any Person in respect of any of the Transaction Documents;

        the occurrence, or the failure by any Person to give notice to the Borrower of the occurrence, of any Borrower Default, Borrower Event of Default, Project Default or Project Event of Default or any default under any of the Transaction Documents;

        the assignment or pledging or the purported assignment or pledging of all or any part of the interest of the Borrower of any Collateral or any failure of title with respect to the interest in the Project in any Collateral;

        the waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements of any Person contained in any of the Transaction Documents;

        the extension of the time for payment of the principal of or interest on any of the Advances or any of the other obligations or of the time for performance of any other obligations, covenants or agreements of any Person under or arising out of any of the Transaction Documents;

        the taking or the omission of any of the actions referred to in any of the Transaction Documents;

        the exchange, surrender, substitution or modification of any security for any of the obligations under the Transaction Documents;

        any failure, omission or delay on the part of any Lender, the Borrower, or any other Person to enforce, assert or exercise any right, power or remedy conferred by this Agreement or any other Transaction Document, or any other act or acts on the part of any Lender, the Borrower or any other Person;

        the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of, the marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings that affect, the Borrower, any Project Company or any other party to any of the Transaction Documents;

        the release or discharge by operation of law of the Borrower from the performance or observance of any obligation, covenant or agreement contained in any of the Transaction Documents; and

        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

        Without limiting the effect of subsection (a), above, or any provision hereof, the Borrower agrees with the LC Issuers that:

        each LC Issuer is authorized to make payments under each Letter of Credit issued thereby upon the presentation of the documents provided for therein and, subject to Section 3.04(a)(v), conforming to the requirements thereof, without regard to whether (1) the Borrower has failed to fulfill any of its obligations with respect to any Transaction Document or (2) any Borrower Default, Borrower Event of Default or other default has occurred thereunder or hereunder;

        each LC Issuer shall be entitled to rely upon any certificate, notice, demand or other communication (whether by cable, telegram, telex or other written communication) including any thereof from or purporting to be from any beneficiary of any Letter of Credit, believed by it in good faith to be genuine and to have been signed or sent by the proper Person or Persons (and no such reliance or failure shall place either LC Issuer under any liability to the Borrower or any Lender or limit or otherwise affect the Borrower or any Lender's obligations under this Agreement); and

        any action, inaction or omission on the part of either LC Issuer under or in connection with any Letter of Credit issued thereby or the related instruments or documents, if taken in good faith and in conformity with such laws, regulations or customs as each such LC Issuer may reasonably deem to be applicable, shall be binding upon the Borrower and each Lender (and shall not place either LC Issuer under any liability to the Borrower or any Lender or limit or otherwise affect the Borrower's or any Lender's obligations under this Agreement).

        None of the foregoing provisions of this Section 3.04 and Section 3.05 shall be deemed a waiver of, and the Borrower expressly reserves the right to bring suit against either LC Issuer for, damages arising out of such LC Issuer's gross negligence or willful misconduct as determined by a court of competent jurisdiction.

        Liability of LC Issuers and the Lenders.    The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any of the Letters of Credit. None of the LC Issuers, the Lenders, the Administrative Agent nor any of their respective officers or directors shall be liable or responsible for (a) the use which may be made of any of the Letters of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein proves to be untrue or inaccurate in any respect whatsoever; (c) payment by either LC Issuer against presentation of documents which do not comply with the terms of any of the Letters of Credit issued thereby, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any of the Letters of Credit, except that the Borrower and any Lender shall have a claim against a LC Issuer, and such LC Issuer shall be liable to the Borrower and any Lender, to the extent, and only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower or such Lender as a result of such LC Issuer's willful misconduct or gross negligence as determined by a court of competent jurisdiction (provided, that such LC Issuer's willful failure to pay under any of the Letters of Credit issued thereby shall not constitute gross negligence or willful misconduct if such LC Issuer reasonably and in good faith believed itself to be prohibited by law or legal authority from making such payment). In furtherance and not in limitation of the foregoing, each LC Issuer may accept sight drafts and accompanying certificates presented under any of the Letters of Credit issued thereby that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

        Extension of the Stated Expiration Date.    Thirty (30) days prior to the Stated Expiration Date of any Standby Letter of Credit, such Stated Expiration Date shall be extended for a period of one year from such Stated Expiration Date and shall thereafter be automatically extended in the same manner for additional one-year periods until the Maturity Date. Each Standby Letter of Credit shall terminate upon the earliest to occur of (a) the Stated Expiration Date, as such date may have been extended pursuant to the foregoing sentence, (b) a drawing or drawings under a Standby Letter of Credit by the beneficiary thereof equal to, in the aggregate, the then applicable maximum Stated Amount thereof, which Stated Amount, or any portion thereof, has not been reinstated in accordance with the provisions of Section 3.02(a), and (c) the delivery of a notice of termination of such Standby Letter of Credit to each of the Borrower and the beneficiary of such Standby Letter of Credit by the applicable LC Issuer. Following receipt by each of the Borrower and the beneficiary of the notice described in clause (c) of the preceding sentence, such Standby Letter of Credit shall be terminated on the date specified in such notice.

PAYMENTS

  Payments and Computations.

        The Borrower shall make, or shall direct the Depositary to make, each payment required to be made by the Borrower hereunder and under the other Loan Documents without setoff, deduction or counterclaim not later than 12:00 noon (New York City time) on the day when due in Dollars to the Administrative Agent in immediately available funds. Funds received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day.

        All computations of interest based on the Base Rate and of Fees payable pursuant to Section 4.09 shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All other computations of interest and Fees hereunder (including computations of interest based on the LIBOR Rate) shall be made by the Administrative Agent on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each such determination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error.

        Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and Fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of LIBOR Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

  Prepayments.

        Optional Prepayments.    The Borrower may, at any time upon at least one (1) Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of Advances comprising part of the same Borrowing, in whole or ratably in part, together with (A) accrued interest to the date of such prepayment on the principal amount prepaid and (B) the amounts, if any, payable to each Swap Bank as a result of such prepayment pursuant to any Swap Agreement; provided, however, that (1) each partial prepayment shall be in an aggregate principal amount, in the case of LIBOR Rate Advances, not less than $1,000,000 or whole number multiple thereof and, in the case of Base Rate Advances, not less than $100,000 or whole number multiple thereof, (2) no partial payment of LIBOR Rate Advances shall be permitted unless the remaining principal amount of such Advances having the same Interest Period shall aggregate at least $10,000,000 or shall have been concurrently Converted in accordance with Sections 2.03(b) and (c) and (3) no such prepayment of Advances other than Base Rate Advances shall be permitted unless the corresponding amounts, if any, payable pursuant to Section 4.07 are paid contemporaneously with such prepayment.

  Mandatory Prepayment.

        Concurrently with receipt by the Borrower from any Project Company of amounts constituting a mandatory payment under Section 3.02(a) of the Project Company Guarantee, the same shall be forthwith applied as prepayments in accordance with clause (iii), below.

        If required pursuant to Section 4.09 of the Depositary Agreement to apply all or a portion of amounts on deposit in the Distribution Account, such amounts shall be forthwith applied as prepayments in accordance with clause (iii) below.

        The proceeds of each prepayment required to be made pursuant to clauses (i) and (ii) above, shall be applied to prepay Advances in an aggregate principal amount which, when added to any Swap Claims due in connection with such prepayment, would equal the amount of such proceeds. Swap Claims, if any, shall be payable on each such date of prepayment.

        All prepayments of Advances shall be prepaid in inverse order of maturity of such Advances, provided, however, that any Performance Liquidated Damages (as defined in the EPC Agreements) applied in accordance with Section 4.02(b)(i) shall be applied to reduce outstanding Advances pro rata in accordance with Schedule 2.01(e) attached hereto. The Administrative Agent shall give prompt notice to each Lender of the amount of each prepayment made by the Borrower under this Section 4.02.

        Increased Cost and Reduced Return; Additional Interest; Capital Adequacy.

        Increased Cost and Reduced Return.    If the adoption of any Requirement of Law or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive applicable to such Lender (whether or not having the force of law) of any such Governmental Authority:

        shall subject any Lender (or its Lending Office) to any tax, duty or other charge with respect to its LIBOR Rate Advances, Notes, Commitments or its obligation to make LIBOR Rate Advances, or shall cause the withdrawal or termination of any previously granted exemption with respect to any taxes or shall change the basis of taxation of, or increase the taxes on, payments to any Lender (or its Lending Office) of the principal of or interest on its LIBOR Rate Advances or any other amounts due under this Agreement in respect of its LIBOR Rate Advances or its obligation to make LIBOR Rate Advances (except for any net income taxes imposed on the overall net income of any Lender or its Lending Office by a Governmental Authority in a jurisdiction with which such Lender has a present or former connection unrelated to the transactions contemplated by the Transaction Documents) or imposes taxes or reserves in respect of the unutilized portion of any Lender's Commitment, which in each case occurred as a result of the execution and delivery of this Agreement by such Lender; or

        shall impose, modify or deem applicable any reserve, liquidity, cash margin, special deposit, deposit insurance or assessment or other regulatory or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors, but excluding, with respect to any LIBOR Rate Advance, any such requirement included in an applicable LIBOR Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the London interbank market any other condition affecting its LIBOR Rate Advances, Notes, Commitments or its obligation to make LIBOR Rate

Advances, which in each case would not have occurred but for execution and delivery of this Agreement by such Lender;

and the result of any of the foregoing is to increase the cost to any Lender (or its Lending Office) of making or maintaining any LIBOR Rate Advance or to reduce the amount of any sum received or receivable by any Lender (or its Lending Office) under this Agreement or under its Notes, with respect thereto or to cause that Lender to make any payment or forego any interest, fees or other return on, or calculated by reference to any sum received or receivable by that Lender under this Agreement or Note, as the case may be, by an amount deemed by any Lender, acting reasonably, to be material, such Lender shall promptly notify the Borrower and the Administrative Agent of such event and promptly deliver to the Borrower and the Administrative Agent a certificate setting forth in reasonable detail the amount of that increased cost actually imposed or assessed or that reduction, payment or foregone interest, fees or other return and the basis for the determination of that amount. The determinations of that Lender in such certificate shall be conclusive and binding for all purposes, absent manifest error. Within ten (10) days after demand by that Lender (with a copy to the Borrower and the Administrative Agent), the Borrower shall pay to that Lender the amount shown as due on any such certificate.

        Additional Interest.    In the event that any Lender shall determine (which determination shall be conclusive and binding for all purposes, absent manifest error) at any time that it is required to maintain reserves in respect of LIBOR Rate Advances during any period during which the principal amount of any LIBOR Rate Advance is outstanding (each such period, for such Lender, a "LIBOR Reserve Period"), but only in respect of any period during which any reserve shall actually be maintained by such Lender for its LIBOR Rate Advances as a result of a reserve requirement applicable to it pursuant to regulations of the Board of Governors of the Federal Reserve System in connection with LIBOR Rate Advances, then such Lender shall promptly give notice to the Borrower and the Administrative Agent of such determination, and the Borrower shall directly pay to such Lender additional interest on the unpaid principal amount of such LIBOR Rate Advance during such LIBOR Reserve Period at a rate per annum which shall, during each monthly period applicable to such LIBOR Rate Advance, be the amount by which (x) the LIBOR Rate for such monthly period divided (and rounded upward, if necessary, to the next whole multiple of 1/100 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to such Lender in respect of LIBOR Rate Advances exceed (y) the LIBOR Rate for such monthly period. Any Lender so requesting compensation shall furnish along with such notice a certificate setting forth in reasonable detail the cost actually incurred (or, if such calculation is impractical, reasonable estimate of such cost) to maintain such reserves and the basis for the determination of that compensation. The determinations of the Lender in such certificate shall be binding and conclusive for all purposes, absent manifest error. Additional interest payable pursuant to the immediately preceding sentence shall be paid by the Borrower at the time that it is otherwise required to pay interest in respect of such LIBOR Rate Advance or, if later demanded by any Lender, within ten (10) days after such demand. Each Lender agrees that, if it gives notice to the Borrower and the Administrative Agent of the existence of a LIBOR Reserve Period, it shall promptly notify the Borrower and the Administrative Agent of any termination thereof, at which time the Borrower shall cease to be obligated to pay additional interest to such Lender pursuant to the first sentence of this paragraph until such time, if any, as a subsequent LIBOR Reserve Period shall occur.

        Capital Adequacy.    If (i) the adoption after the date hereof of any generally applicable Law regarding capital adequacy (including, without limitation, a requirement which affects a Lender's (or any Person controlling such Lender) allocation of capital resources to its obligation in respect of that Lender's obligations hereunder), (ii) any change after the date hereof in any such existing law or in the interpretation or administration thereof by any applicable Governmental Authority charged with the interpretation or administration thereof or (iii) compliance by any Lender (or any Person controlling such Lender) with any generally applicable request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on any Lender's (or any Person controlling such Lender) capital as a consequence of any Advance to a level below that which such Lender (or any Person controlling such Lender) could have achieved but for such adoption, change or compliance by an amount deemed by such Lender (or any Person controlling such Lender), acting reasonably, to be material, then within ten (10) days after delivery by such Lender to the Borrower and the Administrative Agent of a certificate setting forth in reasonable detail the amount of such reduced return and the basis for the determination of such amount (which certificate shall be binding and conclusive for all purposes, absent manifest error), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or any Person controlling such Lender) for that amount of reduced return.

        Claims.    Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle any Lender to compensation pursuant to this Section 4.03 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender; provided, however, that the Borrower shall not be obligated to compensate any Lender pursuant to this Section 4.03 for any costs incurred by such Lender more than 90 days before the date such Lender notifies the Borrower of such event.

        Illegality.    If any Requirement of Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request, directive or assertion, applicable to such Lender (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund LIBOR Rate Advances and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make LIBOR Rate Advances, or to convert outstanding Advances into LIBOR Rate Advances, shall be suspended; provided, that such Lender will designate a different Lending Office if such designation will permit the making of LIBOR Rate Advances and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. In the event that the making of LIBOR Rate Advances is suspended, as a result of the circumstances described in this Section 4.04, the affected Lender agrees to accept, in lieu thereof, the conversion of the interest rate on such LIBOR Rate Advance to the Base Rate.

        Basis for Determining Interest Rate Inadequate or Unfair.    If on or prior to the first day of the Interest Period for any LIBOR Rate Advance:

          the Administrative Agent determines, in its reasonable judgment, that deposits in Dollars (in the applicable amounts) are not being offered for any reason to the Administrative Agent in the London Interbank market for such Interest Period, or any Lender, in its reasonable judgment, shall advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lender of making, funding or maintaining its LIBOR Rate Advance for such Interest Period, the Administrative Agent shall forthwith give notice thereof (which notice shall describe in reasonable detail the basis for such determination) to the Borrower and each Lender, whereupon until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Advances, or to convert outstanding Advances into LIBOR Rate Advances, shall be suspended and (ii) each outstanding LIBOR Rate Advance shall be converted into a Base Rate Advance on the last day of the Interest Period applicable thereto; provided, that any Lender making a claim pursuant to clause (b) above will designate a different Lending Office if such designation will permit the making of LIBOR Rate Advances and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

        Assignment.    If the Borrower so requests from and after notice to the Borrower of any compensation due to any Lender under Section 4.03 or 4.10 or the suspension of any Lender from the making of LIBOR Rate Advances under Section 4.04 or 4.05, the Administrative Agent shall arrange an assignment of such Lender's proportionate share of the Total Commitments to an assignee selected by the Borrower (and reasonably acceptable to the Administrative Agent) subject to the provisions below, and such assigning Lender hereby consents to any such assignment. Any assignment or transfer made by a Lender pursuant to this Section 4.06 shall satisfy the following conditions: (i) the Borrower shall promptly pay when due all reasonable fees and expenses of such Lender incurred or to be incurred in connection with such transfer or assignment and (ii) any assignment of all or part of the Total Commitments shall be made without recourse, representation or warranty (other than the representation or warranty that the assignor is the legal and beneficial owner of the interest being assigned, free and clear of any adverse claim), and the Assignee shall pay to the Administrative Agent for the account of the assigning Lender in immediately available funds all amounts outstanding or payable under this Agreement and any other Loan Document to each Lender assigning its interest in the Total Commitments; provided, however, that assignment documentation in form and substance as set forth in Exhibit 10.07(a) hereto shall be deemed acceptable.

        Breakage Costs.    If the Borrower for any reason, including without limitation any prepayment pursuant to Section 4.02 or an acceleration of maturity of the Advances pursuant to Section 8.01, makes any payment of principal with respect to any LIBOR Rate Advance on any day other than the last day of an Interest Period applicable thereto, fails to borrow, prepay or convert any LIBOR Rate Advance after notice has been given to the Lenders in accordance with the terms hereof, or fails to make a payment or a prepayment in the manner and at the time specified in this Agreement, the Borrower shall promptly reimburse any Lender upon demand for any resulting loss, cost or expense incurred by it, including, without limitation, any loss, cost or expense actually incurred in obtaining, liquidating or employing deposits from third parties. Without limiting the foregoing, the Borrower shall indemnify each Lender against any direct loss, cost or expense that any Lender may sustain or incur as a consequence of any event described in the preceding sentence, including, but not limited to, any interest, premium or penalty paid by any Lender to lenders of funds borrowed by it or deposited with it for the purpose of making or maintaining such LIBOR Rate Advance. A certificate as to the amount of any such loss, cost or expense in reasonable detail (specifying the basis of such loss or expense) shall be promptly submitted by such Lender to the Borrower (with copies to the Administrative Agent) and shall be binding and conclusive for all purposes, absent manifest error.

        Sharing of Payments, etc.    If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall transfer such portions of such excess amount to the Administrative Agent for the account of the other Lenders as shall be necessary to cause all Lenders to share ratably in such excess amount. As used herein, the terms ratable and nonratable shall be determined by reference to the respective Percentages of the Lenders.

  Fees.

        The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily unused amount of such Lender's Project Commitment, Working Capital Commitment and LC Commitment from the Closing Date, in the case of each Lender initially a party hereto, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each assignee of such Lender which becomes a Lender in accordance with the terms of this Agreement, until the Maturity Date or until such time as the commitment is cancelled at the rate of 0.375% per annum, payable quarterly in arrears on each Payment Date, commencing on the first such date to occur following the Closing.

        The Borrower further agrees to pay to the Administrative Agent for the account of the LC Issuers a letter of credit fee on the aggregate Stated Amount of all outstanding Letters of Credit (as reduced by drawings thereunder and scheduled reductions in the amount thereof) from the date of issuance of each Letter of Credit, until the Expiration Dates thereof at the rate equal to the then Applicable Margin for LIBOR Rate Advances payable quarterly in arrears on each Payment Date, commencing on the first such date to occur following the initial issuance of any Letter of Credit, with final payment on the final Expiration Date of any Letter of Credit.

        The Borrower further agrees to pay (i) the Lead Arrangers, an arrangement fee, (ii) the Administrative Agent, an annual administration fee and (iii) each LC Issuer, a fronting fee, in the amounts and at the times specified in the Fee Letter.

        The Borrower further agrees to pay for the account of each LC Issuer, such additional nominal administrative fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with such LC Issuer's standard internal charge guidelines.

  Taxes.

        Any and all payments to any Lender, each LC Issuer, the Administrative Agent or the Collateral Agent (each such Lender, LC Issuer, Administrative Agent or Collateral Agent, a "Payee") by or on behalf of the Borrower hereunder or under any other Transaction Document shall be made free and clear of and without reduction or withholding for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all interest, penalties, and other liabilities imposed with respect thereto, imposed by or on behalf of any Governmental Authority, excluding (x) any net income taxes (or franchise or similar taxes imposed in lieu of net income taxes) imposed on a Payee's overall net income, or (y) other taxes imposed by a jurisdiction on such Payee to the extent such taxes would not have been imposed but for a present or former connection between such Payee and such jurisdiction unrelated to the transactions contemplated by the Transaction Documents (all such taxes, duties, levies, imposts, deductions, charges, fees, withholdings, interest, penalties and other liabilities, collectively or individually, howsoever imposed and not excluded under clause (x) or (y) above being hereinafter referred to as "Covered Taxes"). If the Borrower shall be required by law to withhold or deduct any Covered Taxes from or in respect of any sum payable hereunder or under any other Transaction Document to any Payee, (i) the sum payable shall be increased by an amount as may be necessary so that after making all required withholdings (including withholdings applicable to additional sums payable under this Section 4.10), such Payee receives an amount equal to the sum it would have received had no such reduction or withholding been made, (ii) the Borrower shall make such reduction or withholding and (iii) the Borrower shall pay the full amount withheld to the relevant Governmental Authority or other authority in accordance with Requirement of Law. In addition, the Borrower agrees to pay to the relevant Governmental Authority or other authority in accordance with Requirement of Law any present or future stamp, recording or documentary taxes, or any other excise or property taxes, charges or similar levies that arise under the laws of any jurisdiction from any payment made hereunder or under any other Transaction Document or from the execution, delivery, registration, performance or otherwise with respect to this Agreement or any other Transaction Document. Each Lender that is not a United States person (within the meaning of Section 7701(a)(30) of the Code) (a "Foreign Lender") shall make reasonable effort to notify the Borrower of any such taxes referred to in the preceding sentence that are imposed in the jurisdiction in which such Foreign Lender is organized and, if its lending office (relating to transactions contemplated by the Transaction Documents) is located outside the United States, in the jurisdiction in which such lending office is located, to the extent such Foreign Lender is aware of such taxes.

        The Borrower shall indemnify each relevant Payee, on an after-tax basis, for the full amount of Covered Taxes paid by such Payee or any liability arising therefrom or with respect thereto (including, without limitation, reasonable attorneys' fees and expenses and other fees and expenses), whether or not such Covered Taxes were correctly or legally asserted by the relevant Governmental Authority. Each Payee shall give notice to the relevant Borrower of the assertion of any claim against such Payee relating to such Payee's Covered Taxes as promptly as is practicable after being notified of such assertion; provided, that any failure to notify the Borrower promptly of such assertion shall not relieve the Borrower of its obligation under this Section 4.10, provided, however, that the Borrower shall not be obligated to make an indemnity payment to a Payee in respect of penalties, interest and other similar liabilities attributable to any Covered Taxes (but shall not be relieved of the obligation to make an indemnity payment for the relevant Covered Taxes) if (i) written demand therefor has not been made by such Payee within ninety (90) days from the date on which such Payee received written notice of the imposition of Covered Taxes by the relevant taxing or Governmental Authority (except in the case where the ultimate amount of the Covered Taxes could not be determined within such 90-day period), but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by the Payee in making such written demand or (ii) such penalties, interest and other liabilities are solely attributable to the gross negligence or willful misconduct of the Payee or its Affiliates as determined by a court of competent jurisdiction. Payments by the Borrower pursuant to this indemnification shall be made within twenty (20) days after the date the Payee makes written demand therefor (submitted through the Administrative Agent), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. A certificate as to the amount of such payment or liability prepared by such Payee, absent manifest error, shall be final, conclusive and binding for all purposes.

        As soon as practicable after the date of any payment of Covered Taxes by the Borrower to the relevant Governmental Authority, the Borrower shall furnish to the Administrative Agent, who will then forward it to each affected Payee, the original or a certified copy of a receipt or other certificate issued by such Governmental Authority (or, if such copy or certificate is not available, any other evidence of payment reasonably satisfactory to the Agent and such affected Payee or Payees) evidencing payment thereof and identifying the Covered Taxes paid. The Borrower shall compensate each Payee for all reasonable losses and expenses sustained by such Payee as a result of any failure by the Borrower to so furnish such original or copy of such receipt or certificate.

        Each Payee shall, (i) on the date such Payee becomes a party to this Agreement and (ii) before expiration of a previously delivered form, certification or document, from time to time within 30 days after the reasonable written request of the relevant Borrower, provide to the Borrower two (2) copies, appropriately completed, of any form, document or other certification necessary for such Payee to be exempt from, or entitled to a reduced rate of, Covered Taxes on payments pursuant to this Agreement or any other Transaction Document (including, in the case of each Foreign Lender, an IRS Form W-8BEN or W-8ECI, as applicable, plus, in the case of a Foreign Lender claiming a portfolio interest exemption, a certificate as to its non-bank status (in the form attached hereto as Exhibit 4.10(d))) and such additional statements and forms as may be reasonably requested by the Borrower from time to time; provided, however, that no Payee shall have any obligation to provide any form, document or other certification if (i) the Payee is not entitled under Requirement of Law to provide such form, document or other certification or (ii) the provision of such form, document or other certification would prejudice the interests of such Payee or its Affiliates (as reasonably determined by such Payee in its reasonable judgment).

        Notwithstanding anything to the contrary in this Section 4.10 or any other provision of this Agreement, the Borrower shall not be required to pay any Covered Taxes to or on behalf of any Payee to the extent that such Payee shall fail to comply with the requirements of Section 4.10(d) and, as a result of such failure, the Borrower is required by law to withhold Covered Taxes from any payment to be made to or for the benefit of such Payee.

        If a Payee receives a refund of any Covered Tax from the jurisdiction imposing such tax, for which Covered Tax a payment has been made by the Borrower pursuant to this Section 4.10 which refund in the reasonable judgment of such Payee is allocable to such payment by the Borrower made under this Section 4.10, the amount of such refund, net of all out-of-pocket or other expenses (including any taxes on a refund or on interest received or credited) such Payee reasonably determines to have been incurred in connection with obtaining such refund, shall be paid over to the Borrower; provided, however, that the Borrower, upon the request of such Payee, agrees to repay the amount paid over to the Borrower (plus penalties, interest and other charges) to such Payee in the event such Payee is required to repay such refund with respect to which a payment was made by such Payee to the Borrower. Notwithstanding anything to the contrary in this Section 4.10, such Payee shall have no obligation to cooperate with respect to any contest (or continue to cooperate with respect to any contest), or seek or claim any refund, if such Payee reasonably determines that its interests would be adversely affected by so cooperating (or continuing to cooperate) or by seeking or claiming any such refund.

        If the Borrower is required to pay additional amounts to or for the account of any Payee pursuant to this Section 4.10, then such Payee shall, at the request of the Borrower, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such Covered Taxes which may thereafter accrue, and (ii) in such Payee's sole discretion, is determined not to be otherwise disadvantageous to such Payee, provided, that the fees, charges, costs and expenses that are related to such change shall be borne by the Borrower (and the mere existence of such expenses, fees or costs shall not be deemed to be disadvantageous to the Payee). Further, each Lender will consider in good faith any reasonable requests by the Borrower to take actions to reduce or eliminate any Covered Taxes that are indemnifiable hereunder, but no Lender shall be obligated to take any such action that it determines in its sole discretion to cause it to bear unindemnified risk or exposure or that is contrary to the commercial interest of such Lender.

        Nothing contained in this Section 4.10 shall require any Payee to make available any of its tax or information returns (or any other information that it deems to be confidential or proprietary).

        The obligations of the Borrower under this Section 4.10 shall survive the termination of this Agreement and the repayment of the Obligations and all amounts due under or in connection with this Agreement or any other Transaction Document.

CONDITIONS PRECEDENT

        Conditions Precedent to the Closing Date.    The Closing Date is subject to the satisfaction (or waiver by the Lenders) of each of the conditions listed below. The satisfaction of the conditions set forth in this Section 5.01, including any documents required to be delivered hereunder, must be in form and substance satisfactory to the Lead Arrangers, the Administrative Agent and the LC Issuers. The Administrative Agent and, in the case of the Notes, each Lender shall have received, on or before the Closing Date, the following, each dated such day (except where specified otherwise below), in form and substance satisfactory to the Lead Arrangers:

          The Notes, to the order of the Lenders, respectively, duly executed by the Borrower.

        Copies, certified by a Representative of the Borrower, Sithe, Sithe New England or the relevant Project Company, as the case may be, of each Loan Document, duly executed by each of the parties thereto.

        Copies, certified by a Representative of the Borrower of each Material Project Document (together with all amendments, supplements, change orders, exhibits, annexes and schedules thereto) (other than the Mystic Development Interconnection Agreement and the Related Facilities Agreement), each of which (i) shall be in form and substance reasonably satisfactory to the Lead Arrangers, (ii) shall have been duly authorized, executed and delivered by each Material Project Participant party thereto and (iii) is in full force and effect and no default or event of default thereunder shall have occurred and be continuing.

        Favorable opinions of counsel (set forth on Exhibit 5.01(d)) to the Borrower, the Project Companies, Sithe, Sithe New England and the Material Project Participants (other than Exxon Company, U.S.A. and Boston Gas Company) as to such matters as the Lead Arrangers shall reasonably request.

        Copies, certified by a Representative of the Borrower, of (i) the resolutions of the Management Committee of the Borrower approving or authorizing the execution, delivery and performance of this Agreement, the other Transaction Documents, and all other documents to be delivered hereunder and thereunder to which the Borrower is a party, (ii) the Borrower's Certificate of Formation and the LLC Agreement, and all amendments thereto as in effect on such date, and (iii) all documents evidencing other necessary corporate action, if any, with respect to the execution, delivery and performance by the Borrower of this Agreement and the other Transaction Documents.

        Copies, certified by a Representative of Sithe, of (i) the resolutions of the Board of Directors of Sithe approving or authorizing the execution, delivery and performance of the Sithe Equity Guarantee and the Sithe Undertaking, (ii) Sithe's Certificate of Incorporation and bylaws, and all amendments thereto as in effect on such date, and (iii) all documents evidencing other necessary corporate action, if any, with respect to the execution, delivery and performance by Sithe of the Sithe Equity Guarantee and the Sithe Undertaking.

        Copies, certified by a Representative of Sithe New England, of (i) the resolutions of the Management Committee of Sithe New England approving or authorizing the execution, delivery and performance of the Equity Contribution Agreement and the Distrigas Guaranty, (ii) Sithe New England's Certificate of Formation and the LLC Agreement, and all amendments thereto as in effect on such date, and (iii) all documents evidencing other necessary corporate action, if any, with respect to the execution, delivery and performance by Sithe New England of the Equity Contribution Agreement and the Distrigas Guaranty.

          (i)  With respect to Sithe and Sithe New England, audited annual financial statements for 1999 and quarterly financial statements for the third quarter of 2000, (ii) with respect to each Project Company and the Borrower, a pro forma balance sheet of the Borrower as of the Closing Date (consolidating the pro forma balance sheets for each of the Project Companies), and (iii) with respect to each of Algonquin, Distrigas, WGI, MHI, Raytheon, Cabot LNG and NSTAR (if its audited annual financial statements are publicly available) the most recent audited annual financial statement for such Person. In the case of each of clauses (i), (ii) and (iii), the financial statements shall be provided together with a certificate of an Authorized Officer of each such Person in the form of Exhibit 5.01(h) hereto. The audited financial statements provided by Sithe and its Affiliates shall have been audited by the Auditor or another nationally recognized accounting firm satisfactory to the Lead Arrangers. The financial condition and creditworthiness of each such Person shall be satisfactory to the Lead Arrangers.

        Copies, certified by the relevant Secretary of State or similar authority, of the Certificate of Formation of the Borrower, Sithe, Sithe New England, each Project Company, Sithe Boston Power Services, Sithe New England Power Services and Sithe Power Marketing.

        Copies of certificates of public officials as to the good standing, qualification to do business and tax status of (i) the Borrower (in Delaware and Massachusetts), (ii) Sithe (in Delaware), (iii) Sithe New England (in Delaware and Massachusetts), (iv) each Project Company (in Delaware and Massachusetts) and (v) each Material Project Participant (in its jurisdiction of organization and Massachusetts); but with respect to any of the Material Project Participants (other than any Sithe Affiliate), its failure to be in good standing, to be qualified to do business or to have paid all taxes, shall not impair the satisfaction of this condition precedent.

        Incumbency certificates from a certificate of a Representative of each of the Borrower, Sithe, Sithe New England and each Project Company.

        The absence of any Material Adverse Effect or Project Material Adverse Effect (other than as disclosed to and waived by the Lenders) since December 7, 2000 together with a certificate from a Representative of the Borrower dated the Closing Date to that effect.

        A report of the Independent Engineer with respect to each of the Projects, as to the following matters:

          Government Approvals;

          technical feasibility of the Projects, including their capability to conform with all air permit limits;

          reasonableness of construction costs, construction schedules, major maintenance budgets and payment schedules;

          appropriateness of the Contractors' performance tests and completion undertakings;

          appropriateness of the Project Budgets for the Mystic 8&9 Project and the Fore River Project;

          compliance by the Projects with Environmental Laws, including the status of Governmental Approvals required under Environmental Laws; and

          any Environmental Discharge discovered through reasonable investigation relating to any Project;

          the reasonableness of the technical and operating and maintenance assumptions in the Closing Base Case;

          A report regarding the Projects from the Power Market Consultant;

          A report regarding the fuel arrangements for the Projects from the Fuel Consultant;

          Evidence of payment of all expenses payable by the Borrower pursuant to Section 10.04 and all Fees payable hereunder or under the Fee Letter.

        Copies, certified by a Representative of the Borrower and the applicable Project Company, of each Development Project's Project Budget and Construction Schedule.

            (i)  A report from the Insurance Consultant stating that all insurance policies required under this Agreement and the Project Company Guarantee have been obtained (or, with respect to insurance policies that are to become effective after the Closing Date, will be obtained when so required), are adequate for the Borrower and each of the Projects and contain the respective provisions specified herein or the applicable provisions of the Project Company Guarantee to be contained therein, together with copies or detailed summaries of all such policies.

          (ii)  A certificate of each insurer or its authorized representative certifying to the insurance in effect and that all premium payments on such insurance are current; and

          (iii)  The insurance certificates required to be delivered pursuant to each EPC Agreement and each Interconnection Agreement, which certificates shall, among other things, (x) describe the insurance required to be maintained pursuant to Article 25 of such EPC Agreement or Section 25 of such Interconnection Agreement and (y) state that such required insurance has been obtained and is in full force and effect.

        An American Land Title Association survey map of the Property for each Project prepared and certified as of a date within forty-five (45) days prior to the Closing by a professional land surveyor, on which survey there shall be indicated (i) as to the Mystic Station Project, all buildings, structures and other improvements located on or over the Property for such Project, (ii) as to the Mystic 8&9 Project and the Fore River Project which are currently under construction, the location of all major structures (including any foundations for any to-be-constructed structures) and improvements located on the property for each such Project, (iii) all easements, rights of way, roadways, paths and driveways running across the Property for each Project, (iv) by location and by reference to deed book and page number, all easements appurtenant to the Property for each Project necessary to utilize the Property for each Project in the manner contemplated by the Project Documents, including rights of ingress and egress and (v) that no part of any of the Projects is located within a designated Special Flood Hazard Area as identified by the Secretary of the Department of Housing and Urban Development on the latest available Flood Insurance Rate Maps published by the Federal Emergency Management Agency.

        A search, made reasonably near the Closing Date, of the Uniform Commercial Code filing offices or other registers in each jurisdiction in which the Borrower or any Project Company has an office or in which assets of the Borrower or any Project Company are located, as certified by an Authorized Officer of the Borrower, shall have revealed no filings or recordings with respect to any of the Collateral in favor of any Person other than the Collateral Agent, except (i) Permitted Liens or (ii) Liens which are released (or with respect to which release documentation has been executed and is being held in escrow by counsel to the Arranger for filing pending funding of the Initial Advance). The Administrative Agent shall have received a copy of the search reports received as a result of such search.

        Satisfactory releases from the BECO Acquisition Lenders and the Interim Lenders of their liens on the assets of the Borrower and/or each Project Company to be held in escrow by counsel to the Lead Arrangers pending funding of the Initial Advance;

        Evidence that each Project Company has delivered the "Notice to Proceed" to the Contractor pursuant to and in accordance with its EPC Agreement on or prior to the Closing Date.

        Certificates from a Representative of the Borrower and each of the Project Companies to the effect that (i) there is no injunction, writ, preliminary restraining order or any order of any nature issued by any arbitrator, court or other Governmental Authority applicable to Sithe, Sithe New England, the Borrower or the Project Company, as the case may be, or, to the knowledge of the Borrower or the Project Company, as the case may be, any other Material Project Participant, directing that the transactions provided for herein or in the other Transaction Documents or any of them not be consummated as herein or therein provided, (ii) except as set forth in Schedule 6.01(k), there is no litigation, investigation or proceedings of or before any arbitrator, court or other Governmental Authority pending against the Borrower, Sithe, Sithe New England, the Project Companies, any of the Projects, or, to the Borrower's or the Project Company's, as the case may be, knowledge, pending or threatened against any party to any Transaction Document, in each case with respect to this Agreement or the Transaction Documents or any of the transactions contemplated hereby or thereby, and (iii) with respect to the Borrower, that the operating and technical assumptions included in the Closing Base Case are reasonable and complete in all material respects.

        Copies, certified by a Representative of the Borrower, of any Swap Agreement then in effect, duly executed by each of the parties thereto.

        Evidence of establishment of all Accounts under the Depositary Agreement.

        Delivery of the Risk Management Policy, which shall be in form and substance satisfactory to the Lead Arrangers.

        Delivery of a Closing Base Case that is in form and substance satisfactory to the Lenders.

        Evidence that (i) each Project Company has been determined by FERC to be, or is deemed to be, an "EWG", (ii) each Project is an Eligible Facility, (iii) each Project Company is not a "holding company" or a "public utility company" within the meaning of PUHCA and (iv) each Project Company has obtained from FERC authority to sell power and ancillary services at market-based rates and all waivers of regulations and blanket authorizations customarily granted by FERC to a public utility that sells wholesale power and ancillary services at market-based rates.

        Copies, certified by a Representative of the Borrower, of all material Governmental Approvals which under Requirement of Law is then required to be obtained by or on behalf of the Borrower, each Project Company or its Project in connection with the development, construction, financing, operation or maintenance of such Project, all of which are in full force and effect. All such material Governmental Approvals shall not contain any conditions that, in the reasonable opinion of the Lead Arrangers, are not capable of being satisfied by the Borrower or the Project Companies, as applicable, and no violation shall have occurred thereunder which could reasonably be expected to have a Material Adverse Effect or a Project Material Adverse Effect, as applicable. The Lenders shall be reasonably satisfied with the status of all other material Governmental Approvals relating to the Borrower or any Project, including without limitation, material Governmental Approvals then required under Requirement of Law to be obtained by Material Project Participants in connection with the execution, delivery and performance of their respective obligations under the Material Project Agreements.

        Sithe shall have contributed, or caused to be contributed, at least $929.5 million of equity to the Borrower.

        Copies, certified by a Representative of Sithe Power Marketing, of (i) the resolutions of the General Partner of Sithe Power Marketing approving or authorizing the execution, delivery and performance of the Power Marketing Agreement, the SPM Security Agreement and the SPM Depositary Agreement and all other documents to be delivered hereunder and thereunder to which Sithe Power Marketing is a party, (ii) Sithe Power Marketing's Certificate of Limited Partnership and charter documents, and all amendments thereto as in effect on such date, and (iii) all documents evidencing other necessary partnership action, if any, with respect to the execution, delivery and performance by Sithe Power Marketing of the Power Marketing Agreement, the SPM Security Agreement and the SPM Depositary Agreement.

        Conditions Precedent to the Initial Advance and Issuance of the Letters of Credit.    The obligation of each Lender to make an Initial Advance and the Project LC Issuer to issue an initial Letter of Credit shall be subject to the satisfaction (or waiver by the Lenders) of the conditions precedent set forth below with respect to the Borrower and the applicable Project Company. The satisfaction of the conditions set forth in this Section 5.02, including any documents required to be delivered hereunder, must be in form and substance reasonably satisfactory to the Lenders. The Administrative Agent shall have received, on or before the date of such Initial Advance and issuance of such initial Letter of Credit, the following, each dated such day (except where specified otherwise below), in form and substance satisfactory to the Lenders:

          acknowledgment copies (or facsimile transmissions thereof), dated on or before the date of such initial funding, of Financing Statements (Form UCC-1) satisfactory to the Administrative Agent duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens relating to the Borrower, Sithe Power Marketing and each Project Company created by the Security Documents;

          all certificates (together with stock powers executed in blank) representing all of the outstanding membership interests in each of the Project Companies to be pledged to the Collateral Agent pursuant to the terms of the Borrower Pledge Agreement;

          evidence of the completion of all recordings and filings of the Mortgage and all other actions, as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens relating to the Borrower, Sithe Power Marketing and each Project Company created by the Security Documents. All taxes (including without limitation mortgage recording taxes and recording fees), fees and other charges payable in connection with the foregoing shall have been paid in full by the Borrower.

        One or more paid title insurance policies issued by companies acceptable to the Administrative Agent (with such reinsurance arrangements as are acceptable to the Administrative Agent) in an aggregate amount equal to 60% of the Total Commitment insuring in favor of the Collateral Agent, as agent for the Secured Parties, that each Project Company is the fee owner of the Property for its respective Project, and is vested with good and marketable title on and to its respective Project, and that the Mortgage is a first priority mortgage with respect to such interest, subject only to Permitted Liens and other defects and exceptions acceptable to the Lenders ("Permitted Exceptions"), and which, with respect to each Project:

          shall describe the Property in accordance with the survey delivered in accordance with Section 5.01(s) above;

          shall have attached thereto copies of all instruments that appear as exceptions therein; and

          shall insure, in a manner acceptable to the Lead Arrangers, against loss due to any title defect or encumbrance, condition, restriction, covenant, reservation, easement, interest or claim affecting the relevant Project Company's fee interest in the Property or its ownership interest in the Project, other than the Permitted Exceptions;

          shall contain such endorsements as the Administrative Agent shall reasonably request;

          shall contain no exceptions for filed or unfiled mechanics' or materialmen's liens and shall provide for affirmative coverage over any such liens subsequently filed; and

          shall contain no limitations of coverage (beyond those contained in a standard American Land Title Association mortgagee title policy) unacceptable to the Lenders.

        A certificate from a Representative of the Borrower that:

          The representations and warranties contained in Section 6.01 (other than clause (k) thereof) are true and correct on and as of the date of such Advance or issuance of any Letter of Credit, before and after giving effect to such Advance or issuance of such Letter of Credit and to the application of the proceeds, if any, therefrom, as though made on and as of such date;

          No (A) Borrower Default or (B) Borrower Event of Default has occurred and is continuing, or would result from the making of such Advance or from the application of the proceeds thereof; and

          Except as set forth in Schedule 6.01(k), there is no litigation, investigation or proceedings of or before any arbitrator, court or other Governmental Authority pending against the Borrower or, to the Borrower's knowledge, pending or threatened against the Borrower, Sithe, Sithe New England or any Project Company in connection with the transactions contemplated by the Loan Documents except where such litigation, investigation or proceedings could not reasonably be expected to have a Material Adverse Effect.

        A certificate from a Representative of each Project Company that:

          The representations and warranties contained in Section 3.01 of the Project Company Guarantee (other than clause (i) thereof) with respect to such Project Company are true and correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds, if any, therefrom, as though made on and as of such date;

          No (A) Project Default or Project Event of Default shall have occurred and be continuing or (B) material default or event of default under any Material Project Document with respect to such Project Company has occurred and is continuing, or could result from the making of such Advance or from the application of the proceeds thereof; and

          Except as set forth in Schedule 3.01(i) of the Project Company Guarantee, there is no litigation, investigation or proceedings of or before any arbitrator, court or other Governmental Authority pending against such Project Company or, to such Project Company's knowledge, pending or threatened against any party to any Transaction Document with respect to the Project Company Guarantee or any other Transaction Document with respect to such Project except where such litigation, investigation or proceedings could not reasonably be expected to have a Project Material Adverse Effect.

        Since the Closing Date, no Material Adverse Effect or Project Material Adverse Effect with respect to the Benefiting Project Company shall have occurred and be continuing.

        Copies of releases (with respect to work performed as to which payment has been made or is due and is being paid on the date of such Advance) of mechanics' or materialmen's liens (in substantially the form of Exhibit 5.02(h)) from (and certified by) the Contractor and from all other mechanics and materialmen in privity with any of the Project Companies and which have performed work or supplied material to any of the Projects for an aggregate contract price or invoice price greater than $500,000 during the term of any of the Project Company's leasehold interest in each of their respective Properties, together with copies of all receipts for such work and material.

        Copies of all material Governmental Approvals, that were not required to be obtained by the Project Companies prior to the Closing Date but that are required to be obtained prior to the date of such Initial Advance, and such material Governmental Approvals shall have been duly obtained or made and shall be in full force and effect, and there shall be no challenge of any existing material Governmental Approval by any Governmental Authority or any other person. In addition, the Lenders shall be satisfied in their reasonable discretion, with respect to the status of all material Governmental Approvals relating to the Projects other than those described in the immediately preceding sentence, including without limitation, material Governmental Approvals then required under Requirement of Law to be obtained by Material Project Participants in connection with the execution, delivery and performance of their respective obligations under the Material Project Agreements.

        A Notice of Borrowing in accordance with the terms of this Agreement.

        A certificate from the Independent Engineer in the form of Exhibit 5.03(d).

        Conditions Precedent to Each Subsequent Advance.    The obligation of each Lender or the DSR LC Issuer, as the case may be, to make Advances subsequent to the Initial Advance or to issue the DSR Letter of Credit (such advances or issuance, "Subsequent Advances") shall be subject to the conditions precedent (or waiver by the Required Lenders) with respect to the Borrower and any Benefiting Project Company that (i) since the date of the financial statements of the Borrower and the other Persons delivered pursuant to Section 5.01(h), no Material Adverse Effect shall have occurred, provided, however, that for purposes of this clause (i) only, events resulting from changes or developments in the gas, oil or NEPOOL power markets generally (including changes in market prices) shall not be deemed to have a Material Adverse Effect, (ii) all equity contributions required to be made on or prior to the making of such Advance pursuant to the Equity Contribution Agreement shall have been contributed to the Borrower and (iii) the Administrative Agent shall have received, on or before the day of the making of such Advance or the issuance of the DSR Letter of Credit, the following, each dated such day, in form and substance satisfactory to the Administrative Agent (except that the Notice of Borrowing shall not be required for the issuance of the DSR Letter of Credit) (for purposes of this provision the issuance of the DSR Letter of Credit shall be deemed to benefit all Project Companies):

          A Notice of Borrowing in accordance with the terms of this Agreement.

        Certificates from a Representative of the Borrower and a Representative of the Benefiting Project Company (the statements contained in which shall be true and, to the extent the matter to which the certification is made relates to unaffiliated third parties, may be based on knowledge of the Representative) that:

          The representations and warranties contained in Section 6.01 of this Agreement (other than in clause (k) thereof) are correct on and as of the date of such Advance or issuance of the DSR Letter of Credit, before and after giving effect to such Advance or issuance of such Letter of Credit and to the application of the proceeds, if any, therefrom, as though made on and as of such date (except where failure of such representation or warranty to be true and correct could not reasonably be expected to have a Material Adverse Effect);

          The representations and warranties contained in Section 3.01 of the Project Company Guarantee (other than in clause (i) thereof) with respect to the Benefiting Project Company are correct on and as of the date of such Advance or issuance of the DSR Letter of Credit, before and after giving effect to such Advance or issuance of such Letter of Credit and to the application of the proceeds, if any, therefrom, as though made on and as of such date (except where failure of such representation or warranty to be true and correct could not reasonably be expected to have a Project Material Adverse Effect);

          No Project Event of Default with respect to the Benefiting Project Company, Borrower Event of Default, Material Borrower Default or material default or event of default under any Material Project Document to which the Benefiting Project Company is party has occurred and is continuing, or would result from the making of such Advance or the issuance of the DSR Letter of Credit or from the application of the proceeds thereof;

          There is no litigation, investigation or proceeding of or before any arbitrator, court or other Governmental Authority pending against the Borrower, or, to the Borrower's knowledge, pending or threatened against any party to any Transaction Document or with respect to this Agreement or any of the transactions contemplated therein or herein except where the failure of such representation or warranty to be true and correct could not reasonably be expected to have a Material Adverse Effect;

          There is no litigation, investigation or proceeding of or before any arbitrator, court or other Governmental Authority pending against the Benefiting Project Company, or any Member of any Benefiting Project Company, or, to the Borrower's or the Benefiting Project Company's knowledge, pending or threatened against any party to any Transaction Document or with respect to this Agreement or any of the transactions contemplated therein or herein except where such litigation, investigation or proceeding could not reasonably be expected to have a Project Material Adverse Effect with respect to such Benefiting Project Company; and

          Copies of all material Governmental Approvals that were not required to be obtained by the Project Companies or the Borrower prior to the Closing Date or the Initial Advance or prior Subsequent Advances but that are required to be obtained prior to the date of such Subsequent Advance, and such material Governmental Approvals shall have been duly obtained or made and shall be in full force and effect and there shall be no challenge of any existing material Governmental Approval by any Governmental Authority or any other person.

        A certificate from the Independent Engineer in the form of Exhibit 5.03(d) delivered at the same time as the Notice of Borrowing.

        The Administrative Agent and the Independent Engineer have received, not later three (3) Business Days before the date of the requested Borrowing, a notice of title continuation or an endorsement to the title insurance policy from the title company insuring the Borrower's interest in the Benefiting Project Company's Property updating the title insurance policy to the date of disbursement of the requested Borrowing, showing no intervening liens or encumbrances on the Benefiting Project Company's Property and showing that there has been no change in the state of title and no survey exceptions not theretofore approved by the Lenders or otherwise permitted pursuant to this Agreement which endorsement shall have the effect of increasing the coverage of the title insurance policy by an amount equal to 60% of such loan if the title insurance policy does not by its terms automatically provide for such coverage.

        The Administrative Agent has received, with respect to the Benefiting Project Company's Project, sworn statements, affidavits and assurances of payment by all contractors and materialmen, which shall cover all work, labor and materials, including without limitation, equipment and fixtures of all kinds, in the case of the Contractor's subcontractors, each for a value in excess of $500,000, done, performed or furnished at, for or to the Benefiting Project Company's Project to the date of the last Project Advance and with respect to which Borrower has requested Advances.

        The Administrative Agent has received copies of executed Additional Project Documents.

        Each Additional Project Document is in full force and effect, all representations and warranties contained therein are true and correct in all material respects and no default or event of default has occurred and is continuing thereunder which could reasonably be expected to have a Project Material Adverse Effect.

        The Technical Committee shall have received a monthly report from the Borrower regarding the status of the Gas Lateral and any Alternative Plans, which report shall include a specific representation of the Borrower that it is in compliance with its obligations under Section 7.01(j).

REPRESENTATIONS AND WARRANTIES

        Representations and Warranties of the Borrower.    The Borrower represents and warrants to each Lender, the LC Issuers and the Administrative Agent as follows (such representations and warranties being made as of the Closing Date and, to the extent provided herein, on each subsequent date on which such representations and warranties are made or deemed to be made hereunder):

          The Borrower is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation.

        The Borrower (i) has the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (ii) is authorized to do business as a foreign corporation and is in good standing in each jurisdiction in which it is required to be authorized to do business.

        The Borrower has full power, authority and legal right to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

        The Borrower has taken all necessary action to authorize the execution, delivery, and performance by the Borrower of the Transaction Documents to which it is a party.

        This Agreement and each other Transaction Document to which the Borrower is a party has been duly executed and delivered by the Borrower.

        For Federal income tax purposes, the Borrower is not an association taxable as a corporation.

        This Agreement and each other Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth therein may be limited by equitable principles (regardless of whether enforcement is considered in a court of law or a proceeding in equity).

        Set forth as Schedule 6.01(h) hereto is a list of all Project Companies and, as of the date hereof, a description of their equity interests and the ownership thereof. The Borrower has no subsidiaries other than the Project Companies.

        All equity interests listed on Schedule 6.01(h) currently owned, directly or indirectly, by the Borrower are validly issued, fully paid and nonassessable and are owned, directly or indirectly, by the Borrower free and clear of all liens and encumbrances, except to the extent pledged under the Borrower Pledge Agreement or permitted under Section 7.02(b).

        Neither the execution, delivery or performance by the Borrower of the Transaction Documents to which it is a party, the compliance by the Borrower with the terms and provisions thereof, nor the consummation of the transactions contemplated thereby, will:

          conflict with, contravene, or violate any provision of any Requirement of Law or any Governmental Approval;

          conflict with, or result in any breach of, any of the material terms and conditions of, or result in the creation or imposition of (or the obligation to create or impose), any Lien (except Liens created pursuant to the Security Documents) upon any of the property or assets of the Borrower pursuant to the terms of any agreement or instrument to which the Borrower is a party or by which it or any of its property or assets is bound; or

          conflict with, contravene, or violate any provision of the articles or certificates of formation limited liability company agreements or other organizational documents of, or any Loan Document or other agreement or instrument binding upon, the Borrower unless such conflict, contravention or violation could not reasonably be expected to have a Material Adverse Effect.

        Except as set forth in Schedule 6.01(k), at Closing there is no litigation, action, suit, investigation or proceeding by or before any Governmental Authority or arbitrator pending or affecting or involving or, to the knowledge of the responsible officers of the Borrower, threatened against the Borrower which in the aggregate represents a potential judgement or involves injunctive relief that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 6.01(k), there is no litigation, action, suit, investigation or proceeding by or before any Governmental Authority or arbitrator pending or affecting or involving or, to the knowledge of the responsible officers of the Borrower, threatened against the Borrower which in the aggregate represents a potential judgement in excess of $5 million or involves injunctive relief that could reasonably be expected to have a Material Adverse Effect.

        With respect to the Borrower and its affiliates and, to the Borrower's knowledge with respect to Material Project Participants, there is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental Authority directing that any of the material transactions provided for in any of the Transaction Documents not be consummated as herein or therein provided.

        The Borrower is not in breach of or in default with respect to any order of any court, arbitrator, administrative agency or other Governmental Authority which breach or default could reasonably be expected to have a Material Adverse Effect.

        The financial statements of the Borrower, the Project Companies, Sithe and Sithe New England delivered pursuant to Section 5.01(h) (including the related notes and schedules thereto) were prepared in accordance with GAAP (subject to customary exceptions in the case of unaudited statements) and fairly present the financial condition and the results of operations of such Persons on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments.

        No part of the proceeds of any Advance will be used by the Borrower to purchase or carry any Margin Stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X.

        No Material Borrower Default or Borrower Event of Default has occurred and is continuing.

        The Borrower has filed or caused to be filed all material federal, foreign, state and other tax returns which are required to be filed by it and has paid (prior to their delinquency dates) all material taxes, fees, charges and assessments ("Taxes") which have become due pursuant to such returns or pursuant to any assessment received by it, other than Taxes the payment of which are subject to a Contest and which are listed on Schedule 6.01(q) hereto.

        The Borrower is not conducting any business other than Permitted Business.

        The Obligations of the Borrower constitute direct, unconditional and general obligations of the Borrower which are not subordinated (whether by contract or otherwise) to the claims of any other creditor of the Borrower, other than Permitted Liens and subordination effected by operation of any Requirement of Law.

        The Security Documents create, as security for the Obligations, valid and enforceable and, following any filings to be made in respect thereof, perfected first priority Liens on all of the Collateral, in favor of the Collateral Agent for the ratable benefit of the Secured Parties, subject to no Liens other than Permitted Liens. All Governmental Approvals, if any, necessary or desirable to perfect such Liens have been duly effected or taken and all fees and expenses required to be paid in connection with the filing or obtaining of such Governmental Approvals have been paid.

        The Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "public utility company" within the meaning of PUHCA, or (iii) subject to regulation under the Federal Power Act of its rates or ability to issue securities.

        The Borrower and the Project Companies are not, and, by reason of (i) the ownership (direct or indirect) of the Projects or the operation thereof by the Borrower or the Project Companies, or (ii) any other transaction contemplated by any Transaction Document, will not be deemed by any Governmental Authority to be, subject to regulation as an "electric utility," "electric corporation," "electrical company," "steam company," "steam utility," "public utility," "public utility company," "public utility holding company," or similar entity within the meaning of any Requirement of Law except that each Project Company is and will be a "public utility" under the Federal Power Act with authority to sell wholesale electric power and ancillary services at market-based rates and with all waivers of regulations and blanket authorizations as are customarily granted by FERC to a "public utility" that sells wholesale power and ancillary services at market-based rates.

        Subject to subsection (x) below, neither the Administrative Agent, the Collateral Agent nor the Lenders will, solely by reason of (i) the ownership (direct or indirect), construction, operation and maintenance of the Projects by the Borrower or the Project Companies as contemplated by the Transaction Documents, (ii) the making of any of the Commitments, (iii) the securing of the Obligations by Liens on the Collateral or (iv) any other transaction contemplated by this Agreement or any other Transaction Document, be deemed by any Governmental Authority to be, or to be subject to regulation as, an "electric utility," "electric corporation," "electrical company," "steam company," "steam utility," "public utility," "public utility company," "public utility holding company," or similar entity within the meaning of any Requirement of Law.

        If the Projects are operated as contemplated by the Project Documents, neither the Administrative Agent, the Collateral Agent nor the Lenders will, solely by reason of ownership or operation of the Project upon the exercise of their remedies under the Security Documents, and without regard to any other activity of the Administrative Agent, the Collateral Agent or any Lender, be deemed by any Governmental Authority to be subject to regulation as an "electric utility," "electric corporation," "electrical company," "steam company," "steam utility," "public utility," "public utility company," "public utility holding company," or similar entity within the meaning of any Requirement of Law, provided that the related Project Company maintains its EWG status or is no longer required under any Requirement of Law to maintain such status in order to be exempt from PUHCA, except that ownership or operation of the Project may subject such owner or operator to regulation as a "public utility" under the Federal Power Act.

        There are no collective bargaining agreements covering the employees of the Borrower or any Multiemployer Plans which would reasonably be expected to have a Material Adverse Effect.

        The Borrower does not maintain or contribute to any Plan, which maintenance or contribution could reasonably be expected to have a Material Adverse Effect.

        As of the Closing Date, the factual statements made to the Lead Arrangers in writing and all documentation furnished to the Lead Arrangers by the Borrower (other than projections and forecasts) taken as a whole including written updated or supplemented information delivered on or prior to the Closing Date are, to the Borrower's knowledge true, correct and complete in all material respects.

        No consent from, authorization by, or registration or filing with, any Person is required for the due execution, delivery, or performance of, any Loan Document by the Borrower or any Project Company,

except (i) those that have already been obtained or made and (ii) filings necessary to create, perfect or retain the perfection of Liens against the Collateral.

COVENANTS OF THE BORROWER

        Affirmative Covenants.    So long as any Note shall remain unpaid, the Letter of Credit shall remain outstanding, any Lender shall have any Commitment hereunder, or any payment Obligation shall remain unpaid, the Borrower shall, unless the Required Lenders shall otherwise consent in writing:

        Records.    Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of applicable Law shall be made of all dealings and transactions in relation to its business and activities.

        Inspection Rights.    Permit officers and designated representatives of the Administrative Agent and each Lender (but with respect to each Lender, not during performance testing) to visit and inspect any of the properties of the Borrower, and to examine the books and records of the Borrower (including, without limitation, the books of record and account of the Borrower), and discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its and their officers, directors and independent accountants, all upon reasonable notice and at such reasonable times as the Administrative Agent may desire. All inspections and visits by the Lenders shall be coordinated through the Administrative Agent, and the Administrative Agent shall attempt to consolidate inspections by multiple Lenders.

        [Intentionally Omitted.]

        Preservation of Existence, etc.    Cause to be done, all things necessary to preserve and keep in full force and effect its limited liability company existence, its good standing in its jurisdiction of formation, its qualification to do business in each other jurisdiction where such qualification is necessary, and, except where failure to maintain the same could not reasonably be expected to have a Material Adverse Effect, its patents, trademarks, tradenames, copyrights, franchises and similar rights.

        Maintenance of Properties.    Keep, or cause to be kept, in good working order and condition, ordinary wear and tear excepted, the properties owned or leased by it, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        Good Title.    Except as may be otherwise permitted pursuant to Section 7.02(c), preserve and maintain good and valid title to, or leasehold interest in, all of the properties and assets owned or leased by it subject to no Liens other than Permitted Liens.

        Taxes.    Pay or cause to be paid when due, all Taxes and all charges, betterments, or other assessments relating to the Collateral, and all other lawful governmental and non-governmental claims required to be paid by the Borrower except to the extent any of the same are subject to a Contest.

        Compliance With Laws.    Comply with all applicable Laws and maintain in full force and effect all Governmental Approvals necessary for the conduct of its business and the operation of the Projects, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

        Compliance with Risk Management Policy; Power Marketing Agreement.    Comply in all material respects with the terms and conditions of the Risk Management Policy and if a Default or Event of Default occurs under the Power Marketing Agreement, pursue, in consultation with the Administrative Agent, all rights and remedies of the Borrower in respect of such Default or Event of Default;

        Gas Lateral.    Use its good faith efforts to proceed promptly to (w) negotiate with Tennessee Gas Company or Algonquin with respect to the construction of the Gas Lateral, (x) prepare all reports and studies required in connection with any Federal, State or local governmental filings which are required for construction of the Gas Lateral, (y) obtain or cause to be obtained all real estate rights-of-way necessary for the Gas Lateral and any other consents from any other Persons necessary in order to construct the Gas Lateral, (z) submit or cause to be submitted all such requisite governmental filings to the appropriate Governmental Authority as promptly as possible, and (aa) take, or cause to be taken, all actions necessary or desirable in order to cause the associated permits and approvals to be issued by the applicable Governmental Authority in as expeditious a manner as possible. The Borrower's obligations under this Section 7.01(j) will terminate, if and when, the Borrower demonstrates to the Technical Committee, in consultation with the Independent Fuel Consultant, that alternative arrangements (which alternative arrangements may consist of satisfactory arrangements with Distrigas) have been secured which provide Sithe Mystic Development access to gas supply and transportation in excess of the quantities which Distrigas is obligated to supply pursuant to the Gas Sales and Purchase Agreement at commercially reasonable rates and which together with the Distrigas supplied gas would provide all of Sithe Mystic Development's gas requirements, such requirements to be consistent with the assumptions used in the Closing Base Case regarding the quantity of fuel for the Mystic 8&9 Project, the nature of the transportation services for the Mystic 8&9 Proejct and the operating parameters of the Mystic 8&9 Project, including those related to availability and dispatch (any such alternative arrangements, an "Alternative Plan").

        [Intentionally Omitted.]

        Revenue Account.    Transfer and deposit, or cause to be transferred and deposited, all Project Revenues received by, or on behalf of, the Borrower from Sithe Power Marketing or otherwise to the Revenue Account.

        Use of Proceeds.    Use or cause to be used the proceeds of the Advances solely in accordance with Section 2.01(b).

        Interest Rate Hedging.    No later than 10 Business Days after Closing, execute and deliver Swap Agreements (in a form substantially similar to Exhibit 1.01G) providing interest rate protection (i) through May 30, 2002, with respect to not less than 70% of the Notional Basis (as defined below) and (ii) from May 31, 2002 through the Maturity Date, with respect to not less than 50% of the Notional Basis. The "Notional Basis" shall equal, at any time, the sum of Project Advances and LC Loans in respect of Drawings under the Interconnection Payment Letters of Credit projected in accordance with the Closing Base Case to be outstanding at such time.

        Negative Covenants.    So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, any Lender shall have any Commitment hereunder, or any payment Obligation shall remain unpaid, the Borrower will not, without the prior written consent of the Required Lenders:

        Permitted Borrower Debt.    Create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Debt, other than the following ("Permitted Borrower Debt"):

          liabilities under the Loan Documents to which the Borrower is a party;

          any Debt of the Borrower outstanding on the Closing Date listed on Schedule 7.02(a) hereto;

          Debt which is pari passu to the Obligations in an amount not to exceed $120,000,000 in the aggregate incurred to pay Project Costs and Financing Costs for any Additional Project so long as (A) the property, contracts, permits and rights that comprise such Additional Project are pledged as collateral for the Obligations and are reasonably acceptable to the Technical Committee and such Additional Project executes a guarantee substantially in the form of the Project Company Guarantee which is reasonably acceptable to the Technical Committee, (B) after giving effect to the incurrence of such indebtedness, (x) the debt-to-equity ratio of such Additional Project does not exceed 60% and (y) the average projected Debt Service Coverage Ratio for the period ending on the Maturity Date is not less than the Closing Base Case, as certified by the Borrower and confirmed by the Technical Committee in consultation with the Independent Engineer and the Power Market Consultant, (C) the proceeds of such indebtedness are contributed to the Person that owns such Additional Project pursuant to a guarantee substantially in the form of the Project Company Guarantee and (D) a customary intercreditor agreement is executed by the Collateral Agent and the provider of such Debt in form and substance reasonably satisfactory to the Technical Committee or appropriate amendments to the Loan Documents are made, in form and substance reasonably satisfactory to the Technical Committee (it being understood and agreed that the Collateral Agent and the Administrative Agent shall be obligated to execute such intercreditor agreement and any appropriate amendments to the Loan Documents upon receipt of written approval thereof by the Technical Committee);

          Debt incurred under any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance or other agreements and arrangements designed to protect against fluctuations in interest rate (with respect to the interest rate payable on the Project Advances and the LC Loans resulting from a drawing on the Interconnection Payment Letters of Credit) entered into by the Borrower other than for speculative purposes;

          surety bonds, performance bonds or similar arrangements with third-party sureties, indemnitors or similar persons obtained or made in connection with a good faith contest;

          trade accounts payable and other Debt for the acquisition of goods, services or rights in the ordinary course of business;

          endorsement of negotiable instruments for collection;

          unsecured Debt incurred in connection with Permitted Hedging Transactions; and

          unsecured Debt in addition to the foregoing in an amount not to exceed $50,000,000 at any given time.

        Liens.    Create, incur, assume or suffer to exist any Lien upon its interests in the Project Companies or other assets, except for (i) Liens for Taxes not yet delinquent or being contested in good faith with adequate reserves being maintained therefor, (ii) Liens arising from judgments or awards so long as an appeal is being prosecuted in good faith with adequate reserves being maintained therefor and (iii) Liens to secure obligations under Swap Agreements and Permitted Borrower Debt described under clauses (i), (ii) and (iii) of Section 7.02(a).

        Mergers, Sales of Assets, Etc.    Merge or consolidate into or with any Person, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, (whether in one transaction or a series of transactions) whether now or hereafter acquired;

        Sale of Interest in Project Companies.    Except as otherwise permitted in the definition of "Change of Control," sell, lease, dispose of or transfer any of its interest in any Project Company.

        Acquisitions, Subsidiaries, Etc.    (i) Acquire by purchase or otherwise any property or assets of, or stock or other evidence of beneficial ownership of, any Person except pursuant to the Transaction Documents, (ii) enter into any partnership or joint venture, or (iii) create or acquire any Subsidiary, provided that the Borrower may create or acquire Subsidiaries in connection with Additional Projects, so long as such Subsidiaries created or acquired in connection with the Additional Projects shall not be acquired or created until the Borrower and each such Subsidiary has executed and delivered to the Administrative Agent a guarantee in substantially the form of the Project Company Guarantee, security documents and all necessary documents, certificates and instruments reasonably requested by the Administrative Agent in form and substance substantially similar to the Loan Documents to which the Borrower and Project Companies are currently a party; provided, further, that any pre-financing development activities involving such Additional Projects shall not be undertaken by any such Subsidiary or if undertaken by any such Subsidiary shall be funded utilizing cash contributed by Sithe or Sithe New England.

        Dividends; Incentive Fee.    Pay any Incentive Fee (as defined in the Power Marketing Agreement) to Sithe Power Marketing or declare or pay any dividends or distributions to its shareholders, or return any capital to its members, or authorize or make any other distribution, payment or delivery of property or cash to its shareholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any stock or other equity interests of the Borrower now or hereafter outstanding (or any options or warrants issued with respect thereto), or set aside any funds for any of the foregoing purposes, except the following ("Permitted Dividends"):

          the Borrower may make, or cause to be made on the date of the Initial Advance, (A) a payment (by way of distribution, reimbursement or otherwise) to Sithe (or any Affiliate thereof) which will be used to repay the BECO Acquisition Loan in an amount equal to $116,561,970.91 (together with accrued interest from February 1, 2001 until the date repaid), (B) a reimbursement to Sithe (or any Affiliate thereof) in respect of certain Pre-Closing Project Costs in an amount equal to $317,298,521.59;

          the Borrower may make all payments required to be made in connection with the Tax Sharing Agreement, provided, that the conditions set forth in Section 4.05(k) of the Depositary Agreement shall have been satisfied;

          within forty-five (45) days of each Distribution Calculation Date (a "Distribution Date"), the Borrower may pay dividends or distributions to its equity holders, and/or any Incentive Fee to Sithe Power Marketing from the cash on deposit in the Distribution Account so long as:

            (A)  the Debt Service Coverage Ratio for each of (x) the twelve month period before the Distribution Calculation Date, calculated on an actual basis (or three months in the case of the first Distribution Calculation Date, or six months in the case of the second Distribution Calculation Date, or nine months in the case of the third Distribution Calculation Date) and (y) the twelve month period after the Distribution Calculation Date (calculated on a projected basis in accordance with Section 7.03(d)) shall be at least 1.50 to 1.00 for a 50% distribution, and at least 1.75 to 1.00 for a 100% distribution, as certified by the Borrower; and

            (B)  the Second Completion Date shall have occurred and either (I) the Gas Lateral shall have been constructed and be fully operational and all governmental approvals required for the operation of the Gas Lateral shall have been obtained or (II) an Alternative Plan shall be in full force and effect, provided that Permitted Dividends may not be paid as described in subclauses (ii) or (iii) of this clause (f) at any time when (w) a Borrower Event of Default or a Material Borrower Default has occurred and is continuing, (x) there exist any unpaid LC Loans in respect of drawings under any Standby Letter of Credit, (y) the Debt Service Reserve Requirement is not satisfied by any combination of (1) cash or cash equivalent, or (2) Acceptable Credit Support, (z) the Major Maintenance/Forced Outage Reserve Requirement is not satisfied by any combination of (1) cash or cash equivalent, or (2) Acceptable Credit Support or (aa) there has occurred and is continuing any event or circumstance described in Section 4.3(i) of the Power Marketing Agreement, regardless of whether the cure period described therein has lapsed. The Borrower shall be required to have certified to the Lenders as to matters set forth in (w), (x), (y), (z) and (aa) on such Distribution Date; provided, further, that if on any Distribution Calculation Date occurring in December, 2004, March 2005, June 2005 and September 2005, the Borrower shall have failed to receive an Investment Grade Rating from two Rating Agencies, one of which shall be S&P or Moody's, (a) Permitted Dividends otherwise permitted above in respect of such Distribution Calculation Date shall be reduced by 50% and (b) 50% of amount on deposit in the Distribution Account as of such Distribution Calculation Date (prior to giving effect to any Permitted Dividends) shall be applied to prepay the Advances in accordance with Section 4.02(b)(ii); provided, further, that if on any Distribution Calculation Date occurring in December, 2005 or thereafter, the Borrower shall have failed to receive an Investment Grade Rating from two Rating Agencies, one of which shall be S&P or Moody's, (a) no Permitted Dividends shall be permitted and (b) 100% of amount on deposit in the Distribution Account as of such Distribution Calculation Date shall be applied to prepay the Advances in accordance with Section 4.02(b)(ii).

        The Borrower may pay dividends or distributions to its equity holders from all Mystic Station Net Revenues received prior to the Second Completion Date provided, that Mystic Station Net Revenues may not be paid as described in this clause (iv) at any time when a Borrower Event of Default or a Material Borrower Default has occurred and is continuing and shall instead be retained in the Mystic Station Revenue Account to be applied in accordance with the terms of the Depositary Agreement.

        Investments in Other Persons.    Lend money or credit or make advances or contributions to any Person, or directly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person or make any investments, except:

          short-term bank deposits, government obligations, money market funds and other similar short-term investments;

          maintenance of the Accounts and the Permitted Investments of the funds on deposit therein;

          Permitted Investments; and

          investments by the Borrower in any Project Company that are permitted or contemplated by the Loan Documents.

        Transactions with Affiliates.    Enter into any transaction or series of related transactions with any Affiliate other than (i) the Transaction Documents and the transactions pursuant to the Transaction Documents in effect on the Closing Date; (ii) the reimbursement of Pre-Closing Project Costs, (iii) the incurrence and repayment of Permitted Borrower Debt and the grant of security interests in connection therewith; (iv) Permitted Dividends; (v) arm's-length transactions in the ordinary course, (vi) transactions that are not material to the transactions contemplated by the Loan Documents, (vii) transactions approved by the Technical Committee, which approval shall not be unreasonably withheld, (viii) transactions pursuant to the Power Marketing Agreement, and (ix) transactions in which the only parties are two or more of the Borrower and the Project Companies or Subsidiaries to the extent the provisions of Section 7.02(e)(iii) hereof have been satisfied. The Borrower shall not, without the consent of the Technical Committee, communicate its satisfaction with any evidence provided by Sithe Power Marketing in accordance with Section 4.3(j)(y) of the Power Marketing Agreement.

        Business.    Enter into or engage in any business other than (a) the ownership (directly and indirectly) and development, construction, operation, expansion, management and financing of the Projects and activities reasonably incidental thereto including the sale of energy and (b) the ownership (directly and indirectly) and construction, operation, expansion, management and financing of any Additional Project (such activities shall expressly exclude pre-financing development activities relating to Additional Projects unless funded through equity contributions from Sithe or Sithe New England).

        Additional Agreements.    Enter into any agreement (other than the Loan Documents as in effect on the Closing Date) which restricts the ability of the Borrower to (i) enter into amendments or modifications of the Transaction Documents, (ii) enter into waivers of material Transaction Documents

(ii) sell, transfer or otherwise dispose of its assets, (iii) create, incur, assume or suffer to exist any Lien upon any of its property, and (iv) create, incur, assume, suffer to exist or otherwise become liable with respect to any Debt.

        Compliance with ERISA.    With respect to any Plan, (i) fail to satisfy the minimum funding requirements of ERISA or the Code; (ii) take any action, or omit to take any action which would give rise to a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that is reasonably likely to subject the Lenders to any material tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA; or (iii) engage in any transactions prohibited by ERISA or have any liabilities, in each case, which would reasonably expected to have a Material Adverse Effect.

Project Company Guarantee; Risk Management Policy; Power Marketing Agreement; SPM Security Documents.

        Cancel or terminate, or agree to or permit any amendment or modification of, the Project Company Guarantee, or grant consents with respect to any obligation thereunder, or waive timely performance or observance by any Person of its obligations under the Project Company Guarantee. The Borrower shall not, nor shall it permit any Project Company to, make any material waiver, modification or amendment to, or permit any material amendment, waiver or modification of, the Risk Management Policy or utilize insurance to cover the First Contingency (as defined therein) without the consent of the Technical Committee; provided, without limitation, that for purposes of this sentence, any waiver, modification or amendment to the stated limits or methodology in the Risk Management Policy shall be deemed material; provided, further, that without the consent of the Technical Committee, the Borrower may increase the historical period utilized for calculation of "value-at-risk" and may, on a one-time basis, convert its "value-at-risk" calculation methodology to a "Monte Carlo" simulation model; provided, further, that if the use of a specified type of insurance to cover the First Contingency (as defined in the Risk Management Policy) is approved by the Technical Committee in accordance with this clause (l), the continuing or subsequent use of such type of insurance shall not be subject to further Technical Committee approval; provided, further, that notwithstanding any of the foregoing, the Borrower shall promptly inform the Administrative Agent in writing of any proposed waiver, modification or amendment to the Risk Management Policy. For one-time waivers of stated limits in the Risk Management Policies, the Technical Committee will endeavor to reply within two (2) Business Days of confirmed receipt of such request. If the requested waiver relates to an exceedance of 10% or less of the applicable limit, Technical Committee approval shall be deemed to have been given if the Technical Committee fails to reply within such two Business Day period. For permanent amendments of stated limits contained in, or all other provisions of, the Risk Management Policies, the Technical Committee will endeavor to reply within 10 Business Days of confirmed receipt of such request.

        cancel, waive or terminate, or agree to or permit any amendment, assignment or modification of, the Power Marketing Agreement, unless such amendment, waiver, modification, cancellation, termination or assignment would not reasonably be expected to have a Material Adverse Effect or the Borrower obtains prior written consent of the Technical Committee to such amendment, waiver, modification, cancellation, termination or assignment.

        cancel, waive or terminate or agree to or permit any amendment, assignment or modification of, or grant any consent (including the consent required pursuant to Section 6.07 of the SPM Depositary Agreement) under any SPM Security Document, provided, however, that execution of any Joinder Agreement contemplated by the SPM Depositary Agreement shall not constitute an amendment or modification thereof and provided, further, that if any amendment or modification to Appendix C (Attribution Protocol) to the Power Marketing Agreement has been approved by the Technical Committee in accordance with clause (ii) of this Section 7.02(l), such consent shall also constitute approval of such amendment or modification for purposes of the SPM Depositary Agreement.

        Profits, Management, Etc.    Enter into any partnership, profit-sharing, royalty agreement or other similar arrangement whereby the Borrower's income or profits are, or might be, shared with any other Person (other than Sithe Power Marketing, Sithe Boston Power Services, Sithe New England Power Services and Sithe), or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person (other than Sithe Power Marketing, Sithe Boston Power Services, Sithe New England Power Services and Sithe).

        Organizational Documents.    Amend or modify, in any material fashion, its certificate of formation or limited liability company agreement.

        Guaranty Obligations.    Create, incur, assume, guarantee or remain liable on any Guaranty Obligations except:

          to the extent any such Guaranty Obligation constitutes Borrower Permitted Debt or Debt allowed under this Agreement;

          in the ordinary course of business and not in connection with the borrowing of money; or

          to the extent such Guaranty Obligation is in favor of the Lenders pursuant to the Loan Documents.

        Margin Stock.    Use any proceeds of the Advances to purchase or carry any margin stock.

        Name Change.    Change its name or location without 15 days' prior written notice to the Administrative Agent.

        Bank Accounts.    Maintain bank accounts other than the Accounts (each of which shall be maintained with the Collateral Agent) and the Permitted Borrower Account.

        Reporting Obligations.    So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, any Lender shall have any Commitment hereunder or any payment Obligation shall remain unpaid, the Borrower shall, unless the Required Lenders shall otherwise consent in writing, furnish to the Administrative Agent:

        Borrower Financial Statements.    (i) Promptly upon completion thereof and in any event within 120 days after the end of each fiscal year of the Borrower, an audited annual financial statement certified by a firm of independent public accountants of recognized international standing, and (ii) promptly upon completion thereof and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited quarterly financial statement.

        [Intentionally omitted.]

        Officer's Certificates.    At the time of the delivery of the financial statements under clause (a) above, a certificate of an Authorized Officer of the Borrower which certifies (i) that such financial statements fairly present the financial condition and the results of operations of the Borrower on the dates and for the periods indicated in accordance with GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments and lack of notes, and (ii) that such Authorized Officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and financial condition of the Borrower during the accounting period covered by such financial statements, and that as a result of such review such Authorized Officer has concluded that no Borrower Event of Default or Material Borrower Default, has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any, Borrower Event of Default or Material Borrower Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof.

        Updated Projections.    At the request of the Administrative Agent, which request may be no more frequent than annually, updated market projections (which, inter alia, shall forecast variable Operating Expenses for the Projects) for the following twelve month period, together with a certificate of the Power Market Consultant and the Fuel Consultant as to the reasonableness of such forecast and its methodology. If such updated market projections are requested by the Administrative Agent, the Borrower shall use such updated projections in determining whether the conditions to Distribution have been satisfied with respect to the next quarter (the "First Quarter") and shall use the methodology adopted by such updated projections in determining whether the conditions to Distribution have been satisfied in each of the three quarters following the First Quarter.

        Certain Events.    Promptly after the Borrower obtains knowledge thereof, written notice of:

          the occurrence of any Borrower Default or Borrower Event of Default specifying the nature thereof and the action which the Borrower is taking and proposes to take with respect to the same;

          any pending or threatened litigation, action, suit, investigation, proceedings by or before any Governmental Authority or arbitrator involving the Borrower involving (A) an amount in dispute in excess of (i) $5,000,000 in respect of any one such proceeding or (ii) $10,000,000 in respect of all such proceedings; or (B) any injunctive or equitable relief;

          the occurrence of any Casualty Event affecting any Project in excess of $5,000,000;

          any cancellation of or material change in the terms, coverage or amounts of the insurance for the Borrower or the Project Companies or a change in the commercial availability of any such insurance that could reasonably be expected to have a Material Adverse Effect; and

          any change in or transfer of ownership interests in the Borrower or the Borrower's interests in any Project Company.

        Other information from time to time, such other information or documents (financial or otherwise) as the Administrative Agent may reasonably request.

BORROWER EVENTS OF DEFAULT

        Borrower Events of Default.    If any of the following events (each of which shall be a "Borrower Event of Default") shall occur and be continuing after the expiration of the grace period, if any, applicable thereto:

        Failure to Make Payments.    The Borrower shall (i) fail to pay or prepay any principal of any Note within five (5) Business Days after the same comes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise or (ii) fail to pay any interest on any Note or any Fees, or any other amount payable under any Swap Agreement with any Swap Bank or under the other Loan Documents within five (5) Business days after the same shall become due and payable;

        Breach of Representation or Warranty.    Any representation or warranty made or deemed made by the Borrower in any Loan Document or in any certificate delivered pursuant thereto shall prove to be false or misleading when made or deemed made if as a result of such falsity or misrepresentation, a Material Adverse Effect occurs or could reasonably be expected to occur and such Material Adverse Effect is not cured or vitiated prior to the 45th day after the date on which such misrepresentation occurred;

        Breach of Loan Document Covenants and Obligations by Borrower.    Other than as described in clause (a) above, the Borrower shall fail to perform or observe any covenant or obligation arising under any Loan Document, provided, that in the case of (1) Borrower Affirmative Covenants (other than covenants set forth in Sections 7.01(d) (existence), (f) (title) (only with respect to material properties and assets), (i) (risk management policy), (l) (Revenue Account) and (m) (use of proceeds)), and (2) Section 7.03 (i) (notice of default)), such failure has not been cured or remedied within 30 days after the Borrower becomes aware of such breach, or if such failure is not susceptible of being remedied within 30 days, such longer period as may be necessary (not to exceed 90 additional days), provided, that as to such extension, the Borrower shall at all times be diligently attempting to remedy such failure and such extension of time could not reasonably be expected to have a Material Adverse Effect, provided, that the Lenders' remedies in connection with a breach by the Borrower of its obligations pursuant to Section 7.01(j) shall be limited to those remedies provided in Section 7.02(f)(iii) and 8.01(h);

        Default Under Other Agreements.    The Borrower shall default in the (i) payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing or (ii) in performance or observance of any other obligation or condition, in each case, with respect to any secured Debt (other than the Obligations) in the aggregate principal amount of $25,000,000 or more; or the Borrower shall default in the (i) payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing or (ii) in performance or observance of any other obligation or condition, or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any Debt (other than the Obligations) in an aggregate principal amount of $10,000,000 or more or any such Debt shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment;

        Bankruptcy, Etc.    An Event of Bankruptcy shall occur with respect to the Borrower, Sithe Power Marketing or Sithe;

        Change in Control.    A Change of Control shall have occurred;

        Clean Up Requirement.    The Clean Up Requirement shall not have been satisfied;

        Gas Lateral.    If by May 30, 2003 neither of the following shall have occurred: (i) the Gas Lateral has been constructed and is fully operational, and all governmental approvals required for the operation of the Gas Lateral have been obtained, or (ii) an Alternative Plan is in full force and effect.

        Dissolution.    Any order, judgment, or decree shall be entered against the Borrower, Sithe Power Marketing or Sithe decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days from the date of entry thereof; or the Borrower, Sithe Power Marketing or Sithe shall otherwise dissolve or cease to exist;

        Judgments.    One or more judgments or decrees shall be entered by a court of competent jurisdiction against the Borrower in an aggregate amount in excess of $75,000,000 and not stayed, satisfied or discharged within sixty (60) days from the date of entry thereof;

        Security Documents.    Any of the Security Documents shall for any reason cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby on any material Collateral (unless such failure has been cured or remedied within ten (10) days from the date of such cessation);

        Compliance with ERISA.    The Borrower shall fail to perform or observe the covenants set forth in 7.02(k) and such failure would reasonably be expected to have a Material Adverse Effect;

        Project Event of Default.    (I) A Material Project Event of Default shall have occurred or (ii) a Project Event of Default not constituting a Material Project Event of Default shall have occurred which Project Event of Default could reasonably be expected to have a Material Adverse Effect;

        Second Completion Date.    The Second Completion Date shall not have occurred on or before the Date Certain;

        Breach of Negative Pledge.    Sithe New England shall have pledged all or any portion of its membership interests in the Borrower;

        Equity Contributions.    So long as Sithe New England continues to have an obligation to fund Contingent Equity Contributions under the Equity Contribution Agreement (and such obligation is not currently cash collateralized or backed by Acceptable Credit Support) and/or Sithe has any remaining payment obligations under the Sithe Equity Guaranty:

        Sithe New England shall fail to perform or observe the terms and conditions of the Equity Contribution Agreement, after giving effect to all grace periods provided therein;

        The Sithe Equity Guaranty shall cease to be valid and binding and in full force and effect;

        Sithe shall fail to perform or observe the terms or conditions of the Sithe Equity Guaranty, provided, however, in the case of a breach of any Original Financial Covenant or New Financial Covenant (defined therein) (X) prior to the making of all Contingent Equity Contributions (a) any cure periods applicable to such breach provided for in the Revolving Credit Facility or the New Revolving Credit Facility, as applicable, shall have expired, (b) the waiver of any such default by the lenders to the Revolving Credit Facility or the New Revolving Credit Facility shall be deemed to cure such default, in the case of any Original Unincorporated Financial Covenant or New Unincorporated Financial Covenant, respectively (as defined in the Sithe Equity Guaranty), and (c) such default hereunder shall be deemed cured if within 15 days following the occurrence of such default Sithe provides Acceptable Credit Support with respect to all remaining obligations of Sithe under the Sithe Equity Guaranty and (Y) thereafter, (a) any cure periods applicable to such breach provided for in the Revolving Credit Facility or the New Revolving Credit Facility, as applicable, shall have expired, (b) the waiver of any such default by the lenders to the Revolving Credit Facility or the New Revolving Credit Facility shall be deemed to cure such default, (c) such default hereunder shall be deemed cured if within 15 days following the occurrence of such default Sithe provides Acceptable Credit Support with respect to all remaining obligations of Sithe under the Sithe Equity Guaranty, and (d) if Sithe shall have received and continues to maintain an Investment Grade Rating from two Rating Agencies, one of which shall be S&P or Moody's, then, notwithstanding any provision of any Loan Document to the contrary, such default shall not constitute a Borrower Event of Default hereunder.

        Sithe Undertaking.    The Sithe Undertaking shall cease to be valid and binding and in full force and effect or Sithe shall fail to perform or observe the terms or conditions thereof, after giving effect to all grace periods provided therein.

        Sithe New England.    For so long as the Distrigas Guaranty shall contain a net worth covenant with respect to Sithe New England and/or a covenant restricting certain asset dispositions by Sithe New England, (I) Sithe New England's net worth (as determined in accordance with GAAP) shall be less than $300 million or (ii) Sithe New England shall have pledged, transferred, assigned, mortgaged, leased, sold or hypothecated the Generating Assets (as defined in the Distrigas Guaranty) in a manner that could have a material adverse impact on Sithe New England's ability to perform fully its obligations under the Distrigas Guaranty (other than to the extent expressly consented to by Distrigas in writing); provided, in the case of clause (ii), that such pledge, transfer, assignment, mortgage, lease, sale or hypothecation (A) could reasonably be expected to have a Borrower Material Adverse Effect and (B) such Default remains unremedied for a period of 150 days.

Then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, upon notice to the Borrower (I) declare the Commitments and the obligation of each Lender to make Advances and of the LC Issuers to issue, extend, or reinstate any amounts under, the Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) declare the Notes, all accrued interest thereon and the Swap Claims, if any, and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes and all such interest and other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (iii) demand that the Borrower immediately pay to the Collateral Agent an amount equal to the remaining amount that can be drawn under all Letters of Credit, whereupon the Borrower shall immediately make such payment to the Collateral Agent, which shall hold such payment as collateral for any amounts then owed or which may become due to the LC Issuers under the Loan Documents, (iv) direct the Collateral Agent to apply any and all amounts on deposit in the Accounts to repayment of the Obligations in accordance with the Depositary Agreement and (v) direct the Collateral Agent to exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein and in the Security Documents or otherwise available to the Administrative Agent, the Collateral Agent, or the Lenders, any or all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York and in effect in any other jurisdiction in which Collateral is located at that time; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the Commitments and the obligation of each Lender to make Advances and of the LC Issuers to issue, or to extend the Expiration Date or otherwise amend or modify, or reinstate any amounts under, the Letters of Credit shall automatically be terminated and (B) the Notes, all such accrued interest and all such other amounts described in clauses (ii) and (iii) above shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Section 8.01 shall affect the obligation of the LC Issuers to make any payment under any Letter of Credit issued by the LC Issuers in accordance with the terms of such Letter of Credit.

THE ADMINISTRATIVE AGENT AND THE TECHNICAL COMMITTEE

        Authorization and Action.    Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by any Loan Document (including enforcement thereof or collection thereunder), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders or, if required by the terms hereof, all Lenders, and such instructions shall be binding upon all Lenders and the LC Issuers; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable Law. The Administrative Agent agrees to deliver promptly to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement or by any Project Company under the terms of the Project Company Guarantee.

        Agent's Reliance, etc.    Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct as found by a court of competent jurisdiction. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts a Lender Assignment or other assignment or transfer documentation entered into by the Lender which is the payee of such Note, as assignor or transferor, and an assignee, as assignee or transferee, as provided in Section 10.07; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with any Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or to inspect the Project or any other property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document or any other instrument or document furnished pursuant hereto or thereto; (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties and (g) shall not be charged with having knowledge of any Borrower Default, Borrower Event of Default, Project Default or Project Event of Default unless provided with written notice thereof.

        BNP PARIBAS and Affiliates.    With respect to its Commitments and the Notes issued to it, BNP PARIBAS shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include BNP PARIBAS in its individual capacity. BNP PARIBAS and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, the Borrower, each Member, any of their respective Affiliates and any Person who may do business with or own securities of the Borrower, a Member or any Affiliate of the Borrower or of a Member, all as if BNP PARIBAS were not the Administrative Agent and without any duty to account therefor to the Lenders.

        Lender Credit Decision.    Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial information referred to in Section 6.01(n) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

        Indemnification.    The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes and the interests in the Letters of Credit then held by each of them (or if no Notes or Letters of Credit are at the time outstanding, ratably according to the respective Percentages of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct as found by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that the Administrative Agent is entitled to reimbursement for such expenses pursuant to Section 10.04 but is not reimbursed for such expenses by the Borrower, as the case may be.

        Successor Administrative Agent.    The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders, with any such resignation or removal to become effective only upon the appointment of a successor Administrative Agent pursuant to this Section 9.06. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall be a Lender or shall be another commercial bank, trust company or insurance company reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender or shall be another commercial bank or trust company reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and the execution and delivery by the Borrower and the successor Administrative Agent of an agreement relating to the annual administration fees to be paid to the successor Administrative Agent as contemplated by Section 4.09(a) in connection with its acting as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

        Technical Committee.    Each Lender hereby appoints and authorizes each of the Lead Arrangers, Credit Lyonnais, The Bank of Nova Scotia and CoBank to act as its technical committee hereunder and under the other Loan Documents (the "Technical Committee") with such powers as are expressly delegated to the Technical Committee by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and the power to appoint each of its additional members. The Technical Committee shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Loan Document, or be a trustee or a fiduciary for any Lender. Notwithstanding anything to the contrary contained herein the Technical Committee shall not be required to take any action which is contrary to this Agreement or any other Loan Documents or any Requirement of Law or exposes the Technical Committee to any liability. All decisions and determinations to be made by the Technical Committee hereunder and under the other Loan Documents shall be made by consent of four of its five members. Borrower and each Lender hereby agrees that the protective provisions set forth in Sections 9.02 through 9.05 shall apply to and protect, mutatis mutandis, each member of the Technical Committee and all determinations, decisions, actions or inactions taken or omitted to be taken by the Technical Committee. In the event that any member of the Technical Committee at any time reduces its Commitment to less than $20,000,000, either the Borrower or the Administrative Agent may request the remaining members of the Technical Committee to have such Lender removed. In the event that any member of the Technical Committee at any time ceases to be a Lender hereunder, is removed pursuant to the immediately preceding sentence or otherwise resigns from the Technical Committee, then the Administrative Agent in consultation with the Borrower, shall appoint a Lender as a successor member to the Technical Committee; provided (I) such Lender shall be a Lender with one of the ten largest Commitments at such time among the Lenders who are not then members of the Technical Committee and (ii) Borrower does not disapprove of such Lender within five (5) Business Days of receipt of notice of such Lender's appointment to the Technical Committee.

MISCELLANEOUS

        Amendments, etc.    No amendment or waiver of any provision of any Loan Document, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (unless the terms of this Agreement or any other Loan Document shall expressly provide that the Technical Committee or the Administrative Agent alone be empowered to approve or otherwise effect such amendment, waiver or consent), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) reduce the principal of, or interest on, the Notes, any Applicable Margin, any payment obligations of the Borrower under Article III or any Fees or other amounts payable hereunder, (b) postpone any date fixed for any payment of principal of, or interest on, the Notes, any payment obligations of the Borrower under Article III or any Fees or other amounts payable hereunder, (c) change the Percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of the outstanding Advances held by Lenders which, in any case, shall be required for the Required Lenders or Required Lenders to take any action hereunder, (d) amend any Loan Document or consent to any amendment of a Project Document in a manner intended to prefer one or more Lenders over any other Lenders, (e) amend this Section 10.01, (f) extend the Date Certain, (g) extend any availability period hereunder, or (h) release any material Collateral (except as expressly provided in any Loan Document) or change any provision of any Security Document providing for the release of Collateral or (I) release any guarantee; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by (I) the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Loan Document and (ii) the LC Issuers in addition to the Lenders required above to take such action, affect the rights and duties of the LC Issuers under any Loan Document.

        Notices, etc.    All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including facsimile communication) and mailed, telecopied, or delivered (I) if to the Borrower, at its address at 335 Madison Avenue, New York, New York 10017, Attention: Treasurer; (ii) if to any Lender, at its address specified under its name on the signature pages hereto, or at the address specified in the Lender Assignment or other transfer or assignment documentation pursuant to which it became a Lender; (iii) if to either LC Issuer, at its respective address specified under its name on the signature pages hereto; and (iv) if to the Administrative Agent, at its address specified under its name on the signature pages hereto; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when telecopied, provided, that the telecopy is followed by a duplicate mailed within 24 hours of such telecopy, and all notices and communications shall be effective five (5) days after when deposited in the mails, except that notices and communications to the Administrative Agent pursuant to Article II or VIII shall not be effective until received by the Administrative Agent. To the greatest extent possible and for the parties' convenience, the parties hereto will deliver ordinary course notices or other documents required to be delivered hereunder by electronic mail.

        No Waiver of Remedies.    No failure on the part of any Lender, the LC Issuers or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

  Costs, Expenses and Indemnification.

        All statements, reports, certificates, opinions and other documents or information required to be furnished by the Borrower to any Secured Party under this Agreement or any other Loan Document shall be supplied without cost to any Secured Party. The Borrower shall pay, on demand (I) all reasonable out-of-pocket costs and expenses, including all reasonable pre-closing costs, of the Administrative Agent, the Lenders and the LC Issuers (including the reasonable fees and disbursements of (A) Dewey Ballantine LLP, special counsel to the Administrative Agent, the Lenders and the LC Issuers and (B) special Massachusetts counsel to the Administrative Agent, the Lenders and the LC Issuers), incurred in connection with (1) the negotiation, preparation, execution and delivery of the Transaction Documents or any waiver or amendment of, or supplement or modification to, the Transaction Documents and (2) the review of any of the other agreements, instruments or documents referred to in this Agreement or relating to the transactions contemplated hereby; (ii) the reasonable fees and disbursements of the Independent Engineer, the Power Market Consultant, the Fuel Consultant and the Insurance Consultant for their services rendered to the Secured Parties from time to time payable under their respective engagement letters approved in writing by the Borrower, subject to maximum reimbursement amounts set forth therein; (iii) all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the ongoing administration of the transactions contemplated hereby; (iv) all reasonable out-of-pocket costs and expenses of the members of the Technical Committee which are incidental to the performance of their duties and responsibilities hereunder; (v) all reasonable costs and expenses of any of the Collateral Agent, the Depositary, the Administrative Agent and members of the Technical Committee or, with respect to clause (4) below, any Secured Party (including reasonable fees and disbursements of their legal counsel) incident to (1) the collection of the Obligations or protection or enforcement of the Obligations during the occurrence and continuation of any Borrower Event of Default, (2) the investigation, or any action in connection therewith, of any Project Default, Borrower Default, Project Event of Default or Borrower Event of Default, (3) the enforcement, collection, protection or preservation of any right or claim under the Transaction Documents (whether through negotiations, legal proceedings or otherwise), or (4) any workout or restructuring of the transactions contemplated by the Loan Documents; (v) the reasonable expenses payable to the Lead Arrangers under any fee letter executed by it and the Borrower; and (vi) any reasonable costs or expenses incurred by the Lead Arrangers, any co-arranger or any Affiliate of either thereof in connection with the syndication of the loans made pursuant hereto.

        The Borrower hereby agrees to indemnify and hold each Lender, the LC Issuers, the Administrative Agent, the Collateral Agent, the Lead Arrangers, each member of the Technical

Committee and their respective officers, directors, employees, professional advisors and Affiliates (each an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorneys' fees and expenses) which any of them may incur or which may be claimed against any of them by any Person by reason of or in connection with consummation of the transactions contemplated by the Commitment Letter dated December 7, 2000 among Sithe and the Lead Arrangers, the Loan Documents or any investigation, litigation or other proceeding relating to the foregoing or any Project (each, a "Project Matter" and, collectively, the "Project Matters"), initiated by a Person other than the parties hereto, other than as a result of the Indemnified Person's gross negligence or willful misconduct as found by a court of competent jurisdiction.

        Without limiting the generality of subsection (b), above, the Borrower further agrees to indemnify and hold harmless each Indemnified Person from and against any and all claims, losses, liabilities, suits, obligations, fines, damages, judgments, penalties, charges, costs and expenses (including reasonable attorneys' fees and disbursements) (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) which may be imposed on, incurred or paid by or asserted against such Indemnified Person in connection with or resulting from any Environmental Discharge relating to any Project (each, an "Environmental Matter" and collectively, the "Environmental Matters") (I) at, upon or under any property of the Borrower or any of its Affiliates or any Project Party by or on behalf of any Person or (ii) by or on behalf of the Borrower or any of its Affiliates or any Project Party at any time and in any place.

        The agreements of the Borrower in subsections (b) and (c), above, shall be in addition to any liabilities that the Borrower may otherwise have and shall apply whether or not a Secured Party or any other Indemnified Person is a formal party to any lawsuit, claim or other proceeding. Solely for purposes of enforcing the agreements set forth in subsections (b) and (c), above, the Borrower hereby consents, to the extent permitted by Law, to personal jurisdiction, service and venue in any court in which any claim or proceeding that relates to a Project Matter or an Environmental Matter is brought against an Indemnified Person.

        The Borrower's obligations under this Section 10.04 shall survive the repayment of all amounts owing to the Lenders under the Notes and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 10.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

        The Lenders agree to indemnify and hold harmless the LC Issuers, the Administrative Agent, the Collateral Agent, the Lead Arrangers and each member of the Technical Committee and their respective officers, directors, employees, professional advisors and Affiliates, in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation, if any, of the Borrower to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent, any Lead Arranger or any member of the Technical Committee in its capacity as such in any way relating to or arising out of this Agreement or any Loan Document, or the performance of its duties and responsibilities hereunder or any action taken or omitted to be taken by the Administrative Agent, any Lead Arranger or any member of the Technical Committee in its capacity as such under or in connection with any of the foregoing; provided, that the Lenders shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result in such Person's gross negligence or willful misconduct as determined by a court of competent jurisdiction. The agreements in this Section 10.04(f) shall survive the payment or satisfaction in full of the Obligations.

  Right of Set-off.

        Upon (I) the occurrence and during the continuance of any Borrower Event of Default and (ii) the granting of the request or consent specified by Section 8.01 to authorize the Administrative Agent to declare the Notes or amounts under the Letter of Credit due and payable pursuant to the provisions of Section 8.01, each Lender and the LC Issuers is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the LC Issuers to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by such Lender or under the Letter of Credit, irrespective of whether or not such Lender or the LC Issuers shall have made any demand under this Agreement or such Notes or under the Letter of Credit and although such obligations may be unmatured; provided, however, that any amounts obtained by any Lender through its right of set-off shall be shared, ratably, by the Lenders. Each Lender each LC Issuer agrees promptly to notify the Borrower after any such set-off and application made by such Lender or either LC Issuer, provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the LC Issuers under this Section 10.05 are in addition to other rights and remedies (including other rights of set-off) which such Lender and the LC Issuers may have.

        The Borrower agrees that, to the extent permitted by applicable Law, it shall have no right of set-off or deduction in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Administrative Agent or any Lender for the Administrative Agent's or such Lender's, as the case may be, breach of this Agreement, gross negligence or willful misconduct as determined by a court of competent jurisdiction, but no Lender shall be liable for the conduct of the Administrative Agent or any other Lender, and the Administrative Agent shall not be liable for the conduct of any Lender.

        Binding Effect.    This Agreement shall become effective when it shall have been executed by the Borrower, the LC Issuers, the Administrative Agent and each Lender whose name appears on the signature pages hereto and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender and the LC Issuers and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.

  Assignments and Participations.

        Assignments.    Each Lender, with the consent of the Borrower (unless a Borrower Event of Default or a Material Borrower Default has occurred and is continuing) and the consent of the Administrative Agent (which consents shall not be unreasonably withheld); may assign to one or more banks, financial institutions, or other entities all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (B) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Lender Assignment with respect to such assignment) shall in no event be less than the lesser of (x) the amount of such Lender's then remaining Commitment and (y) $10,000,000 (except in the case of assignments between Lenders at the time already parties hereto), and (C) each assignee Lender shall comply with and be subject to the requirements of Section 4.10, including submission of the forms required under Section 4.10(d), and (D) the parties to each such assignment shall execute and deliver to the Administrative Agent a duly completed Lender Assignment, together with any Note or Notes subject to such assignment.

Notwithstanding the foregoing, any Lender in the ordinary course of its business and in accordance with Requirements of Law, may at any time assign to any Affiliate thereof without consent of the Borrower or the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Assignment, shall have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

        By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (I) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with copies of the Closing Base Case and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

        Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit 10.07(a), (I) accept such Lender Assignment and (ii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for each surrendered Note a new Note to such assignee in an amount equal to the Commitment assumed by it pursuant to such Lender Assignment and, if the assigning Lender has retained a Commitment hereunder, a new Note or Notes to the assigning Lender in an aggregate amount equal to the Commitment retained by it hereunder. The aggregate principal amount of the new Note or Notes delivered to the assignee and the assigning Lender shall be equal to the aggregate principal amount of such surrendered Note or Notes.

        Participations.    Each Lender may sell participations to one or more banks, financial institutions, or other entities in all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (I) such Lender's obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participating banks, financial institutions or other entities shall be entitled to the cost protection provisions contained in Sections 4.03(a), 4.03(c) and 4.06 only if the Lender from which such participant acquired its participation would have been entitled to such cost protection provisions had such Lender not sold such participation hereunder, (vi) the participating banks, financial institutions or other entities shall not have any right to approve any amendment or waiver of any provision of any Loan Document or to consent to the departure by the Borrower therefrom, unless the approval of all the Lenders is required for such amendment, waiver or consent, (viii) such participations shall in no event be less than the lesser of (x) the amount of such Lender's then remaining Commitment and (y) $5,000,000 (except in the case of assignments between Lenders at the time already parties hereto) and (ix) such Lender shall provide notice of such participation promptly thereafter.

        Disclosure.    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure the assignee or participant or proposed assignee or participant shall agree, in accordance with the terms of Section 10.08, to preserve the confidentiality of any Confidential Information received by it from such Lender.

        Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (I) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of a Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.07(d), any SPC may (I) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interest on any Advances to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 10.07(d) may not be amended or modified without the written consent of the SPC, which consent may not be unreasonably withheld.

        Anything in this Section 10.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating

Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

  Confidentiality; Use of Name.

        In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to the Administrative Agent and the Lenders (each, a "Recipient") written information which is confidential (such information, other than any such information which (I) was publicly available, or known to the Recipient otherwise than through other information previously provided by or on behalf of the Borrower and identified as being confidential, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in confidence (or in violation of his or its obligations to the Borrower), being hereinafter referred to as "Confidential Information"). The Recipient will maintain the confidentiality of any Confidential Information in accordance with such procedures as the Recipient applies generally to information of that nature. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with current or prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective participant's or assignee's entering into an agreement for the benefit of the Borrower as to confidentiality substantially identical to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required or requested (I) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation, (iii) otherwise as required by law or (iv) in order to protect its interests or its rights or remedies hereunder or under the other Loan Documents. In the event of any required disclosure under clause (ii) or (iii), above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable before such disclosure so that the Borrower may make such disclosure on behalf of any Lender or potential Lender, the Administrative Agent, any Secured Party, the Collateral Agent or any participant (to the extent that the Borrower is not prohibited from doing so by Law) or seek a protective order or other appropriate remedy. To the extent that the Borrower does not make such disclosure on behalf of the Person required to make such disclosure, the Person making such disclosure shall furnish only that portion of Confidential Information that it reasonably determines to be required by Law to be furnished and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.

        The Borrower shall not use the name of the Administrative Agent, the Collateral Agent, the LC Issuers, the Depositary or any Secured Party in any advertisement without the express written consent of such party, nor shall the Administrative Agent, the Collateral Agent, the Depositary or any Secured Party use the name of the Borrower in any advertisement (other than any advertisement concerning the transactions contemplated by this Agreement) without the express written consent of the Borrower.

        WAIVER OF JURY TRIAL; Limitation of Liability.    (a) THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

        (b)  No claim shall be made by the Borrower or any Affilitate thereof against any Secured Party, or any of their Affiliates, directors, employees, attorneys, or agents for any special, indirect, consequential, or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort, or duty imposed by law), in connection with, arising out of, or in any way related to the transactions contemplated by this Agreement or the other Loan Documents or any act or omission or event occurring in connection therewith; and the Borrower and each Affiliate thereof hereby waives, releases, and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

        Additional Collateral.    The Lenders agree that any Collateral taken or received by or on behalf of the Lenders as security for the Borrower's obligations under the Loan Documents will be held by the respective holder of such security not only for the benefit of the Lenders but also for the benefit of the other Secured Parties, and that the proceeds of any such security (whether before, during or after the pendency of any proceeding against the Borrower under the Federal Bankruptcy Code) shall be applied in accordance with the terms of the Depositary Agreement, it being understood that the Lenders may release or obtain reimbursement or other payments under the Loan Documents from all or any of such Collateral at any time or from time to time without any consent of, notice to or payment to or for the account of, any Lender or the holder of any Note.

        GOVERNING LAW, ETC.    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE BORROWER, EACH LENDER AND THE ADMINISTRATIVE AGENT EACH (I) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION ARISING OUT OF ANY LOAN DOCUMENT, (II) AGREES THAT ALL CLAIMS IN SUCH ACTION MAY BE DECIDED IN SUCH COURT, (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM AND (IV) CONSENTS TO THE SERVICE OF PROCESS BY MAIL. A FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION IN ANY OTHER COURT.

        Relation of the Parties; No Beneficiary.    No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties thereto.

        No Recourse to Affiliates.    Anything herein to the contrary notwithstanding, and except as expressly provided to the contrary in any Loan Document, the payment of the Obligations by the Borrower and the performance of all other obligations of the Borrower and the Project Companies under this Agreement and the other Loan Documents, and any certificate, notice, instrument or document delivered pursuant hereto or thereto are special obligations of the Borrower or the Project Companies, as the case may be, and, except for Sithe New England's obligation in respect of the Equity Contribution Agreement, Sithe's obligations under the Equity Guarantee, the Sithe Undertaking and the Administrative Services Agreements, Sithe Power Marketing's obligations under the Power Marketing Agreement, the SPM Security Agreement and SPM Depositary Agreement, Sithe New England Power Services under the Sithe Mystic Station O&M Agreement and Sithe Boston Power Services' obligations under the Mystic Development O&M Agreement and the Fore River O&M Agreement, do not constitute a debt or obligation of (and no recourse shall be had with respect thereto to) its members or any of its or their Affiliates, or any shareholder, partner, officer, director, employee, agent, attorney, consultant or controlling person of any such member or Affiliate; except to the extent relating to such member's or such Affiliate's express obligations under any Transaction Document, no action shall be brought against members or any Affiliates of the Borrower or its members, or any shareholder, partner, officer, director, employee, agent, attorney, consultant or controlling person of any thereof as such, and any judicial proceedings a Lender, the Administrative Agent, the Collateral Agent or the LC Issuers may institute against the Borrower shall be limited to seeking the preservation, enforcement, foreclosure or other sale or disposition of the Liens and security interests now or at any time hereafter securing the repayment of the Advances and performance by the Borrower of its other covenants and obligations hereunder and under the other Loan Documents; and, except to the extent relating to any member's or such Affiliate's express obligations under any Transaction Document, no judgment for any deficiency upon the obligations hereunder, or under the other Loan Documents, shall be obtainable by the Administrative Agent, the Collateral Agent, the LC Issuers or any Lender against any of the members or their Affiliates or the Borrower's Affiliates or any shareholder, partner, officer or director of any thereof. Nothing in this Section 10.14 shall be construed so as to prevent the Administrative Agent, the Collateral Agent, the LC Issuers or any Lender from commencing any action, suit or proceeding with respect to the Borrower or causing legal papers to be served upon any member to the extent required to obtain jurisdiction over the Borrower.

        Subject to Section 4.12 of the Depositary Agreement, each payment and transfer to any Affiliate permitted under any Loan Document or Project Document, each Permitted Dividend and each other payment or distribution by the Borrower or any Project Company that is not made in breach of its obligations under the Loan Documents shall be received by the Borrower's and the Project Companies' Members, shareholders and Affiliates free and clear from all Liens granted to the Collateral Agent and all other rights, claims, Liens and interests of any or all of the Lenders and other holders of Obligations or other claims arising from any of the Loan Documents, including any and all avoidance and recovery rights and other claims of any type or description arising in favor of any or all of the Lenders and any such other holders pursuant to any applicable law, all of which are hereby expressly and forever waived and released.

        Execution in Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER

SITHE BOSTON GENERATING, LLC

By
Name:
Title:

Address for Notices:
335 Madison Avenue New York, New York 10017
Attention:	Treasurer
Telephone:	(212) 351-0061
Telecopier:	(212) 351-0813

THE LENDERS

BNP PARIBAS

By
Name:
Title:

By
Name:
Title:

Address for Notices:
787 Seventh Avenue, 31st Floor New York, New York 10019
Attention:	Project Finance—Portfolio Administration Greg Miller/Sean Finnegan
Telephone:	(212) 841-2131/2310
Telecopier:	(212) 841-3219/2203

Domestic Lending Office:
919 Third Avenue, 3rd Floor New York, New York 10022
Attention:	Tecla Hurley
Telephone:	(212) 471-6651
Telecopier:	(212) 471-6697

LIBOR Lending Office:

919 Third Avenue, 3rd Floor New York, New York 10022
Attention:	Tecla Hurley
Telephone:	(212) 471-6651
Telecopier:	(212) 471-6697

CREDIT SUISSE FIRST BOSTON

By
Name:
Title:

By
Name:
Title:

Address for Notices:
Eleven Madison Avenue New York, New York 10010
Attention:	Brian Caldwell
Telephone:	(212) 325-0029
Telecopier:	(212) 325-8321

Domestic Lending Office:

Eleven Madison Avenue New York, New York 10010
Attention:	David Dodd
Telephone:	(212) 325-5541
Telecopier:	(212) 325-8321

5 World Trade Center, 8th Floor New York, New York 10277
Attention:	Jenaro Sarasola
Telephone:	(212) 322-1384
Telecopier:	(212) 335-0593

LIBOR Lending Office:

Eleven Madison Avenue New York, New York 10010
Attention:	David Dodd
Telephone:	(212) 325-5541
Telecopier:	(212) 325-8321

5 World Trade Center, 8th Floor New York, New York 10277
Attention:	Jenaro Sarasola
Telephone:	(212) 322-1384
Telecopier:	(212) 335-0593

CREDIT LYONNAIS

By
Name:
Title:

By
Name:
Title:

Address for Notices:

1301 Avenue of the Americas New York, New York 10019
Attention:	Michael Pepe/Georges Romano
Telephone:	(212) 261-7889/7398
Telecopier:	(212) 261-3421

Domestic Lending Office:
1301 Avenue of the Americas New York, New York 10019
Attention:	Justine Ventrelli
Telephone:	(212) 261-7886
Telecopier:	(212) 261-3421

LIBOR Lending Office:
1301 Avenue of the Americas New York, New York 10019
Attention:	Justine Ventrelli
Telephone:	(212) 261-7886
Telecopier:	(212) 261-3421

THE BANK OF NOVA SCOTIA

By
Name:
Title:

Address for Notices:

One Liberty Plaza, 26th Floor New York, New York 10006
Attention:	Pamela McDougall/Scott Heyer
Telephone:	(212) 225-5073/5622
Telecopier:	(212) 225-5090

Domestic Lending Office:

One Liberty Plaza, 26th Floor New York, New York 10006
Attention:	Hazel Young
Telephone:	(212) 225-5413
Telecopier:	(212) 225-5145

LIBOR Lending Office:

One Liberty Plaza, 26th Floor New York, New York 10006
Attention:	Hazel Young
Telephone:	(212) 225-5413
Telecopier:	(212) 225-5145

ABBEY NATIONAL TREASURY SERVICES plc

By
Name:
Title:

Address for Notices:

26-28 Dorset Square London, NW1 6QG United Kingdom
Attention:	Chris Bassindale/Scott Barnett
Telephone:	(011-44-20) 7612-3346/3454
Telecopier:	(011-44-20) 7487-0543

Domestic Lending Office:

26-28 Dorset Square London, NW1 6QG United Kingdom
Attention:	Sue Hawkins/Sarah Tapping
Telephone:	(011-44-20) 7612-3264/3409
Telecopier:	(011-44-20) 7487-0547

LIBOR Lending Office:

26-28 Dorset Square London, NW1 6QG United Kingdom
Attention:	Sue Hawkins/Sarah Tapping
Telephone:	(011-44-20) 7612-3264/3409
Telecopier:	(011-44-20) 7487-0547

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By
Name:
Title:

Address for Notices:

1177 Avenue of the Americas New York, New York 10036-2798
Attention:	Jowie De La Merced
Telephone:	(212) 801-9778
Telecopier:	(212) 556-4877

Domestic Lending Office:

1177 Avenue of the Americas New York, New York 10036-2798
Attention:	Tessie Amante/Doreen Klingenbeck
Telephone:	(212) 801-9744/9726
Telecopier:	(212) 801-9859

LIBOR Lending Office:

1177 Avenue of the Americas New York, New York 10036-2798
Attention:	Tessie Amante/Doreen Klingenbeck
Telephone:	(212) 801-9744/9726
Telecopier:	(212) 801-9859

BAYERISCHE HYPO-UND VEREINSBANK AG NEW YORK BRANCH

By
Name:
Title:

By
Name:
Title:

Address for Notices:

150 East 42nd Street New York, New York 10017
Attention:	Paul Colatrella
Telephone:	(212) 672-3776
Telecopier:	(212) 672-5516
(By Mail Only) Am Tucherpark 1 80311 Munchen Germany
Attention:	Hilde Lehner

Domestic Lending Office:

150 East 42nd Street New York, New York 10017
Attention:	Gilda Andrews/Milagros Carillo
Telephone:	(212) 672-5742/5568
Telecopier:	(212) 672-5516/6003

LIBOR Lending Office:
150 East 42nd Street New York, New York 10017
Attention:	Gilda Andrews/Milagros Carillo
Telephone:	(212) 672-5742/5568
Telecopier:	(212) 672-5516/6003

BAYERISCHE LANDESBANK, CAYMAN ISLANDS BRANCH

By
Name:
Title:

By
Name:
Title:

Address for Notices:

560 Lexington Avenue New York, New York 10022
Attention:	Jim King/Chris Stolarski
Telephone:	(212) 230-9101/9931
Telecopier:	(212) 230-9117

Domestic Lending Office:

560 Lexington Avenue New York, New York 10022
Attention:	Pat Sanchez
Telephone:	(212) 310-9810
Telecopier:	(212) 310-9930

LIBOR Lending Office:

560 Lexington Avenue New York, New York 10022
Attention:	Pat Sanchez
Telephone:	(212) 310-9810
Telecopier:	(212) 310-9930

CoBANK, ACB

By
Name:
Title:

Address for Notices:

5500 South Quebec Street Greenwood Village, Colorado 80111-1914
Attention:	Gail Nofsinger/Cantleen Reed
Telephone:	(303) 694-5986/740-4101
Telecopier:	(303) 224-2672/224-2590

Domestic Lending Office:

5500 South Quebec Street Greenwood Village, Colorado 80111-1914
Attention:	April Like/Ed Welty
Telephone:	(303) 740-4173/4074
Telecopier:	(303) 740-4021

LIBOR Lending Office:

5500 South Quebec Street Greenwood Village, Colorado 80111-1914
Attention:	April Like/Ed Welty
Telephone:	(303) 740-4173/4074
Telecopier:	(303) 740-4021

DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG

By
Name:
Title:

By
Name:
Title:

Address for Notices:

609 Fifth Avenue New York, New York 10017
Attention:	Daria A. Pishko/Ya-Rou Yang
Telephone:	(212) 745-1545/1568
Telecopier:	(212) 745-1552

Domestic Lending Office:

609 Fifth Avenue New York, New York 10017
Attention:	John O'Shea
Telephone:	(212) 745-1544
Telecopier:	(212) 745-1422

LIBOR Lending Office:
609 Fifth Avenue New York, New York 10017
Attention:	John O'Shea
Telephone:	(212) 745-1544
Telecopier:	(212) 745-1422

FORTIS CAPITAL CORP.

By
Name:
Title:

Address for Notices:

3 Stamford Plaza 301 Tresser Boulevard, 9th Floor Stamford, Connecticut 06901-3239
Attention:	Mohammed Alam/Hendrik Vroege
Telephone:	(203) 705-5830/5745
Telecopier:	(203) 705-5919

Domestic Lending Office:

3 Stamford Plaza 301 Tresser Boulevard, 9th Floor Stamford, Connecticut 06901-3239
Attention:	Marlene Ellis/Peter Testa
Telephone:	(203) 705-5863/5755
Telecopier:	(203) 705-5888

LIBOR Lending Office:

3 Stamford Plaza 301 Tresser Boulevard, 9th Floor Stamford, Connecticut 06901-3239
Attention:	Marlene Ellis/Peter Testa
Telephone:	(203) 705-5863/5755
Telecopier:	(203) 705-5888

GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By
Name:
Title:

Address for Notices:

Bank of Scotland 565 Fifth Avenue New York, New York 10017
Attention:	Steven Gray
Telephone:	(212) 450-0812
Telecopier:	(212) 883-6612

Domestic Lending Office:

Bank of Scotland Loans Administration Orchard Brae House 30 Queensferry Road Edinburgh EH3 2UG United Kingdom
Attention:	Lesley Ross
Telephone:	(011-44-131) 343-7077
Telecopier:	(011-44-131) 343-7080

LIBOR Lending Office:

Bank of Scotland Loans Administration Orchard Brae House 30 Queensferry Road Edinburgh EH3 2UG United Kingdom
Attention:	Lesley Ross
Telephone:	(011-44-131) 343-7077
Telecopier:	(011-44-131) 343-7080

TORONTO DOMINION (TEXAS), INC.

By
Name:
Title:

Address for Notices:

909 Fannin Street, 17th Floor Houston, Texas 77010
Attention:	Carol Brandt
Telephone:	(713) 653-8204
Telecopier:	(713) 951-9921

31 West 52nd Street, 18th Floor New York, New York 10019
Attention:	Frank DeLaney/Betty Chang
Telephone:	(212) 827-7771/
Telecopier:	(212) 827-

Domestic Lending Office:

909 Fannin Street, 17th Floor Houston, Texas 77010
Attention:	Carol Brandt
Telephone:	(713) 653-8204
Telecopier:	(713) 951-9921

LIBOR Lending Office:

909 Fannin Street, 17th Floor Houston, Texas 77010
Attention:	Carol Brandt
Telephone:	(713) 653-8204
Telecopier:	(713) 951-9921

THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH

By
Name:
Title:

Address for Notices:

1251 Avenue of the Americas, 10th Floor New York, New York 10020
Attention:	Anthony Meo
Telephone:	(212) 782-4355
Telecopier:	(212) 782-6442

Domestic Lending Office:

1251 Avenue of the Americas, 10th Floor New York, New York 10020
Attention:	Rolando Uv
Telephone:	(201) 413-8570
Telecopier:	(201) 521-2304/2305

LIBOR Lending Office:

1251 Avenue of the Americas New York, New York 10020-1104
Attention:
Telephone:	(212)
Telecopier:	(212)

NIB CAPITAL BANK N.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

4, Carnegieplein P.O. Box 380 2501 BH The Hague The Netherlands
Attention:	Mr. B.W.H. Kolenburg
Telephone:	(011-31-70) 342-5924
Telecopier:	(011-31-70) 360-7423

Domestic Lending Office:

4, Carnegieplein P.O. Box 380 2501 BH The Hague The Netherlands
Attention:	Matthijs van Nes
Telephone:	(011-31-70) 342-5237
Telecopier:	(011-31-70) 342-5366

LIBOR Lending Office:

4, Carnegieplein P.O. Box 380 2501 BH The Hague The Netherlands
Attention:	Matthijs van Nes
Telephone:	(011-31-70) 342-5237
Telecopier:	(011-31-70) 342-5366

THE SUMITOMO BANK, LIMITED

By
Name:
Title:

Address for Notices:

277 Park Avenue New York, New York 10172
Attention:	Paul Rudewick
Telephone:	(212) 224-4311
Telecopier:	(212) 224-4880

Domestic Lending Office:

277 Park Avenue New York, New York 10172
Attention:	Connie Tsoi
Telephone:	(212) 224-4048
Telecopier:	(212) 224-4391

LIBOR Lending Office:

277 Park Avenue New York, New York 10172
Attention:	Connie Tsoi
Telephone:	(212) 224-4048
Telecopier:	(212) 224-4391

RABOBANK IRELAND plc

By
Name:
Title:

By
Name:
Title:

Address for Notices:

George's Dock House International Financial Services Centre Dublin 1 Ireland
Attention:	Suzanne Whelan
Telephone:	(011-353-1) 607-6147
Telecopier:	(011-353-1) 670-1724

Domestic Lending Office:

George's Dock House International Financial Services Centre Dublin 1 Ireland
Attention:	Lavinia Sweeney
Telephone:	(011-353-1) 607-6143
Telecopier:	(011-353-1) 670-1724

LIBOR Lending Office:

George's Dock House International Financial Services Centre Dublin 1 Ireland
Attention:	Lavinia Sweeney
Telephone:	(011-353-1) 607-6143
Telecopier:	(011-353-1) 670-1724

THE DSR LC ISSUER

BAYERISCHE LANDESBANK GIROZENTRALE, CAYMAN ISLANDS BRANCH

By
Name:
Title:

By
Name:
Title:

Address for Notices:

560 Lexington Avenue New York, New York 10022
Attention:	Jim King/Chris Stolarski
Telephone:	(212) 230-9101/9931
Telecopier:	(212) 230-9117

THE PROJECT LC ISSUER

BNP PARIBAS

By
Name:
Title:

By
Name:
Title:

Address for Notices:

787 Seventh Avenue, 31st Floor New York, New York 10019
Attention:	Letter of Credit Department Anthony Reardon
Telephone:	(212) 841-2290
Telecopier:	(212) 841-2146

787 Seventh Avenue, 31st Floor New York, New York 10019
Attention:	Project Finance—Portfolio Administration Greg Miller/Sean Finnegan
Telephone:	(212) 841-2131/2310
Telecopier:	(212) 841-3219/2203

THE ADMINISTRATIVE AGENT

BNP PARIBAS, as Administrative Agent

By
Name:
Title:

By
Name:
Title:

Address for Notices:

787 Seventh Avenue, 31st Floor New York, New York 10019
Attention:	Project Finance—Portfolio Administration Greg Miller/Sean Finnegan
Telephone:	(212) 841-2131/2310
Telecopier:	(212) 841-3219/2203

EXECUTION VERSION

CREDIT AND REIMBURSEMENT AGREEMENT

Dated as of January 31, 2001

Among

SITHE BOSTON GENERATING, LLC,

as Borrower,

THE LENDERS NAMED HEREIN,

BAYERISCHE LANDESBANK GIROZENTRALE,

as DSR LC Issuer,

BNP PARIBAS,

as Project LC Issuer

and

BNP PARIBAS,

as Administrative Agent

ii

SCHEDULES
Schedule 1	Project Commitment
Schedule 2	Working Capital Commitment
Schedule 3	Letters of Credit Commitment
Schedule 4	Change Orders to EPC Agreements
Schedule 2.01(e)	Repayment Schedule
Schedule 6.01(h)	List of Project Companies and Ownership of Equity Interests in Project Companies
Schedule 6.01(k)	Litigation
Schedule 6.01(q)	Taxes
Schedule 7.02(a)	Existing Debt
EXHIBITS
Exhibit 1.01A	Form of Project Company Guarantee
Exhibit 1.01B	Form of Security Agreement
Exhibit 1.01C	Form of Consent
Exhibit 1.01D	Form of DSR Letter of Credit
Exhibit 1.01E	Form of Interconnection Security Letter of Credit
Exhibit 1.01F	Form of Interconnection Payment Letter of Credit
Exhibit 1.01G	Form of Swap Agreement
Exhibit 2.01(b)	Form of Reallocation Certificate
Exhibit 2.01(c)	Form of Notice of Borrowing
Exhibit 2.01(f)	Form of Project Note
Exhibit 2.02(d)	Form of Notice of Working Capital Borrowing
Exhibit 2.02(g)	Form of Working Capital Note
Exhibit 2.03(b)(i)	Form of Notice of Conversion
Exhibit 3.03(b)	Form of LC Loan Note
Exhibit 4.10(d)	Form of Exemption Certificate
Exhibit 5.01(d)	Forms of Opinions of Counsel to the Borrower, the Project Companies, Sithe, Sithe New England and the Material Project Participants
Exhibit 5.01(h)	Form of Authorized Officer's Certificate
Exhibit 5.02(h)	Form of Release of Liens
Exhibit 5.03(d)	Form of Independent Engineer's Certificate
Exhibit 10.07(a)	Form of Lender's Assignment

iii

ANNEX A

DEFINITIONS

        "Acceptable Credit Support" means any one or more of (1) the DSR Letter of Credit, (2) an irrevocable letter of credit issued by a bank or other financial institution with a rating of at least A3 by Moody's or at least A- by S&P naming Sithe or any affiliate thereof (other than the Borrower or a Project Company) as the account party, and (3) a guarantee from Sithe or an affiliate thereof (other than the Borrower or a Project Company) that is rated at least Baa3 by Moody's and at least BBB- by S&P and is reasonably acceptable to the Administrative Agent.

        "Accounts" has the meaning set forth in the Depositary Agreement.

        "Additional Project" means (1) the Medway Project or (2) with the approval of the Technical Committee, any other electric generating facility developed by Borrower or an affiliate of the Borrower after the Closing Date, in each case together with all real property rights, contracts, Governmental Approvals and other property and rights associated with such facility.

        "Additional Project Documents" means, in respect of any Project, any Project Document entered into by or on behalf of the related Project Company after the Closing Date (excluding agreements entered into by Sithe Power Marketing, Sithe New England Power Services, Sithe Boston Power Services or Sithe under the Power Marketing Agreement, the O&M Agreements or the Administrative Services Agreements, as the case may be); provided, that "Additional Project Document" shall not include agreements entered into (i) for a term of less than 6 months, or (ii) with an annual cost or value of less than $5,000,000 (for the avoidance of doubt, power and fuel agreements meeting the foregoing specifications shall be deemed not to be Additional Project Documents).

        "Administrative Agent" means BNP PARIBAS.

        "Administrative Services Agreements" means collectively, the Sithe Mystic Administrative Services Agreement, the Mystic Development Administrative Services Agreement and Fore River Administrative Services Agreement.

        "Advance" means, as the context requires, a Project Advance, a Working Capital Loan or an LC Loan, and refers to a Base Rate Advance or a LIBOR Rate Advance (each of which shall be a "Type" of Advance).

        "Affiliate" means, with respect to any Person, any Subsidiary of such Person or any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person including, in each such case, any director or officer of such Person. A Person shall be deemed to control a corporation, limited liability company, or partnership if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, limited liability company or partnership, whether through the ownership of voting securities, by contract or otherwise.

        "Aggregate Payment LC Commitment" means an amount equal to $59,550,000, which amount equals the aggregate Stated Amount of the Interconnection Payment Letters of Credit.

        "Aggregate LC Commitment" means an amount equal to $62,000,000 plus the Aggregate Payment LC Commitment.

        "Aggregate Project Commitment" means an amount equal to $1,088,450,000.

        "Aggregate Working Capital Commitment" means an amount equal to $40,000,000.

        "Algonquin" means Algonquin Gas Transmission Company.

        "Algonquin Guaranty" means the Guaranty dated as of September 28, 1999, by Sithe in favor of Algonquin.

        "Algonquin Service Agreement" means collectively, the Service Agreement dated as of September 28, 1999, between Algonquin and Sithe Fore River and the Letter Agreement dated September 28, 1999 between Algonquin and Sithe Fore River.

        "Alternative Plan" shall have the meaning set forth in Section 7.01(j) of the Credit Agreement.

        "Applicable Margin" means, on any date, for a Base Rate Advance or a LIBOR Rate Advance (i) the percentage per annum set forth below in Column "A Base" or Column "A LIBOR", respectively, if the Borrower shall have received an Investment Grade Rating from two Rating Agencies, one of which is either S&P or Moody's or (ii) the percentage per annum set forth below in Column "B Base" or Column "B LIBOR", respectively, if the Borrower shall be unrated or rated below Investment Grade Rating in accordance with (i) above, opposite the period in which such date occurs:

Periods	A LIBOR	A Base	B LIBOR	B Base
Prior to the second anniversary of Closing	1.375	0.625	1.375	0.625
On and following the second anniversary of Closing But prior to the fourth anniversary of Closing	1.450	0.70	1.650	0.90
Thereafter	1.750	1.00	2.00	1.250

        "Applicable Rate" means (i) the sum of the Base Rate plus the Applicable Margin or (ii) the sum of the LIBOR Rate plus the Applicable Margin, as the case may be.

        "Approved Capital Expenditures" means, for any period capital expenditures which have been approved in accordance with Section 3.02(bb) of the Project Company Guarantee and which are payable pursuant to clause second of Section 4.05 of the Depositary Agreement.

        "Auditors" means, with respect to Sithe, Sithe Fore River, Sithe Mystic, Sithe Mystic Development, Sithe New England and Sithe Power Marketing, Deloitte & Touche LLP, or any other "Big Five" accounting firm selected by such Persons should Deloitte & Touche LLP cease to be the Auditors for any reason.

        "Authorized Officer" means as to any Person (except as otherwise provided), the president, the treasurer, any vice president or the secretary of such Person, or if such Person is a partnership, the president, the treasurer, any vice president or the secretary of a general partner of such Person, or, if such Person is a limited liability company, any management committee member, or, with respect to financial matters, the chief financial officer or treasurer of such Person, or if such Person is a partnership, the chief financial officer or treasurer of a general partner of such Person or, if such Person is a limited liability company, any management committee member having primary responsibility for financial and accounting matters for such limited liability company.

        "Base Fee" has the meaning set forth in the Power Marketing Agreement.

        "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a)  the rate of interest announced publicly by BNP PARIBAS or its successor as Administrative Agent, from time to time, as its "base rate" or "prime rate" for Dollar loans (which rate may not necessarily be its lowest rate) in effect at its New York Branch; or

          (b)  the sum of the Federal Funds Rate plus 0.50% per annum.

        "Base Rate Advance" means an Advance by a Lender which is designated as such in a Notice of Interest Rate Election, or which is deemed to be such pursuant to the terms of the Credit Agreement.

        "BECO" means Boston Edison Company and its successors.

2

        "BECO Acquisition Loan" means the loan or loans made by the BECO Acquisition Lenders pursuant to the BECO Acquisition Credit Agreement.

        "BECO Acquisition Credit Agreement" means the Credit Agreement dated as of May 15, 1998, among Sithe New England, as borrower, the BECO Acquisition Lenders and Bank of Montreal as Agent, as amended, restated, supplemented or otherwise modified from time to time.

        "BECO Acquisition Lenders" means Bank of Montreal and each other financial institution party as a "Lender" to the BECO Acquisition Credit Agreement as set forth on Appendix I thereto

        "Benefiting Project" means the Project owned by the Benefiting Project Company.

        "Benefiting Project Company" means the Development Project Company to which Project Advances are contributed or with respect to which proceeds of Project Advances are used or for which Project Letters of Credit are issued.

        "Borrower" means Sithe Boston Generating, LLC, a Delaware limited liability company.

        "Borrower Default" means any event or condition which upon the giving of notice, the lapse of time or both would constitute a Borrower Event of Default.

        "Borrower Event of Default" has the meaning set forth in Section 8.01 of the Credit Agreement.

        "Borrower Permitted Debt" means any Debt permitted by Section 7.02(a) of the Credit Agreement.

        "Borrower Permitted Liens" means those Liens permitted by Section 7.02(b) of the Credit Agreement.

        "Borrower Pledge Agreement" means the Pledge Agreement dated as of January 31, 2001, between the Borrower and the Collateral Agent.

        "Borrowing" means, as the context requires, a Project Borrowing or a Working Capital Borrowing.

        "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any LIBOR Rate Advances, a day on which dealings are carried on in the London interbank market.

        "Cabot" means Cabot LNG LLC, a Delaware limited liability company.

        "Cabot Guaranty" means the Guaranty dated as of January 15, 2000, by Cabot in favor of Sithe Mystic Development and Sithe Power Marketing.

        "Calendar Quarter" means each three (3) calendar month period ended March 31, June 30, September 30 and December 31.

        "Capitalized Lease Liabilities" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

        "Cash Flow" means, with respect to the Borrower, for any period, the excess, if any, computed on a cash basis, of (i) the amount of all Project Revenues during such period over (ii) all Operating Expenses and Approved Capital Expenditures, without duplication, to the extent paid pursuant to paragraph second of Section 4.05 of the Depositary Agreement during such period.

        "Casualty Event" means, in respect of any Project, any single event of damage or destruction of all or any portion of such Project.

        "Change of Control" means, as to any Project Company, Sithe (or its parent) shall collectively cease to own, directly or indirectly through one or more subsidiaries, at least 50% of the outstanding

3

membership interests in such Project Company; provided, that such event shall not be deemed a "Change of Control" if such event is approved by the Required Lenders; provided, further, that in any event 100% of the outstanding membership interests in such Project Company shall continue to be subject to a pledge in favor of the Collateral Agent.

        "Change Order" has the meaning set forth in the EPC Agreements.

        "Clawback Limit" means, as of the date calculated, an amount equal to the lesser of (a) the aggregate amount of Mystic Station Net Revenues distributed to Sithe New England (or any other Sithe Affiliate) from the Clawback Trigger Date through and including such calculation date, and (b) $10,000,000 (i) minus the positive difference if any, between $50,600,000 and the aggregate amount of Contingent Equity Contributions applied toward Project Costs and/or Financing Costs as of such calculation date and (ii) plus any Cost Overruns.

        "Clawback Trigger Date" means the first date upon which the Remaining Contingent Equity Commitment (as defined in the Equity Contribution Agreement) shall equal $10,000,000 or less.

        "Clean Up Requirement" has the meaning set forth in Section 2.02(f) of the Credit Agreement.

        "Closing" means the day upon which each of the conditions precedent enumerated in Section 5.01 the Credit Agreement shall be fulfilled or waived. All transactions contemplated by the Closing shall take place on a Business Day at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, as the parties hereto may mutually agree.

        "Closing Base Case" means the updated Term Sheet Base Case delivered at Closing, which shall be in form and substance satisfactory to the Lenders.

        "Closing Date" means the date on which the Closing occurs.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means all of the collateral purported to be governed by any or all of the Security Documents.

        "Collateral Agent" has the meaning set forth in the Depositary Agreement.

        "Commitment" means, with respect to each Lender, its Project Commitment, Working Capital Commitment or, to the extent provided in Section 3.02 of the Credit Agreement, its commitment to make Advances to the Borrower in respect of the Letters of Credit.

        "Completion Date" means, as to any Development Project, the date upon which Project Completion shall have occurred with respect to such Project.

        "Confidential Information" has the meaning set forth in Section 10.09 of the Credit Agreement.

        "Consents" means the Acknowledgments and Consents with respect to each Material Project Document and any additional separate Acknowledgments and Consents that shall be entered into from time to time with respect to Additional Project Documents, in substantially the form attached as Exhibit 1.01A to the Credit Agreement or otherwise in form and substance reasonably satisfactory to the Administrative Agent, between the Collateral Agent and each Person party to any of the Material Project Documents for the related Project.

        "Construction Schedule" means the construction schedules for each of the Development Projects under the EPC Agreements, copies of which are attached as Exhibit B to the Project Company Guarantee.

        "Contest" means, with respect to the payment of Taxes or any other claims or liabilities, the satisfaction of each of the following conditions: (i) the validity or amount thereof is being diligently contested in good faith by the Borrower or any Project Company, as the case may be, by appropriate

4

proceedings timely instituted, (ii) the Borrower or any Project Company has established adequate cash reserves with respect to the contested items, (iii) during the period of such contest, the enforcement of any contested item is effectively stayed, and (iv) such failure to so pay or discharge during the period of such contest would not reasonably be expected to result in a Material Adverse Effect.

        "Contingent Equity Account" has the meaning set forth in the Depositary Agreement.

        "Contingent Equity Amount" has the meaning set forth in the Equity Contribution Agreement.

        "Contingent Equity Contributions" has the meaning set forth in the Equity Contribution Agreement.

        "Contractor" means WGI and its successors.

        "Contractual Obligation" means, as to any Person, any provision of any Security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

        "Conversion", "Convert" or "Converted" each refers to a conversion of Advances pursuant to Section 2.03 of the Credit Agreement, including any selection of a longer or shorter Interest Period to be applicable thereto or any continuation of an Advance as described in Section 2.03(b) of the Credit Agreement.

        "Cost Overruns" means, as of any date, all Project Costs as of such date, in excess of all Project Costs set forth in the Closing Base Case (including contingency of $50,600,000).

        "Covered Taxes" has the meaning set forth in Section 4.09(a) of the Credit Agreement.

        "Credit Agreement" means the Credit and Reimbursement Agreement, dated as of January 31, 2001, by and among the Borrower, the Lenders, the Administrative Agent and the LC Issuers.

        "CSFB" means Credit Suisse First Boston.

        "Date Certain" means the date which is 28 months after the Closing Date.

        "Debt" means, with respect to any Person, (i) indebtedness for borrowed money, including obligations evidenced by bonds, debentures, notes or other similar instruments, (ii) obligations to pay the deferred purchase price of property or services (excluding obligations under agreements for the purchase of goods and services in the normal course of business, which exclusion is intended to encompass the Project Documents, which are not more than 90 days past due and obligations being contested in good faith by appropriate proceedings, unless by such contest (A) the Liens evidenced by the Security Documents could reasonably be expected to be endangered or (B) any portion of a Project could reasonably be expected to be lost to a third party or forfeited), (iii) Capitalized Lease Liabilities, (iv) obligations (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (v) obligations under "swaps", "caps", "floors", "collars", or other interest rate hedging contracts or similar arrangements and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of another Person of the kinds referred to in clauses (i) through (v), above (such as obligations to pay for property or services irrespective of whether such property is tendered or transferred or such services are performed).

        "Debt Service Account" has the meaning set forth in the Depositary Agreement.

        "Debt Service Coverage Ratio" means for any period, the ratio of (1) the aggregate of all of the Borrower's Cash Flow for such period (which amount shall exclude all casualty proceeds, eminent domain proceeds and performance liquidated damages, but shall include any business interruption proceeds) to (2) Scheduled Debt Service for such period, each as determined on a cash basis.

5

        "Debt Service Reserve Account" has the meaning set forth in the Depositary Agreement.

        "Debt Service Reserve Requirement" means, for any period, the amount which is estimated by the Borrower, and certified to the Administrative Agent to be the Scheduled Debt Service for the immediately succeeding two (2) Calendar Quarter periods.

        "Default Rate" means a rate per annum equal at all times to 2% per annum above the Applicable Rate in effect from time to time.

        "Deferred Project Approval" has the meaning set forth in Section 3.01(o) of the Project Company Guarantee.

        "Depositary" has the meaning set forth in the Depositary Agreement and the SPM Depositary Agreement, as applicable.

        "Depositary Agreement" means the Collateral Agency and Depositary Agreement dated as of January 31, 2001, by and among the Borrower, the Project Companies, the Depositary, the Collateral Agent and the Administrative Agent.

        "Development Project" means the Mystic 8&9 Project or the Fore River Project, and collectively, the "Development Projects".

        "Development Project Company" means each of Sithe Mystic Development and Sithe Fore River and collectively, the "Development Project Companies".

        "Distribution Calculation Date" means the last date of each Calendar Quarter.

        "Distribution Conditions" means each of the conditions to the making of Permitted Dividends, set forth in Section 7.02(f)(iii) of the Credit Agreement, including in the provisos thereto.

        "Distribution Date" has the meaning set forth in Section 7.02(f)(iii) of the Credit Agreement.

        "Distrigas" means Distrigas of Massachusetts Corporation and its successors.

        "Distrigas Guaranty" means the Guaranty dated as of January 15, 2000, by Sithe New England in favor of Distrigas.

        "Dollars" or "$" means the lawful currency of the United States of America.

        "Domestic Lending Office" means, with respect to any Lender, the office or Affiliate of such Lender specified as its "Domestic Lending Office" below its name on the signature pages hereto or in the Lender Assignment pursuant to which it became a Lender, or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

        "Drawing" means a drawing under a Letter of Credit.

        "DSR LC Issuer" means Bayerische Landesbank Girozentrale.

        "DSR Letter of Credit" means a letter of credit, in substantially the form of Exhibit 1.01D, to be issued by the DSR LC Issuer pursuant to Section 3.01 of the Credit Agreement.

        "Eligible Facility" means an "eligible facility," as that term is defined in Section 32(a)(2) of PUHCA.

        "Environmental Discharge" means (a) the presence of any Hazardous Substance at any location, including any location where any Hazardous Substances generated, used, stored, treated or disposed by or on behalf of the Borrower or any of its Affiliates have come to be located, in quantities or concentrations that (i) are reasonably likely to constitute or result in a violation of applicable Environmental Law, (ii) are reportable to any Governmental Authority or (iii) are reasonably likely to give rise to any investigation or remedial response obligation, and with respect to each of (i), (ii) and

6

(iii) above, would reasonably be expected to have a Material Adverse Effect, and (b) any action or condition in violation of any applicable Environmental Law or that could create a liability under any applicable Environmental Law which could reasonably be expected to have a Material Adverse Effect.

        "Environmental Law" means any Law relating to the environment, natural resources, safety or health of humans (as it relates to Hazardous Substances), including laws relating to noise or to Releases, or threatened Releases of Hazardous Substances into the indoor or outdoor environment or otherwise relating to the presence of Hazardous Substances at any location, and laws relating to threatened or endangered species of living organisms.

        "Environmental Matter" has the meaning set forth in Section 10.04(c) of the Credit Agreement.

        "Environmental Notice" shall mean any written complaint, order, citation, notice, request for information or communication actually received by the Borrower or any Project Company from any Person (a) with respect to any violation or alleged violation of any Environmental Law, (b) relating to liability for Environmental Discharges or (c) relating to liability for the presence of Hazardous Substances on or off Property, and related to Project operations that, with respect to each of (a), (b) and (c) above, could reasonably be expected to result in a Material Adverse Effect or Project Material Adverse Effect, as applicable.

        "EPC Agreements" means collectively, the Mystic Development EPC Agreement and the Fore River EPC Agreement, and each an "EPC Agreement".

        "Equity Contribution Agreement" means the Equity Contribution Agreement dated as of January 31, 2001, between Sithe New England, the Borrower and the Collateral Agent.

        "Equity Contribution Account" has the meaning set forth in the Depositary Agreement.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a controlled group of corporations or other entities and which are under common control with Borrower within the meaning of the regulations under Section 414 of the Code.

        "Eurocurrency Liabilities" has the meaning set forth in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "Event of Bankruptcy" means, with respect to any Person, the occurrence of any of the following events:

          (1)  the commencement by such Person of a voluntary case concerning itself as debtor under the Federal Bankruptcy Code or similar Law;

          (2)  an involuntary case is commenced against such Person as debtor and the petition is not dismissed within 90 days, after commencement of the case;

          (3)  a custodian (as defined in the Federal Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person or such Person commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to such Person or there is commenced against such Person any such proceeding which remains undismissed for a period of 90 days;

          (4)  the entry of any order of relief or other order approving any such case or proceeding involving such Person;

          (5)  such Person is adjudicated insolvent or bankrupt;

7

          (6)  such Person suffers any appointment or any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 90 days;

          (7)  such Person makes a general assignment for the benefit of creditors;

          (8)  such Person shall state that it is unable to pay its debts generally as they become due;

          (9)  such Person shall by any act or failure to act, consent to, approve of or acquiesce in any of the foregoing; or

          (10) any limited liability company, partnership or corporate action, as the case may be, is taken by such Person for the purpose of effecting any of the foregoing.

        "EWG" means an "exempt wholesale generator," as that term is defined in Section 32 (a)(1) of PUHCA.

        "Expiration Date" means, with respect to any Letter of Credit, the meaning set forth in such Letter of Credit.

        "Federal Bankruptcy Code" means the United States Bankruptcy Code of 1978.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

        "Federal Power Act" means the Federal Power Act of 1920.

        "Fee Letters" means collectively, the fee letter agreements dated as of January 31, 2001, entered into among (a) the Borrower and the Project LC Issuer, and (b) the Borrower and the DSR LC Issuer.

        "Fees" means, collectively, each of the fees set forth in Section 4.09 of the Credit Agreement.

        "FERC" means the Federal Energy Regulatory Commission or any federal agency successor thereto.

        "Financing Costs" means, (x) as to the Borrower, all interest during construction, commitment fees, letter of credit fees and other fees and expenses (including legal expenses) incurred in connection with the financing of the Projects, (y) as to any Project, all interest during construction, commitment fees, letter of credit fees and other fees and expenses (including legal expenses) incurred in connection with the financing of such Project, and (z) as to any Additional Project, all interest during construction, commitment fees, letter of credit fees and other fees and expenses (including legal expenses) incurred in connection with the financing of such Additional Project.

        "Firm Vapor Service Agreement" means the Service Agreement for Firm Vapor Service dated as of January 15, 2000, between Distrigas and Sithe Power Marketing.

        "First Completion Date" means the earlier of (i) Project Completion for the Mystic 8&9 Project and (ii) Project Completion for the Fore River Project.

        "First Distrigas Payment Date" means the 25th day of the month following the month in which the Commencement Date (as defined in the Gas Sales and Purchase Agreement) shall have occurred.

        "Fore River Administrative Services Agreement" means the Administrative Services Agreement dated as of January 31, 2001, between Sithe Fore River and Sithe.

8

        "Fore River EPC Agreement" means the Engineering, Procurement and Construction Agreement dated as of May 8, 2000, between Sithe Fore River and WGI (as successor to Raytheon Engineers & Constructors, Inc.), including any Change Orders thereto listed on Schedule 4 to the Credit Agreement.

        "Fore River Interconnection Agreement" means the Interconnection Agreement dated as of October 23, 2000, between BECO and Sithe Fore River.

        "Fore River Long Term Service Agreement" means the Long Term Service Agreement dated as of December 8, 2000, between Sithe Fore River and MHIA.

        "Fore River O&M Agreement" means the Operation and Maintenance Agreement dated as of January 31, 2001, between Sithe Fore River and Sithe Boston Power Services.

        "Fore River Project" means an 800 MW combined-cycle electric generating facility under construction in Weymouth, Massachusetts and owned by Sithe Fore River.

        "Fore River Terminalling Agreement" means the Terminalling Agreement dated as of July 27, 2000, between Sithe Edgar and Sprague Energy Corp., as assigned to Sithe Fore River pursuant to that certain Assignment Agreement dated as of the date hereof between Sithe Edgar and Sithe Fore River.

        "Fore River TIF Agreement" means the Tax Increment Financing Agreement, dated as of November 22, 1999 between the Town of Weymouth, Massachusetts and Sithe Edgar.

        "FPA" means Federal Power Act of 1920, as amended.

        "Fuel Consultant" means Benjamin Schlesinger and Associates, Inc. or, after the Closing Date, any other fuel consulting firm that is mutually acceptable to the Administrative Agent and the Borrower.

        "GAAP" means generally accepted accounting principles in the United States as in effect and as may be modified from time to time.

        "Gas Lateral" means a 24" lateral gas pipeline, which, if constructed, will connect the Mystic 8&9 Facility and the existing pipeline of either Algonquin or Tennessee Gas Company.

        "Gas Sales and Purchase Agreement" means the Gas Sales and Purchase Agreement dated as of January 15, 2000, between Distrigas and Sithe Mystic Development.

        "Governmental Approval" means any authorization, consent or approval, or any license, franchise, lease, ruling, determination, tariff, rate, permit, certificate or exemption of, or acceptance for filing with, any Governmental Authority required in connection with any of (i) the execution, delivery or performance of any Transaction Document by any Project Company or Material Project Participant, (ii) the grant and perfection of any Lien contemplated by the Security Documents, or (iii) the ownership, development, construction, completion, operation or maintenance of any Project (including the sale of power or the purchase or transportation of fuel in connection therewith).

        "Governmental Authority" means any nation or the federal government or any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over any aspect of construction or operation of any Project.

        "Granting Lender" has the meaning specified in Section 10.07(d) of the Credit Agreement.

        "Guaranty Obligations" means obligations of any Person of the type described in clause (vi) of the definition of "Debt" herein.

        "Hazardous Substances" means any substances (including products) that are subject to any prohibition, limitation, management guideline or criterion, standard, regulation or restriction contained in, or the presence of which could result in the imposition of liability under, any applicable Environmental Law, and specifically including polychlorinated biphenyls, petroleum or hydrocarbon-

9

based products or derivatives, natural gas-based products or derivatives, and any substances defined as or fulfilling the characteristics of a hazardous waste or a hazardous substance under any applicable Environmental Law.

        "HubLine Precedent Agreement" means the HubLine Precedent Agreement dated as of August 2, 2000, between Algonquin and Sithe Power Marketing.

        "HubLine Service Agreement" means, collectively, the HubLine Service Agreement dated as of August 2, 2000, between Algonquin and Sithe Power Marketing and the HubLine Letter Agreement dated April 2, 2000, between Algonquin and Sithe Power Marketing.

        "ICAP" means "Installed Capability", as such term is defined in the definitions section of "New England Power Pool FERC Schedule No. 6—Market Rules and Procedures" in effect from time to time.

        "Indemnified Person" has the meaning set forth in Section 10.04(b) of the Credit Agreement.

        "Independent Engineer" means Black & Veatch Corporation or, after the Closing Date, any other independent consulting engineer of recognized expertise that is mutually acceptable to the Administrative Agent and the Borrower.

        "Initial Advance" means the first Advance made pursuant to the terms of the Credit Agreement.

        "Insurance Consultant" means Marsh USA, Inc. or, after the Closing Date, any other insurance consultant that is mutually acceptable to the Administrative Agent and the Borrower.

        "Interconnection Agreements" means collectively the Mystic Development Interconnection Agreement and the Fore River Interconnection Agreement, and each an "Interconnection Agreement".

10

        "Interconnection Payment Letters of Credit" means the letters of credit issued by the Project LC Issuer for delivery to BECO pursuant to Section 5 of the respective Interconnection Agreements.

        "Interconnection Security Letters of Credit" means (a) the letters of credit issued by the Project LC Issuer for delivery to BECO pursuant to Section 6 of the respective Interconnection Agreements and (b) a letter of credit which may be issued by the Project LC Issuer for delivery to National Grid USA pursuant to Section 1 of the Related Facilities Agreement.

        "Interest Period" means, for each Advance (or portion thereof), the period from the date on which such Advance (or portion thereof) was most recently Converted or, if not previously Converted, on which such Advance was made, to (and including) a date selected by the Borrower in accordance with this definition and Article II of the Credit Agreement.

        All Advances comprising part of the same Borrowing shall have the same Interest Period. The duration of each Interest Period for any LIBOR Rate Advance shall be 1, 2, 3 or 6 months, and if available, 9 or 12 months, in each case as the Borrower may select in the relevant Notice of Borrowing or Notice of Conversion, in accordance with the terms of Section 2.01 or Section 2.03 of the Credit Agreement, as applicable; provided, however, that:

            (i)  the Borrower may not select any Interest Period for any LIBOR Rate Advance which ends after any Payment Date unless, after giving effect to such selection, the sum of the aggregate principal amount of LIBOR Rate Advances that mature after such Payment Date shall be equal to or less than the aggregate principal amount of the Advances permitted to be outstanding after such Payment Date pursuant to Section 2.01 of the Credit Agreement;

          (ii)  whenever the last day of any Interest Period for any Advance would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, that in the case of any Interest Period for a LIBOR Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (iii)  in the case of LIBOR Rate Advances, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day at the end of such Interest Period) shall end on the last Business Day of a calendar month.

        "Interim Credit Agreement" means the Interim Credit Agreement dated as of December 12, 2000, among Sithe New England, as borrower, the Interim Lenders, The Sumitomo Bank, as Documentation Agent, Bayerische Hypo-und Vereinsbank, AG, New York Branch, as Syndication Agent, Australia and New Zealand Banking Group Limited, as Agent for the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

        "Interim Lenders" means the financial institutions from time to time party to the Interim Credit Agreement as "Lenders".

        "Interim Loan" means the loan or loans made by the Interim Lenders pursuant to the Interim Credit Agreement.

        "Investment Grade Rating" means a rating from Moody's of at least Baa3, or S&P, of at least BBB- (or the equivalent from another Rating Agency).

        "Law" means any foreign (with respect to regulation of the Lenders), federal, state, local or other statute, law, rule, regulation, ordinance, order, code or binding rule of common law, now or hereafter in effect, and any binding judicial or administrative interpretation thereof by a Governmental Authority, including any judicial or administrative order, consent decree or judgment.

        "LC Commitment" has the meaning set forth in Section 3.01 of the Credit Agreement.

11

        "LC Issuers" means, collectively, the DSR LC Issuer and the Project LC Issuer, and each individually, a "LC Issuer".

        "LC Loan" has the meaning set forth in Section 3.03(b) of the Credit Agreement.

        "LC Payment Date" has the meaning set forth in Section 3.03(a) of the Credit Agreement.

        "Lead Arrangers" means BNP PARIBAS and CSFB, and each individually, a "Lead Arranger".

        "Lender Assignment" means an assignment and agreement entered into by a Lender and an assignee in accordance with the terms and subject to the conditions set forth in Section 10.07 of the Credit Agreement, and accepted by the Administrative Agent, in substantially the form of Exhibit 10.07(a) of the Credit Agreement.

        "Lenders" has the meaning set forth in the introductory paragraph to the Credit Agreement.

        "Lending Office" means, with respect to any Lender's Base Rate Advances, such Lender's Domestic Lending Office, and, with respect to any Lender's LIBOR Rate Advances, such Lender's LIBOR Lending Office.

        "Letters of Credit" means, collectively, the DSR Letter of Credit, the Interconnection Security Letters of Credit and the Interconnection Payment Letters of Credit.

        "LIBOR Lending Office" means, with respect to any Lender, the office or Affiliate of such Lender specified as its "LIBOR Lending Office" below its name on the signature pages hereto or in the Lender Assignment pursuant to which it became a Lender (or, if no such office or Affiliate is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

        "LIBOR Rate" means, for the Interest Period for each LIBOR Rate Advance comprising part of the same Borrowing, an interest rate per annum, as set forth on the Telerate Screen Page 3750, equal to the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by first class banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period in an amount substantially equal to such LIBOR Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period. In the event that no such rate is posted on the Telerate Screen, the LIBOR Rate for the Interest Period for each LIBOR Rate Advance comprising part of the same Borrowing shall be the rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the respective rates furnished to and received by the Administrative Agent from not less than three first class banks in the London interbank market two (2) Business Days before the first day of such Interest Period.

        "LIBOR Rate Advance" means an Advance which is designated as such in a Notice of Interest Rate Election or a Notice of Conversion.

        "LIBOR Reserve Percentage" of any Lender for the Interest Period for any LIBOR Rate Advance means the reserve percentage applicable to such Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) then applicable to such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

        "Lien" means any mortgage, charge, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien, (statutory or otherwise), preference, priority

12

right or interest or other security arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

        "LLC Agreement" means the Limited Liability Company Agreement of the Borrower dated as of August 10, 2000.

        "Loan Documents" means, collectively, the Credit Agreement, the Project Company Guarantee, the Sithe Undertaking, the Sithe Equity Guaranty, the Equity Contribution Agreement, the Security Documents, the Fee Letter, the Notes and any Swap Agreement.

        "LTSAs" means collectively, the Fore River Long Term Service Agreement and the Mystic Development Long Term Service Agreement, and each a "LTSA".

        "Major Maintenance/Forced Outage Reserve Account" has the meaning set forth in the Depositary Agreement.

        "Major Maintenance/Forced Outage Reserve Requirement" means (a) $60 million for the period commencing on the Second Completion Date through the date upon which all combustion turbines in each of the Development Projects have undergone a single SCR Overhaul, and (b) $30 million, thereafter; provided, that subject to the foregoing $30 million minimum requirement, the Major Maintenance/Forced Outage Reserve Requirement shall be reduced by the actual amount of funds expended following each SCR Overhaul.

        "Material Adverse Effect" means with respect to the Borrower, an event or occurrence that has a material adverse effect on the business, operations, property, assets, or financial condition of the Borrower or the ability of the Borrower to pay its debts or perform and comply with its material obligations under the Loan Documents or Security Documents to which it is a party, or the validity or priority of the Lenders' security interest in the Collateral.

        "Material Borrower Default" means a default by the Borrower under Section 8.01 of the Credit Agreement, in respect of subsections (a) (payments), (b) (representation and warranty), (d) (cross default), (e) (bankruptcy), (i) (dissolution), (j) (judgements), (k) (security documents), (m) (Project Event of Default), (o) (negative pledge), (p) (Equity Contributions), (q) (Sithe Undertaking) or (u) (Sithe New England).

        "Material Project Documents" means collectively, the Material Project Documents (Fore River), Material Project Documents (Mystic Development) and the Material Project Documents (Mystic) and any Additional Project Documents which may be entered into from time to time by the Project Company in respect of its related Project.

        "Material Project Documents (Fore River)" means collectively, the Fore River EPC Agreement, the Fore River Interconnection Agreement, the Fore River Terminalling Agreement, the Fore River Long Term Service Agreement, the Power Marketing Agreement, the Fore River O&M Agreement, the Precedent Agreement, the Algonquin Service Agreement, the Fore River Administrative Services Agreement, the Raytheon/Fore River Guaranty, and the MHI/Fore River Guaranty and the Fore River TIF Agreement, provided, however, that upon the commencement of firm gas transportation services under the HubLine Service Agreement between Algonquin and Sithe Fore River, the Precedent Agreement and the Algonquin Service Agreement shall cease to be Material Project Documents (Fore River) and the HubLine Service Agreement shall thereafter constitute a Material Project Document (Fore River).

13

        "Material Project Documents (Mystic)" means collectively, the Sithe Mystic Interconnection Agreement, the Sithe Mystic Terminalling Agreement, the Power Marketing Agreement, the Sithe Mystic O&M Agreement and the Sithe Mystic Administrative Services Agreement.

        "Material Project Documents (Mystic Development)" means collectively, the Mystic Development EPC Agreement, the Mystic Development Interconnection Agreement, the Firm Vapor Service Agreement, the Gas Sales and Purchase Agreement, the Mystic Development Long Term Service Agreement, the Power Marketing Agreement, the Mystic Development O&M Agreement, the Mystic Development Administrative Services Agreement, the Raytheon/Mystic Development Guaranty, the Cabot Guaranty, the MHI/Mystic Development Guaranty, the Distrigas Guaranty, the Mystic Development TIF Agreement, and the Mystic Development PILOT Agreement.

        "Material Project Event of Default" means, all Project Events of Default by a Project Company under Section 4.01 of the Project Company Guarantee, except Section 4.01 (a) (payment), (c) (with respect to covenant defaults where a cure period is permitted), (j)(ii) (with respect to Material Project Documents other than the Power Marketing Agreement, the Raytheon guarantees, the agreements with Distrigas, the Long Term Service Agreements and the MHI guaranties), (l) (ERISA) and (q) (Date Certain).

        "Material Project Participants" means Sithe Power Marketing, Sithe, Sithe New England Power Services, Sithe Boston Power Service, WGI (through the expiration of all warranties under each of the EPC Agreements), Algonquin, BECO, Boston Gas Company, Distrigas, Raytheon Company (through the expiration of all warranties under each of the EPC Agreements), MHIA, MHI, Cabot, Sprague Energy Corp. and Exxon Company, U.S.A.

        "Maturity Date" means December 31, 2007.

        "Medway Project" means a nominal 540 MW simple cycle generating facility under development in Medway, Massachusetts.

        "Member" means any Person who holds membership interests in a Project Company.

        "MHI" means Mitsubishi Heavy Industries, Ltd. and its successors.

        "MHIA" means Mitsubishi Heavy Industries America, Inc. and its successors.

        "MHI/Fore River Guaranty" means the Guaranty dated as of December 8, 2000, by MHI in favor of Sithe Fore River, guaranteeing the obligations of MHIA under the Fore River Long Term Service Agreement.

        "MHI/Mystic Development Guaranty" means the Guaranty dated as of November 6, 2000, by MHI in favor of Sithe Mystic Development, guaranteeing the obligations of MHIA under the Mystic Development Long Term Service Agreement.

        "Minimum Notice Period" means, (i) with respect to LIBOR Rate Advances, a period of least three (3) Business Days prior to a proposed Borrowing, (ii) with respect to Base Rate Advances, a period of at least (1) Business Day prior to a proposed Borrowing, (iii) with respect to a Conversion of a LIBOR Rate Advance into a Base Rate Advance, a period of at least one (1) Business Day prior to such Conversion and (iv) with respect to a Conversion of a Base Rate Advance into a LIBOR Rate Advance, a period of at least three (3) Business Days prior to such Conversion.

        "Monthly Payment Date" means, with respect to each calendar month, (a) the last day of such calendar month, or if any such date is not a Business Day, the Business Day immediately preceding such day and (b) any other one (1) day of such month as may be selected by the Borrower, provided that the Collateral Agent has received written notice of such date at least one Business Day in advance thereof.

14

        "Moody's" means Moody's Investors Service, Inc., and any successor rating agency.

        "Mortgage" means the Mortgage and Security Agreement dated as of January 31, 2001, by Sithe Mystic, Sithe Mystic Development and Sithe Fore River in favor of the Collateral Agent.

        "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

        "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or was to be terminated.

        "MW" means megawatt(s) or one million watts.

        "Mystic 8&9 Project" means a 2 × 800 MW combined-cycle electric generating facility under construction in Everett, Massachusetts.

        "Mystic Development Administrative Services Agreement" means the Administrative Services Agreement dated as of January 31, 2001, between Sithe Mystic Development and Sithe.

        "Mystic Development EPC Agreement" means the Engineering, Procurement and Construction Agreement dated as of December 31, 1999, between Sithe Mystic Development and WGI (as successor to Raytheon Engineers & Constructors, Inc.), including any Change Orders thereto listed on Schedule 4 to the Credit Agreement.

        "Mystic Development Interconnection Agreement" means the Interconnection Agreement, between BECO and Sithe Mystic Development filed with FERC under Docket No. ER01-89C as finally executed.

        "Mystic Development Long Term Service Agreement" means the Long Term Service Agreement dated as of November 6, 2000, between Sithe Mystic Development and MHIA.

        "Mystic Development O&M Agreement" means the Operation and Maintenance Agreement dated as of January 31, 2001, between Sithe Mystic Development and Sithe Boston Power Services.

        "Mystic Development PILOT Agreement" means the Agreement For Payment In Lieu of Taxes, dated as of December 10, 1999 between the City of Everett, Massachusetts and Sithe Mystic, as assigned to Sithe Mystic Development.

        "Mystic Development TIF Agreement" means the Tax Increment Financing Agreement, dated as of December 10, 1999 between the City of Everett, Massachusetts and Sithe Mystic, as assigned to Sithe Mystic Development.

        "Mystic Station Net Revenue" means, with respect to any period, the revenues received from Mystic Station Project during such period less Operating Expenses and Approved Capital Expenditures, without duplication, incurred in respect of the Mystic Station Project during such period.

        "Mystic Station Project" means a 1,005 MW electric generating facility in operation in Everett, Massachusetts and owned by Sithe Mystic.

        "Net Consolidated Usage" shall have occurred, as of a given date, if on such date the aggregate amount reallocated from the contingency line item of either Project Budget exceeds the aggregate amount of demonstrated savings, if any, from completed line items in either Project Budget for which a Reallocation Certificate (in the form of Exhibit 2.01(b) to the Credit Agreement) has been provided.

15

        "Non-performing Lender" has the meaning set forth in Section 2.03(a)(iv) of the Credit Agreement.

        "Non-Variable Operating Expenses" means all items included in any Operating Budget other than variable fuel expenses, costs associated with the purchase of emissions credits and fuel transportation costs.

        "Note" means a Project Note, Working Capital Note or a LC Loan Note.

        "Notice of Borrowing" has the meaning set forth in Section 2.01(c)(ii) of the Credit Agreement.

        "Notice of Conversion" has the meaning set forth in Section 2.03(b)(i) of the Credit Agreement.

        "Notice of Working Capital Borrowing" has the meaning set forth in Section 2.02(d) of the Credit Agreement.

        "O&M Agreements" means collectively, the Sithe Mystic Station O&M Agreement, the Mystic Development O&M Agreement and Fore River O&M Agreement.

        "Obligations" means (a) each and every obligation, covenant and agreement of the Borrower now or hereafter existing contained in the Credit Agreement or any other Loan Document to which the Borrower is a party, whether for principal, interest, premium, Fees, Swap Claims, expenses or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, (b) all sums advanced in accordance with the Security Documents to which the Borrower or any Project Company is a party by or on behalf of any Secured Party to protect any of the Collateral purported to be covered thereby, (c) any amounts paid by any Indemnified Person as to which such Indemnified Person has a right to reimbursement against the Borrower and (d) amounts paid by any Secured Party in preservation of such Secured Party's rights or interests in the Collateral, together with interest on the amounts referred to in clauses (a) through (d), above, in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all Debt of the Borrower under any instrument now or hereafter evidencing or securing any of the foregoing.

        "Operator" means, in the case of the Mystic Development O&M Agreement and the Fore River O&M Agreement, Sithe Boston Power Services, and in the case of the Sithe Mystic Station O&M Agreement, Sithe New England Power Services.

        "Operating Budget" shall have the meaning set forth in Section 3.02(bb) of the Project Company Guarantee.

        "Operating Expenses" means, with respect to the Borrower, for any period, the aggregate of all operating and maintenance expenses for all Projects during such period, including: (a) insurance premiums; (b) franchise, licensing, property and other taxes (other than income taxes) payable by the Borrower and any Project Company; (c) labor and personnel costs; (d) costs incurred under any Project Document (other than the Base Fee or the Incentive Fee payable under the Power Marketing Agreement or any payments due under the Tax Sharing Agreement); (e) fuel and fuel transportation and storage costs; (f) utilities, supplies and other services required for the ownership, operation and maintenance of any Project; (g) maintenance expenses not funded from amounts withdrawn from the Major Maintenance/Forced Outage Reserve Account (but excluding Approved Capital Expenditures); (h) general and administrative and management costs with regard to the Borrower and each Project; and (i) agency, consulting, professional and other fees. "Operating Expenses" when used with respect to any Project Company, shall mean each of the types of expenses referred to above which have been incurred only by, or on behalf of, such Project Company.

        "Outstanding Amount" means any outstanding LC Loan and other amounts owing to the respective Lender under a Letter of Credit.

16

        "Payment Date" means each March 31, June 30, September 30 and December 31.

        "Payment LC Commitment" means, with respect to a Lender, the product of (x) such Lender's Percentage and (y) the Aggregate Payment LC Commitment.

        "Percentage" means, in respect of any Lender, the percentage set forth next to such Lender's name under the column entitled "Lender Percentage" on Schedules 1, 2 and 3 to the Credit Agreement.

        "Permitted Borrower Account" means an account established in the name of the Borrower, which shall not be subject to a Lien in favor of any Lenders and the cash or securities deposited therein shall not constitute Collateral.

        "Permitted Borrower Debt" has the meaning set forth in Section 7.02(a) of the Credit Agreement.

        "Permitted Business" means, as to the Borrower and any Project Company, the financing, development, permitting, construction, management, expansion, operation, maintenance and improvement of the Projects (or Project Company's respective Project, as the case may be) and the procurement, marketing and sale of supplies and parts, capacity, energy, ancillary services, fuel and emissions credits in connection with such Project (including Permitted Hedging Transactions), and all activities reasonably related or incidental thereto, including those contemplated in the related EPC Agreement and the other Project Documents and those otherwise permitted under the Credit Agreement and the Project Company Guarantee, as the case may be. "Permitted Business" may also include the financing, permitting, construction, management, expansion, operation, maintenance and improvement of Additional Projects, but shall expressly exclude any pre-financing development activities of any Additional Project.

        "Permitted Dividends" has the meaning set forth in Section 7.02(f) of the Credit Agreement.

        "Permitted Exceptions" has the meaning set forth in Section 5.02(d) of the Credit Agreement.

        "Permitted Hedging Transactions" means physical or financial transactions entered for the forward or future purchase or sale of fuel, fuel transportation, capacity, energy, ancillary services, emissions credits or related products, entered into in accordance with the Risk Management Policy.

        "Permitted Investments" means:

            (i)  direct obligations of the United States of America or obligations fully guaranteed as to principal and interest by the United States of America, not maturing not later than 90 days (or if a Borrower Event of Default shall have occurred and be continuing, 30 days) from the date of acquisition thereof;

          (ii)  certificates of deposit issued by, bankers' acceptances created by, or time deposits with any bank or trust company which is organized under the laws of the United States of America or any state thereof, and having capital, surplus and undivided profits of at least $500,000,000 and that is rated "A" or better by S&P or "A2" by Moody's maturing not later than 90 days (or if a Borrower Event of Default shall have occurred and be continuing, 30 days) from the date of acquisition thereof;

          (iii)  commercial paper rated (on the date of acquisition thereof) A-1 and P-1 or better by S&P and Moody's, respectively, maturing not more than 90 days (or in the event of a Borrower Event of Default shall occur and be continuing, 30 days) from the date of acquisition thereof;

          (iv)  repurchase obligations with a term of not more than 90 days (or if a Borrower Event of Default shall have occurred and be continuing, 30 days) for underlying securities of the types described in clauses (i) or (ii) above, entered into with any financial institution meeting the qualifications specified in clause (iii) above;

17

          (v)  money market funds (including, without limitation, deposits in the VISTA Money Market Funds and any other fund for which the Collateral Agent or any Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian), so long as such funds are rated AAA by Moody's or Aaa by S&P; and

          (vi)  any other investment designated by the Borrower and approved in writing by the Technical Committee;

provided, however, that, notwithstanding the foregoing, the Borrower may invest up to 50% of the funds in the Major Maintenance/Forced Outage Reserve Account in investments described in clauses (i) through (v), above, which mature no later than 360 days from the date of acquisition thereof.

        "Permitted Liens" means Borrower Permitted Liens and Project Company Permitted Liens.

        "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, including any Government Authority.

        "Plan" means a Single Employer Plan or a Multiple Employer Plan.

        "Power Market Consultant" means Pace Global Energy Services, LLC or, after the Closing Date, any other consulting firm that is mutually acceptable to the Lead Arrangers and the Borrower.

        "Power Marketing Agreement" means the Marketing and Procurement Agreement dated as of January 31, 2001, by and among Sithe Power Marketing, the Borrower, Sithe Mystic, Sithe Mystic Development and Sithe Fore River.

        "Precedent Agreement" means the Precedent Agreement dated as of September 28, 1999, between Algonquin and Sithe Power Marketing.

        "presence", when used in connection with any Environmental Discharge or Hazardous Substances, shall mean and include presence, generation, manufacture, processing, distribution, installation, treatment, use, storage, handling, repair, encapsulation, transportation, handling, Release and threatened Release, where such presence is either regulated by applicable Environmental Law or may serve as the basis for liability.

        "Pre-Closing Project Costs" means, as to each Project Company and its Project, the aggregate amount of all Project Costs and Financing Costs for such Project as confirmed by the Independent Engineer, whether constituting out-of-pocket costs or internal costs (including, without limitation, capitalized interest) and including all costs of employees and internal resources and all other internal direct and allocated costs at a fair valuation together with a reasonable allowance for overhead and administrative costs, incurred by such Project Company or any affiliate of such Project Company at any time on or before the Closing Date.

        "Pre-Completion Operating Expenses" means with respect to any Development Project, Operating Expenses incurred by (or allocable to) such Development Project prior to Project Completion thereof, provided such expenses are not included in the Project Budget for such Development Project.

        "Pre-Completion Revenues" means with respect to any Development Project, Project Revenues earned by (or allocable to) such Development Project, prior to Project Completion thereof.

        "Project" means, as the context requires, the Mystic Station Project, the Mystic 8&9 Project or the Fore River Project.

        "Project Advance" means an advance by a Lender to the Borrower pursuant to Section 2.01(a) of the Credit Agreement.

18

        "Project Borrowing" means a borrowing consisting of Project Advances made of, or Converted into, the same Type and Interest Period made on the same day by the Lenders. Project Borrowings consisting of Project Advances of the same Type and Interest Period on the same day shall be deemed a single Borrowing hereunder until repaid in full or next Converted.

        "Project Budget" means, as to each Development Project, the budget of Project Costs (including Pre-Closing Project Costs) and Financing Costs prepared by or on behalf of the applicable Project Company, reviewed by the Independent Engineer and approved on or before the Closing Date by the Lead Arrangers.

        "Project Commitment" has the meaning set forth in Section 2.01(a)(i) of the Credit Agreement.

        "Project Company" means, each of, Sithe Mystic, Sithe Mystic Development and Sithe Fore River (and collectively, the Project Companies).

        "Project Company Guarantee" means the Project Company Guarantee dated as of January 31, 2001, by and among each Project Company and the Collateral Agent.

        "Project Company Permitted Debt" means any Debt permitted by Section 3.04(a) of the Project Company Guarantee.

        "Project Company Permitted Liens" means Liens permitted by Section 3.04(b) of the Project Company Guarantee.

        "Project Completion" means, with respect to a Development Project, satisfaction of the following conditions and requirements:

          (1)  satisfaction by the Contractor of the requirements of Section 17.3 of the related EPC Agreement, with the exception of (i) punch list items as long as, with respect to such punch list items, set-asides satisfactory to the Administrative Agent have been agreed between the related Project Company and the Contractor, (ii) delivery of the certificate referred to in Section 17.3 of the related EPC Agreement and (iii) in the event that a determination shall have been made pursuant to the terms of the related EPC Agreement that liquidated damages will be paid pursuant to Section 20.1 of the related EPC Agreement for such Project Company, either such damages have been paid or arrangements satisfactory to the Administrative Agent for the payment thereof have been made;

          (2)  Final releases of mechanics' and materialmen's liens (in substantially the form of Exhibit C of the Project Company Guarantee) from (and certified by) the Contractor and from all other mechanics and materialmen in privity with the related Project Company, which have performed work or supplied material to the related Project for an aggregate contract price or invoice price greater than $100,000 since the delivery of the last such releases pursuant to the Project Company Guarantee (other than in respect of any "punch list" items agreed to by (i) the Contractor and the related Project Company pursuant to the related EPC Agreement and (ii) all other mechanics and materialmen in privity with the related Project Company (other than those specifically excluded above), and approved by the Independent Engineer), together with copies of all receipts for such work and material;

          (3)  An unmodified CLTA Endorsement No. 100 to the title policies covering the Property, together with such other endorsements as the Administrative Agent may reasonably request, and with evidence satisfactory to the Administrative Agent that the title companies are in a position to issue to the Administrative Agent, as Administrative Agent for the Secured Parties, their ALTA rewrite policies of title insurance without exception for mechanics' or materialmen's liens;

          (4)  Evidence that the insurance required by Section 3.02(aa) of the Project Company Guarantee is in full force and effect;

19

          (5)  Final certificates of occupancy for such Development Project, if required by applicable Law, issued by the appropriate Governmental Authority, containing such conditions, if any, as shall be acceptable to the Required Lenders, together with such other assurances as may be requested by the Administrative Agent that such Development Project and the occupancy and operation thereof comply in all material respects with all applicable Requirements of Law and comply with all Governmental Approvals;

          (6)  All material Governmental Approvals then required to be obtained by the Borrower and the relevant Project Company shall have been duly obtained and be in full force and effect, final and nonappealable, and there shall be no challenge to any existing material Governmental Approval;

          (7)  Delivery and approval of the Operating Budgets for such Project;

          (8)  Receipt of a certificate from the Independent Engineer regarding performance tests made in accordance with Section 3.03(c) of the Project Company Guarantee; and

          (9)  Satisfaction of all requirements for the construction of all interconnection facilities, including, without limitation, the provision of gas, water and electricity, to allow for commercial operation of the applicable Project;

provided, that any and all conditions above may be waived with the approval of the Required Lenders.

        "Project Costs" means,

        (x)  as to any Project, all costs incurred for design, development, site acquisition, site preparation, permitting, manufacturing, construction, acquisition, project management, installation, testing, startup and initial operation of such Project, or any facilities related thereto, including spare parts and fuel handling facilities and fuel, electrical, water and sewer interconnection equipment and facilities and the initial working capital of the business to be conducted and all other costs and expenditures in any respect related thereto, and specifically includes all Pre-Closing Project Costs for such Project, all pre-completion operating and maintenance costs for such Project (including, with respect to Mystic Station, all operation and maintenance costs for such Project prior to the Second Completion Date), all amounts payable under the related EPC Agreement or other Project Documents for such Project and all property, sales and use taxes, and insurance, management, consultant, legal and other costs and expenditures that accrue or become payable prior to the Project Completion for such Project, but excludes all Pre-Completion Operating Costs for such Project, and

        (y)  as to any Additional Project, all costs incurred for design, development, site acquisition, site preparation, permitting, manufacturing, construction, acquisition, project management, installation, testing, startup and initial operation of such Additional Project, or any facilities related thereto, including spare parts and fuel handling facilities and fuel, electrical, water and sewer interconnection equipment and facilities and the initial working capital of the business to be conducted and all other costs and expenditures in any respect related thereto, and specifically includes any pre-closing Project Costs for such Additional Project, all pre-completion operation and maintenance costs for such Additional Project, all amounts payable under the related EPC Agreement or other Project Documents for such Additional Project and all property, sales and use taxes, and insurance, management, consultant, legal and other costs and expenditures that accrue or become payable prior to the project completion date for such Additional Project.

        "Project Default" means any event or condition which upon the giving of notice, the lapse of time or both would constitute a Project Event of Default.

        "Project Documents" means, with respect to any Project, the Material Project Documents for such Project and all agreements providing for the development, construction, operation and maintenance of such Project, including, without limitation, construction contracts, spare parts agreements, power sales agreements, power transmission agreements, marketing and procurement agreements, interconnection agreements, fuel supply agreements, fuel transportation agreements, operation and maintenance agreements, administrative services agreements, long-term service agreements, shared use agreements, tax abatement agreements, tax sharing agreements, construction management agreements, development agreements and any combination of any of the foregoing.

20

        "Project Event of Default" has the meaning set forth in Article IV of the Project Company Guarantee.

        "Project LC Issuer" means BNP PARIBAS.

        "Project Letters of Credit" means, collectively, the Interconnection Security Letters of Credit and the Interconnection Payment Letters of Credit.

        "Project Material Adverse Effect" means with respect to a Project Company, an event or occurrence that has a material adverse effect on the business, operations, property, assets, or financial condition of such Project Company or the ability of such Project Company to pay its debts or perform and comply with its material obligations under the Loan Documents to which such Project Company is a party, or the validity or priority of the Lenders' security interest in such Project Company's interest in the Collateral.

        "Project Matter" has the meaning set forth in Section 10.04(b) of the Credit Agreement.

        "Project Note" means a promissory note of the Borrower payable to the order of each Lender, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Project Advances made by such Lender.

        "Project Revenues" means, for any period, the sum of the following received by the Borrower or credited to the account of the Borrower as described in clause (ii) below on a cash basis during such period: (i) all revenues and income received from any source, including revenues derived from and in connection with the sale of electricity generated by any Project, fuel, emission credits, ancillary services, ICAP and any other revenue, including trading revenues and fuel sale; (ii) investment earnings on amounts in the Accounts, but only to the extent such investment earnings have been transferred to the Revenue Account; and (iii) the proceeds of any business interruption insurance, delay in start-up insurance or delay liquidated damages received after the Second Completion Date.

        "Projects" means, collectively, Mystic Station Project, Mystic 8&9 Project and Fore River Project.

        "Property" means, with respect to each Project, the applicable site description attached to the Mortgage.

        "Prudent Engineering and Operating Practices" means, with respect to a particular time, those practices, methods, techniques and standards, as at such time, that are generally accepted for use in the merchant power electric generation industry commonly used in safe and prudent electric engineering and operations to design, engineer, construct, test, operate and maintain electric generation and transmission equipment.

        "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

        "Rating Agency" means each of S&P and Moody's, and their respective successors, or any other nationally recognized statistical rating agency.

        "Raytheon/Fore River Guaranty" means the Guaranty dated as of May 8, 2000, by Raytheon Company in favor of Sithe Fore River.

        "Raytheon/Mystic Development Guaranty" means the Guaranty dated as of May 8, 2000, by Raytheon Company in favor of Mystic Development.

        "Recipient" has the meaning set forth in Section 10.09 of the Credit Agreement.

        "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge, disposal or emission.

        "Related Facilities Agreement" means the Related Facilities Agreement to be executed between National Grid USA and Sithe Fore River.

21

        "Representative" means, with respect to any Person, any one of the individuals designated as such in the certificate of such Person delivered pursuant to Section 5.01(h) of the Credit Agreement, or any other individual thereafter designated as such by such Person to the Administrative Agent from time to time in writing.

        "Request for Issuance" has the meaning set forth in Section 3.02(b) of the Credit Agreement.

        "Required Lenders" means, on any relevant date of determination, Lenders holding or, in the case of the reimbursement obligations of the Borrower under any Letter of Credit, participating in, at least 51% of the sum of (a) the aggregate principal amount of the outstanding Advances plus (b) the aggregate undrawn amount of any Letter of Credit (if any of the Letters of Credit are outstanding at such time).

        "Required Project Approvals" shall have the meaning, with respect to a Project, set forth in Section 3.01(m) of the Project Company Guarantee.

        "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or partnership agreement or other organizational or governing documents of such Person, and, as to any Person or a Project, any Law applicable to or binding upon (a) such Person or any of its properties or to which such Person or any of its properties is subject or (b) the Project or to which a Project is subject, including relevant Environmental Laws, restrictive land use covenants and zoning, use and building codes, laws, regulations and ordinances.

        "Revolving Credit Facility" has the meaning set forth in the Section 1.1 of Sithe Equity Guaranty.

        "Risk Management Policy" means (i) the Credit Risk Management Policy relating to Sithe Boston Generating and (ii) the Market Risk Management Policy relating to Sithe Boston Generating, as such risk management policies may be amended as permitted by the Loan Documents.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor rating agency.

        "Scheduled Debt Service" means, for any period (without duplication), all principal payments on the Advances (excluding any repayments of Working Capital Advances) and all payments of interest, Fees or other amounts, scheduled to be made by the Borrower during such period under this Agreement, the Notes, any Swap Agreement and any other Loan Document. For the purposes of computing Scheduled Debt Service for any period, all payments received by the Borrower during such period under any Swap Agreement may be netted against Scheduled Debt Service for such period.

        "SCR Overhaul" means, with respect to a combustion turbine and its associated heat recovery steam generator, the replacement of the catalyst associated with the selective catalytic reduction equipment installed therein.

        "SEC" means the Securities and Exchange Commission and any federal agency successor thereto.

        "Second Completion Date" means the later of (i) Project Completion for the Mystic 8&9 Project and (ii) Project Completion for the Fore River Project.

        "Secured Parties" has the meaning set forth in the Depositary Agreement.

        "Security" means any shares, stock, bonds, debentures, notes, evidences of indebtedness or any other instruments commonly known as "securities".

        "Security Agreement" means the Security Agreement dated as of January 31, 2001, by and among the Collateral Agent, the Borrower, Sithe Mystic, Sithe Mystic Development and Sithe Fore River.

        "Security Documents" means the Mortgage, the Security Agreement, the Depositary Agreement, the Consents, the Borrower Pledge Agreement, the SPM Security Agreement, SPM Depositary

22

Agreement, each financing statement and any other instrument or document delivered to grant the Collateral Agent a security interest in the Collateral or to assure or preserve the Collateral Agent's security interest therein or any right or remedy created thereby.

        "Shared Use Agreements" means agreements providing for the sharing of real property, transmission lines, water lines, permits, contractual rights and other property and rights among the Projects and other generating facilities adjacent to the Project sites.

        "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates, or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

        "Sithe" means Sithe Energies, Inc., a Delaware corporation.

        "Sithe Boston Power Services" means Sithe Boston Power Services, LLC, a Delaware limited liability company.

        "Sithe Equity Guaranty" means the Equity Guaranty dated as of January 31, 2001, by Sithe in favor of the Collateral Agent.

        "Sithe Edgar" means Sithe Edgar, LLC, a Delaware limited liability company.

        "Sithe Fore River" means Sithe Fore River Development, LLC, a Delaware limited liability company.

        "Sithe Mystic" means Sithe Mystic LLC, a Delaware limited liability company.

        "Sithe Mystic Administrative Services Agreement" means the Administrative Services Agreement dated as of January 31, 2001, between Sithe Mystic and Sithe.

        "Sithe Mystic Development" means Sithe Mystic Development LLC a Delaware limited liability company.

        "Sithe Mystic Interconnection Agreement" means the Interconnection and Operation Agreement dated as of December 10, 1997, between BECO and Sithe.

        "Sithe Mystic Station O&M Agreement" means the Operation and Maintenance Agreement dated as of January 31, 2001, between Sithe Mystic and Sithe New England Power Services.

        "Sithe Mystic Terminalling Agreement" means the Terminalling Agreement dated as of March 15, 1988, between Exxon Company, U.S.A. and Sithe Mystic, as amended and assigned to Sithe by BECO effective May 15, 1998.

        "Sithe New England" means Sithe New England Holdings, LLC, a Delaware limited liability company.

        "Sithe New England Power Services" means Sithe New England Power Services, Inc., a Delaware corporation.

        "Sithe Power Marketing" means Sithe Power Marketing, L.P., a limited partnership organized under the laws of Delaware.

        "Sithe Undertaking" means the Undertaking Agreement dated as of January 31, 2001 between Sithe and the Collateral Agent, with respect to Sithe Power Marketing's obligations under the Power Marketing Agreement.

        "SPC" has the meaning specified in Section 10.07(d) of the Credit Agreement.

23

        "SPM Depositary Agreement" means the Collateral Agency and Depositary Agreement dated as of January 31, 2001, by and among Sithe Power Marketing, the Borrower, State Street Bank and Trust Company, as depositary thereunder, and State Street Bank and Trust Company, as collateral agent thereunder.

        "SPM Security Agreement" means the Security Agreement dated as of January 31, 2001, between Sithe Power Marketing and the Borrower.

        "Specifications" means with respect to any Project, the specifications of such Project as set forth and referred to in Exhibit A (Specifications) to the related EPC Agreement.

        "Standby Letters of Credit" shall mean collectively, the Interconnection Security Letters of Credit and the DSR Letter of Credit.

        "Stated Amount" means (i) in respect of the Interconnection Security Letter of Credit for the Mystic 8&9 Project, initially $12,421,250 (as may be reduced by the Borrower upon the submission to the Project LC Issuer of a Reduction Certificate in the form attached to such Letter of Credit), (ii) in respect of the Interconnection Security Letter of Credit for the Fore River Project, initially $5,866,250 (as may be reduced by the Borrower upon the submission to the Project LC Issuer of a Reduction Certificate in the form attached to such Letter of Credit), (iii) in respect of the Interconnection Security Letter of Credit for the Fore River Project to be provided to National Grid USA, if any, initially $2,000,000, (iv) in respect of the Interconnection Payment Letter of Credit for the Mystic 8&9 Project, $39,685,000, (v) in respect of the Interconnection Payment Letter of Credit for the Fore River Project, $19,865,000, and (vi) in respect of the DSR Letter of Credit, an amount equal $60 million; provided, that if on the date such DSR Letter of Credit is issued, amounts remain available for Drawing under previously issued Interconnection Security Letters of Credit and/or LC Loans relating to a Drawing under a previously issued Interconnection Security Letter of Credit remain unpaid, such amount available for Drawing shall equal (X) $60,000,000 minus (Y) the sum of (a) the aggregate amount available for Drawing under all such outstanding Interconnection Security Letters of Credit, plus (b) the aggregate principal amount of all outstanding LC Loans resulting from all Drawings under an Interconnection Security Letter of Credit; provided, further, that the amount available for Drawing of the DSR Letter of Credit calculated pursuant to the immediately preceding proviso shall be increased, from time to time, by the amount of any (a) permanent reduction in the aggregate amount available for Drawing under all outstanding Interconnection Security Letters of Credit, (b) the expiration of any outstanding Interconnection Security Letter of Credit (provided no extension, renewal or replacement has been provided therefore) and (b) repayment of any outstanding LC Loans resulting from a Drawing under such Interconnection Security Letters of Credit (provided a Reinstatement Certificate is not provided to the beneficiary of such Letter of Credit in respect of such repayment).

        "Subsequent Advances" has the meaning set forth in Section 5.03 of the Credit Agreement.

        "Subsidiary" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one or more other Subsidiaries).

        "Swap Agreement" means any agreement entered into by the Borrower with a Lender (or any Affiliate thereof), other than for speculative purposes, providing for a swap, ceiling rates, ceiling and floor rates, contingent participating or other hedging mechanism with respect to the interest payable on the Project Advances, substantially in the form of Exhibit 1.01G to the Credit Agreement.

        "Swap Bank" means a Lender (or any Affiliate thereof) party to a Swap Agreement.

24

        "Swap Claims" means any settlement amounts or other breakage or termination fees payable by the Borrower under any Swap Agreement in connection with any unwinding, breach or termination thereof.

        "Taking" means any requisition, expropriation or condemnation of any interest in a Project, or any portion thereof, or any similar event.

        "Taxes" has the meaning set forth in Section 6.01(g) of the Credit Agreement.

        "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of January 31, 2001, by and among Sithe Northeast Generating Company, Inc., Borrower, Sithe Mystic, Sithe Mystic Development and Sithe Fore River.

        "Technical Committee" shall have the meaning set forth in Section 9.07 of the Credit Agreement.

        "Term Sheet Base Case" means the Base Case Financial Projections attached to the Commitment Letter dated December 7, 2000, among Sithe and the Lead Arrangers.

        "Total Commitment" means the total of (i) the Aggregate Project Commitment, (ii) the Aggregate Working Capital Commitment and (iii) the Aggregate LC Commitment.

        "Trading Account" has the meaning set forth in the SPM Depositary Agreement.

        "Transaction Documents" means, collectively, the Project Documents and the Loan Documents.

        "Type", when used in the context of any Advance, has the meaning assigned to that term in the definition of "Advance" herein.

        "Uniform Commercial Code" means the Uniform Commercial Code, as amended from time to time, in effect in any specified jurisdiction.

        "WGI" means Washington Group International, Inc.

        "Working Capital Advance" means an advance by a Lender to the Borrower pursuant to Section 2.03 of the Credit Agreement.

        "Working Capital Borrowing" means a borrowing consisting of Working Capital Advances made of, or Converted into, the same Type and Interest Period made on the same day by the Lenders. Working Capital Borrowings consisting of Working Capital Advances of the same Type and Interest Period on the same day shall be deemed a single Borrowing hereunder until repaid in full or next Converted.

        "Working Capital Commitment" has the meaning assigned thereto in Section 2.02(a) of the Credit Agreement.

        "Working Capital Note" means a promissory note of the Borrower payable to the order of each Lender, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender.

25

PROJECT COMPANY GUARANTEE

        THIS PROJECT COMPANY GUARANTEE, dated as of January 31, 2001, made jointly and severally by SITHE MYSTIC LLC ("Sithe Mystic"), SITHE MYSTIC DEVELOPMENT LLC ("Sithe Mystic Development") and SITHE FORE RIVER DEVELOPMENT, LLC ("Sithe Fore River" and, collectively with Sithe Mystic and Sithe Mystic Development, the "Guarantors", and individually, a "Guarantor"), in favor of BNP PARIBAS, acting in its capacity as the collateral agent (the "Collateral Agent") for the Secured Parties (as defined below).

W I T N E S S E T H:

        WHEREAS, each Guarantor is a direct wholly-owned subsidiary of SITHE BOSTON GENERATING, LLC, a Delaware limited liability company (the "Borrower").

        WHEREAS, the Borrower has entered into the Credit and Reimbursement Agreement dated as of January 31, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the financial institutions listed on the signature pages thereof under the heading "The Lenders" and the other financial institutions from time to time party thereto (each, a "Lender" and collectively, the "Lenders") and BNP PARIBAS, as administrative agent (the "Administrative Agent").

        WHEREAS, the Credit Agreement contemplates the execution, delivery and the implementation of this Guarantee.

        WHEREAS, it is a condition precedent to the obligations of the Lenders under the Credit Agreement that this Guarantee shall have been entered into by the parties hereto and shall have become unconditionally and fully effective in accordance with the terms hereof.

        WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guarantee and will receive direct and indirect benefits by reason of the availability of the Advances.

        NOW, THEREFORE, in order to induce the Lenders to make the Advances to the Borrower pursuant to the Credit Agreement, and for other good and valuable consideration receipt of which is hereby acknowledged by each Guarantor, each Guarantor hereby agrees with the Collateral Agent, for its benefit and the ratable benefit of the Collateral Agent and the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

        SECTION 1.01.    Certain Terms.    The following terms (whether or not underscored) when used in this Guarantee, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

        (a)  "Funding Guarantor" has the meaning assigned to such term in Section 5.5 hereof.

        (b)  "Guaranteed Obligations" has the meaning assigned to that term in Section 2.1 hereof.

        (c)  "Guarantor" and "Guarantors" have the respective meanings assigned to those terms in the preamble hereto.

        (d)  "Guarantee" means this Project Company Guarantee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

        SECTION 1.02.    Credit Agreement Definitions.    Unless otherwise defined herein, terms used in this Guarantee, including its preamble and recitals, have the meanings provided in Annex A to the Credit Agreement.

ARTICLE II

GUARANTEE

        SECTION 2.01.    Guarantee.    Each Guarantor jointly and severally with each other Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. 362(a)), of the following (collectively, the "Guaranteed Obligations"):

        (a)  all Obligations of the Borrower under the Loan Documents, whether for principal, interest, fees, expenses, Swap Claims or otherwise; and

        (b)  any and all expenses (including reasonable counsel fees and expenses) incurred by the Collateral Agent or any Lender in enforcing any of their respective rights under this Guarantee;

        SECTION 2.02.    Limitation of Guarantor's Liability.    Each Guarantor confirms that it is its intention that the guaranty by such Guarantor pursuant to this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, such Guarantor hereby irrevocably agrees that the obligations of each Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under this Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law.

        SECTION 2.03.    Guarantee Absolute.    This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, and that all other Guaranteed Obligations shall be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent or any of the Secured Parties with respect thereto. The liability of each Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

        (a)  any lack of validity or enforceability of this Guarantee, the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, the absence of any action to enforce the same, any release of the Borrower or any other Guarantor, the recovery of any judgment against the Borrower or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor;

        (b)  any occurrence or condition whatsoever, including without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations of the Borrower or any Guarantor contained in this Guarantee, the Credit Agreement or any other Transaction Document, (ii) any impairment, modification, release or limitation of the liability of the Borrower or any Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable bankruptcy law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by any Guarantor, the Collateral Agent or any Lender of any rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Obligations, including all or any part of the rights of any Guarantor under this Guarantee, (v) the extension of the time for payment by the Borrower or any Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any Transaction Document or of the time for performance by the Borrower or any Guarantor of any other obligations under or arising out of any terms or provisions or the extension of the renewal of any thereof, (vi) the modification or amendment

2

(whether material or otherwise) of any duty, agreement or obligation of the Borrower or any Guarantor set forth in any Transaction Document, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting the Borrower or any of the Guarantors or any of their respective assets, or the disaffirmancy of this Guarantee or any Transaction Document in any such proceeding or (viii) the release or discharge of the Borrower or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law; or

        (c)  any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations.

Each Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of any Guarantor, and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing this Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing this Guarantee without notice to them and (iii) covenants that this Guarantee will not be discharged except by complete performance of this Guarantee. Each Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any person to this Guarantee is, or must be, rescinded or returned for any reasons whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor, this Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

        SECTION 2.04.    Waiver.    Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee and any requirement that the Collateral Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity (including any other guarantor) or any collateral.

        SECTION 2.05.    Subrogation.    No Guarantor will exercise any rights which it may acquire by way of subrogation under this Guarantee, by any payments made hereunder or otherwise, until all the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to any of the Guarantors on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full (whether pursuant to a claim in any bankruptcy or similar proceeding or otherwise), such amount shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement, or any other Loan Documents.

        SECTION 2.06.    Consent to Jurisdiction; Waiver of Immunities.

        (a)  Each Guarantor hereby irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or Federal court of competent jurisdiction sitting in New York City in any action or proceeding arising out of or relating to this Guarantee, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard or determined in such New York State or Federal court. Each Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantors may, with the prior written consent of the Collateral Agent, appoint any other Person maintaining an office in New York City as a process agent, and upon the acceptance of

3

the appointment as process agent, such process agent shall thereupon become process agent hereunder. Service of process in any such action or proceeding may be made by mailing (by certified mail) or delivering a copy of such process to each of the Guarantors in care of the Borrower, at the Borrower's above address, and each Guarantor hereby irrevocably authorizes and directs the Borrower to accept such service on its behalf. As an alternative method of service, each Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by certified mail) of copies of such process to the Guarantors at their addresses specified in Section 4.2. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in accordance with applicable law in other jurisdictions by suit on the judgment or in any other manner provided by law.

        (b)  Nothing in this Section shall affect the right of the Collateral Agent to serve legal process in any other manner permitted by law or affect the right of the Collateral Agent to bring any action or proceeding against each Guarantor or its property in the courts of any other jurisdictions.

        (c)  To the extent that any of the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or to its property, each Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guarantee.

        (d)  By executing this Guarantee, each Guarantor hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guarantee brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waives and agrees not to plead any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

ARTICLE III

REPRESENTATIONS AND COVENANTS

        SECTION 3.02.    Representations and Warranties.    Each Guarantor hereby represents and warrants to the Collateral Agent as follows (such representations and warranties being made as of the Closing Date and, to the extent provided herein, on each subsequent date on which such representations and warranties are made or deemed to be made hereunder):

        (a)  It is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

        (b)  It (i) has the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage, and (ii) is authorized to do business as a foreign corporation and is in good standing in each jurisdiction in which it is required to be authorized to do business;

        (c)  It has full power and authority and legal right to execute and deliver this Guarantee and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder;

        (d)  It has taken all necessary action to authorize its execution, delivery and performance of this Guarantee and the Transaction Documents to which it is a party;

        (e)  This Guarantee and each other Transaction Document to which it is a party has been duly executed and delivered by such Guarantor;

        (f)    For Federal income tax purposes, it is not an association taxable as a corporation;

4

        (g)  This Guarantee and each other Transaction Document to which it is a party constitute a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with their terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth therein may be limited by equitable principles (regardless of whether enforcement is considered in a court of law or a proceeding in equity);

        (h)  Neither the execution, delivery or performance by such Guarantor of the Transaction Documents to which it is a party, the compliance by such Guarantor with the terms and provisions thereof, nor the consummation of the transaction contemplated thereby, will:

            (i)  Conflict with, contravene, or violate any provision of any material Requirement of Law or any Governmental Approval;

          (ii)  Conflict with, or result in any breach of, any of the terms and conditions of, or result in the creation or imposition of (or the obligation to create or impose), any Lien (except Liens created pursuant to the Security Documents) upon any of the property or assets of such Guarantor pursuant to the terms of any contractual obligation, agreement or instrument to which such Guarantor is a party or by which it or any of its property or assets is bound; or

          (iii)  Conflict with, contravene, or violate any provision of the articles or certificates of formation, limited liability company agreements or other organizational documents of such Guarantor or, or any Transaction Document or other material contractual obligation, agreement or instrument binding upon such Guarantor unless such conflict, contravention or violation could not reasonably be expected to have a Project Material Adverse Effect;

        (i)    (1) At Closing, except for such matters relating to such Guarantor as set forth in Schedule 3.01(i), there is no litigation, action, suit, investigation or proceeding by or before any Governmental Authority or arbitrator pending or affecting or involving or, to the knowledge of the responsible officers of the Guarantor, threatened against the Guarantor which, individually or in the aggregate, represent a potential judgment or involves injunctive relief that would reasonably be expected to have a Material Adverse Effect; (2) subsequent to Closing, except for such matters relating to such Guarantor as set forth in Schedule 3.01(i), as updated from time to time by such Guarantor by written notice to the Administrative Agent, there is no litigation, action, suit, investigation or proceeding by or before any Governmental Authority or arbitrator pending or affecting or involving or, to the knowledge of the responsible officers of such Guarantor, threatened against such Guarantor which, individually, or in the aggregate represents a potential judgment in excess of $5,000,000 or involves injunctive relief that could reasonably be expected to have a Project Material Adverse Effect;

        (j)    With respect to such Guarantor and, to such Guarantor's knowledge with respect to Material Project Participants, there is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental Authority directing that any of the material transactions provided for in any of the Transaction Documents not be consummated as herein or therein provided;

        (k)  Such Guarantor is not in breach of or in default with respect to any order of any court, arbitrator, administrative agency or other Governmental Authority which breach or default could reasonably be expected to have a Project Material Adverse Effect;

        (l)    The proforma balance sheet of such Guarantor which was delivered pursuant to Section 5.01(h) of the Credit Agreement were prepared in accordance with GAAP (except for the omission of footnotes) and fairly present the proforma financial condition of the Guarantor on the Closing Date;

        (m)  [Intentionally Omitted];

5

        (n)  All Governmental Approvals with respect to such Guarantor, which under any Requirement of Law, including without limitation Environmental Law, are required to have been obtained by such Guarantor on or prior to the Closing Date are listed in Part A of Schedule 3.01(n) (collectively, the "Required Project Approvals"). Except as indicated in Part A of Schedule 3.01(n), all such Required Project Approvals have been obtained, are in full force and effect, are held by or on behalf of such Guarantor, are final, and are not subject to appeal;

        (o)  All Governmental Approvals which under any Requirement of Law, including without limitation Environmental Law, are required to be obtained by such Guarantor after the Closing Date are listed in Part B of Schedule 3.01(n) (collectively, the "Deferred Project Approvals"). Such Guarantor reasonably believes that each Deferred Project Approval shall be obtained in a final and non-appealable form in the ordinary course prior to the time it is required to be obtained hereunder or under the other Transaction Documents;

        (p)  Such Guarantor is in compliance with, and its related Project is being owned, operated and maintained in compliance with, all Requirements of Law, including without limitation Environmental Law, and in compliance with the requirements of all Required Project Approvals, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Project Material Adverse Effect;

        (q)  No Project Default or Project Event of Default has occurred and is continuing;

        (r)  To such Guarantor's knowledge, no Borrower Default or Borrower Event of Default has occurred or is continuing and no Material Project Participant is in breach or default of any of the terms or provisions of any Material Project Document relating to such Guarantor's Project;

        (s)  Such Guarantor has filed or caused to be filed all federal, foreign, state and other tax returns which are required to be filed by it and has paid (prior to their delinquency dates) all taxes, fees, charges and assessments ("Taxes") which have become due pursuant to such returns or pursuant to any assessment received by it, other than Taxes with respect to such Guarantor, the payment of which are subject to a Contest or which are listed on Schedule 3.01(s) hereto;

        (t)    Such Guarantor is not conducting any business other than Permitted Business and does not own any Subsidiaries or any equity in any other Person;

        (u)  The Obligations of such Guarantor constitute direct, unconditional and general obligations of such Guarantor which are not subordinated (whether by contract or otherwise) to the claims of any other creditor of such Guarantor, other than Project Company Permitted Liens and subordination effected by operation of any Requirement of Law;

        (v)  Such Guarantor has good, marketable and valid title in and to or valid leasehold interest in or easement over all of its property and assets, free and clear of all Liens other than Project Company Permitted Liens;

        (w)  Such Guarantor has obtained and holds in full force and effect all patents, trademarks, copyrights and other such rights or adequate licenses therein, free from unduly burdensome restrictions, which are necessary for the ownership, construction, operation and maintenance of the Project;

        (x)  The Transaction Documents, the Required Project Approvals and, upon receipt thereof, the Deferred Project Approvals, create rights in the Borrower sufficient to enable such Guarantor to own, construct, operate and maintain the Project and to perform as required under the Transaction Documents.

        (y)  The copies of the Material Project Documents to which such Guarantor is a party delivered pursuant to this Section 3.01(y) are true, correct and complete copies of such documents (with any waivers or amendments to date hereof), and such Material Project Documents (with the exception of

6

the Mystic Development Interconnection Agreement and the Related Facilities Agreement) are in full force and effect in accordance with their terms and no term or condition thereof has been amended from the form thereof delivered to the Administrative Agent and the Collateral Agent, or waived except as permitted under this Guarantee.

        (z)  All utility services, means of transportation, facilities and other materials necessary for the construction and operation of such Guarantor's related Project (including as necessary, gas, electrical, water and sewage services and facilities) are, or will be when needed, available to such Project and arrangements in respect thereof have been made, or will be made, on commercially reasonable terms, to the extent that the absence of such utility services, means of transportation, facilities and materials could reasonably be expected to result in a Material Adverse Effect. The services to be performed, the materials to be supplied and the land use and other rights granted to such Guarantor under the Project Documents will provide it with rights and property interests necessary for the development, construction, operation and maintenance of such Project, other than those services, materials or rights which it can obtain in the ordinary course of business without material expense or material delay;

        (aa) The Security Documents create, as security for the Obligations, valid and enforceable and, following any filings to be made in respect thereof, perfected first priority Liens on all of the Collateral held by such Guarantor, in favor of the Collateral Agent for the ratable benefit of the Secured Parties, subject to no Liens other than Permitted Liens. All Governmental Approvals, if any, necessary or desirable to perfect such Liens have been duly effected or taken and all fees and expenses required to be paid in connection with the filing or obtaining of such Governmental Approvals have been paid;

        (bb) (i) Such Guarantor has not received any Environmental Notice. (ii) Other than matters with respect to such Guarantor as set forth in Schedule 3.01(bb) (or as set forth in any environmental reports referred to in such schedule), to the knowledge of such Guarantor, there are no past or present actions, activities, circumstances, conditions, events or incidents, including without limitation Environmental Discharge, that could reasonably be expected to form the basis of any litigation, action, suit, investigation or proceeding by or before any Governmental Authority or arbitrator pending or affecting or involving or, to the knowledge of the responsible officers of such Guarantor, threatened against such Guarantor which, individually or in the aggregate, represents a potential judgment that would reasonably be expected to exceed $5,000,000;

        (cc) Such Guarantor has obtained and maintains all insurance required pursuant to Section 3.02(aa) hereof and no event, condition or occurrence has occurred or is existing which could render such insurance voidable, void or illegal;

        (dd) Such Guarantor is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company," or a "public utility company" within the meaning of PUHCA, or (iii) subject to financial, organizational or rate regulation under the Federal Power Act except that such Guarantor is and will be a "public utility" under the Federal Power Act with authority to sell wholesale electric power and ancillary services at market-based rates and with all waivers of regulations and blanket authorizations as are customarily granted by FERC to a "public utility" that sells wholesale power at market-based rates, including blanket authority to issue securities and waiver and abbreviated filing requirements for interlocking positions;

        (ee) Such Guarantor is not, and, by reason of (i) the ownership (direct or indirect) or operation of its related Project, or (ii) any other transaction contemplated by any Transaction Document, will not be deemed by any Governmental Authority to be, subject to financial, organizational or rate regulation as an "electric utility," "electric corporation," "electrical company," "steam company," "steam utility," "public utility", "public utility company," "public utility holding company" or similar entity within the meaning of any Requirement of Law, except that such Guarantor is and will be a "public utility" under the Federal Power Act with authority to sell wholesale electric power and ancillary services at market-

7

based rates and with all waivers of regulations and blanket authorizations as are customarily granted by FERC to a "public utility" that sells wholesale power at market-based rates;

        (ff)  Subject to subsection (gg) below, none of the Borrower, the Administrative Agent, the Collateral Agent nor the Lenders will, solely by reason of (i) such Guarantor's ownership (direct or indirect), construction, operation and maintenance of its related Project as contemplated by the Transaction Documents, (ii) the making of any of the Commitments, (iii) the securing of the Obligations by Liens on the Collateral or (iv) any other transaction contemplated by this Agreement or any other Transaction Document, be deemed by any Governmental Authority to be, or to be subject to regulation as, an "electric utility," "electric corporation," "electrical company," "steam company," "steam utility," "public utility," "public utility company," "public utility holding company" or similar entity within the meaning of any Requirement of Law;

        (gg) If such Guarantor's Project is operated as contemplated by the Loan Documents, none of the Borrower, the Administrative Agent, the Collateral Agent nor the Lenders will, solely by reason of ownership or operation of the Project upon the exercise of their remedies under the Security Documents, and without regard to any other activity of the Borrower, the Administrative Agent, the Collateral Agent or any Lender, be deemed by any Governmental Authority to be subject to financial, organizational or rate regulation as an "electric utility," "electric corporation," "electrical company," "steam company," "steam utility," "public utility," "public utility company," "public utility holding company" or similar entity within the meaning of any Requirement of Law, provided that such Guarantor maintains its EWG status or is no longer required under any Requirement of Law to maintain such status in order to be exempt from PUCHA, except that ownership or operation of such Project may subject such owner or operator to regulation as a "public utility" under the Federal Power Act;

        (hh) There are no collective bargaining agreements covering the employees of such Guarantor or Multiemployer Plans which could reasonably be expected to have a Project Material Adverse Effect;

        (ii)  Such Guarantor does not maintain or contribute to any Plan, which maintenance or contribution could reasonably be expected to have a Project Material Adverse Effect;

        (jj)  (i) As of the Closing Date, there is no fact known to such Guarantor which has had or could reasonably be expected to have a Project Material Adverse Effect which will not be set forth in the documents, certificates and other written statements furnished to the Administrative Agent, the Independent Engineer, the Fuel Consultant and the Insurance Consultant prior to the Closing Date. (ii) As of the Closing Date, the factual statements made by such Guarantor and all documentation (other than projections and forecasts), taken as a whole, furnished in writing by such Guarantor to the Administrative Agent, the Independent Engineer, the Fuel Consultant and the Insurance Consultant, taken as a whole, including written updated or supplemented information delivered on or prior to the Closing Date are, to such Guarantor's knowledge, true and correct in all material respects. (iii) The assumptions constituting the basis on which such Guarantor prepared the Project Budget and the Construction Schedule are reasonable and were developed and utilized consistently and in good faith and such Guarantor has no reason to believe that such assumptions are incorrect or misleading in any material respect; and

        (kk) No consent from, authorization by, or registration or filing with, any Person is required for the due execution, delivery, or performance of, any Loan Document by such Guarantor, except (i) those that have already been obtained or made, and (ii) filings necessary to create, perfect or retain the perfection of Liens against the Collateral held by such Guarantor.

8

        SECTION 3.02.    Covenants.    Each Guarantor hereby agrees with the Collateral Agent and each Lender that, so long as there are outstanding Obligations or Commitments, such Guarantor shall, unless the Required Lenders shall otherwise consent in writing:

        (a)  Mandatory Payments. Apply (i) any proceeds or funds received by such Guarantor in respect of a Casualty Event or Taking or in respect of performance liquidated damages under the EPC Agreement to which such Guarantor is a party (after giving effect to any Extension Period as defined in Section 20.2.4 of such EPC Agreement which may have been granted by such Guarantor), which such Guarantor has not, in accordance with Section 3.02(b), applied toward the repair, replacement, rebuilding or restoration of the affected Project, to the prepayment of Advances made to the Borrower under the Credit Agreement in accordance with Section 4.02 thereof, (ii) fifty (50) percent of any proceeds or funds received by such Guarantor in respect of a Casualty Event or Taking or performance liquidated damages, which remain after making all required repairs, replacements, rebuildings or restoration to the affected Project, to the prepayment of Advances made to the Borrower under the Credit Agreement in accordance with Section 4.02 thereof (with the remaining fifty (50) percent to be deposited into the Revenue Account and applied in accordance with the Depositary Agreement) and (iii) any Net Emissions Profits (as defined in Section 3.04(d) hereof) to the prepayment of Advances made to the Borrower under the Credit Agreement in accordance with Section 4.02 thereof.

        (b)  Application of Proceeds and Performance Liquidated Damages.

            (i)  In the event that such Guarantor receives proceeds in respect of (A) a Casualty Event of $10,000,000 or less or (B) any Taking of $10,000,000 or less, so long as no Project Event of Default with respect to the affected Project, and no Borrower Event of Default shall have occurred and be continuing, such Guarantor shall be entitled to receive from the Collateral Agent or the Administrative Agent, as the case may be, such proceeds as reimbursement for, or payment of, the costs of repair, replacement, rebuilding or restoration of any portion of such Project on account of such Taking or Casualty Event, as the case may be.

          (ii)  In the event that such Guarantor receives proceeds in respect of (A) a Casualty Event in excess of $10,000,000 or (B) any Taking in excess of $10,000,000, so long as no Project Event of Default with respect to affected Project, and no Borrower Event of Default shall have occurred and be continuing, such Guarantor shall be entitled to receive from the Collateral Agent or the Administrative Agent, as the case may be, such proceeds as reimbursement for, or payment of, the costs of repair, replacement, rebuilding or restoration of any portion of such Project on account of such Taking or Casualty Event, as the case may be, if, and only if, prior to application by the Collateral Agent or the Administrative Agent, as the case may be, of such proceeds, such Guarantor shall have provided to the reasonable satisfaction of the Required Lenders and the Administrative Agent (A) contracts, purchase orders or other instruments for such repair, replacement, rebuilding or restoration demonstrating such Guarantor's ability to effect such repair, replacement, rebuilding or restoration at a cost not greater than the amount of such proceeds (or, if such cost is greater, accompanied by an explanation of the source of funds for such excess amounts), (B) assurances that such affected Project is capable of being restored to substantially the same operating standards as existed immediately prior to such Casualty Event or Taking, (C) assurances showing the Borrower's ability to meet its obligations under the Loan Documents during the period from such Taking or Casualty Event, as the case may be, until completion of such repair, replacement, rebuilding or restoration, and until completion of such repair, replacement, rebuilding or restoration, and thereafter for a period reasonably acceptable to the Required Lenders and the Administrative Agent, and (D) assurances that all Material Project Documents relating to the affected Project shall remain in full force and effect during such period and thereafter for a period acceptable to the Required Lenders and the Administrative Agent; provided, further, that any determination by such Guarantor not to apply such proceeds or to rebuild or restore the affected Project subject to such Taking or Casualty Event shall be subject to

9

  the prior written approval of the Technical Committee, in consultation with the Independent Engineer, such approval not to be unreasonably withheld or delayed.

          (iii)  In the event that any performance liquidated damages are received by either Development Project Company in excess of $10,000,000 under such Development Project Company's EPC Agreement, such Guarantor may use such amounts to complete the affected Project if completion is performed in accordance with a plan approved by the Technical Committee in consultation with the Independent Engineer (such approval not to be unreasonably withheld or delayed). Neither Development Project Company may grant the Contractor an Extension Period in excess of 30 days pursuant Section 20.2.4 of either EPC Agreement unless consented to by the Technical Committee.

          (iv)  Such Guarantor shall give prompt notice to the Borrower of the receipt of any proceeds described under this Section 3.02(b).

          (v)  Notwithstanding any provisions of Section 3.02(a) and (b) to the contrary, the proceeds of any Taking made by the Massachusetts Water Resources Authority ("MWRA") at the real property owned by Sithe Fore River and located in Weymouth and Quincy, Massachusetts, shall be governed by the provisions of that certain Closing Agreement dated May 15, 1998, among BECO, Sithe, Sithe New England, and Sithe Edgar, as amended by Supplement to Closing Agreement dated October 29, 1999 (collectively, the "Closing Agreement"), a copy of which has been provided to the Secured Parties. Specifically, to the extent that any such Taking is in connection with the MWRA Development (as defined in such Closing Agreement), any pro tanto award paid by the MWRA to Sithe Edgar or Sithe Fore River, as successor-in-interest to Sithe Edgar LLC, shall be paid to BECO as provided in such Closing Agreement. In addition, BECO, pursuant to the Closing Agreement, has retained the right to commence an action under Massachusetts General Laws Chapter 79 for damages (in excess of any amounts awarded pursuant to such pro tanto award), which damage case may be brought in the name of Sithe Fore River. BECO shall be entitled to receive the proceeds of such action which shall be applied pursuant to Section 2.2.5.1 of the Closing Agreement. However, to the extent that Sithe Fore River receives any payments pursuant to Section 2.2.5.1, such payments shall be applied pursuant to the provisions of Section 3.02(a) and (b) set forth above, with the exception of this Section 3.02(b)(v). The Collateral Agent and the Secured Parties by their acceptance of this Project Company Guarantee agree to sign any document, waiver, release, or countersign any check made payable by BECO in order to effectuate the provisions of such Closing Agreement.

        (c)  Records. (i) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of any Requirement of Law shall be made of all dealings and transactions in relation to its business and activities. (ii) Such Guarantor will at all times cause a complete set of the current and (when available) as built plans (and all supplements thereto) relating to its related Project to be maintained at such Project. (iii) Such Guarantor will also maintain accurate and complete records of all investigations, studies, sampling and testing conducted, and any and all remedial actions taken, by such Guarantor or, to its knowledge and to the extent obtained by such Guarantor, by any Governmental Authority or other Person with respect of any Environmental Matter on or affecting the Project;

        (d)  Inspection Rights. Permit officers and designated representatives of the Collateral Agent, the Administrative Agent, each Lender (but not during performance tests) and the Independent Engineer to visit and inspect any of the properties of such Guarantor, and to examine the books and records of such Guarantor (including, without limitation, the books of record and account of such Guarantor), and discuss the affairs, finances and accounts of such Guarantor with, and be advised as to the same by, its and their officers, directors and independent accountants, all upon reasonable notice and at such reasonable times as the Collateral Agent and the Administrative Agent may desire; provided, that any

10

such inspections, examinations or discussions shall, in the case of any Lender, be coordinated through the Administrative Agent and the Administrative Agent will attempt to consolidate inspection by multiple Lenders;

        (e)  [Intentionally omitted.]

        (f)    Preservation of Existence, Etc. Cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence, its good standing in its jurisdiction of formation, its qualification to do business in each other jurisdiction where such qualification is necessary, and, except where failure to maintain the same could not reasonably be expected to have a Project Material Adverse Effect, its patents, trademarks, tradenames, copyrights, franchises and similar rights;

        (g)  Maintenance of Properties. Subject to the exceptions set forth in Section 3.04(d), keep, or cause to be kept, in good working order and condition, ordinary wear and tear excepted, the properties owned or leased by it;

        (h)  Good Title. Subject to the exceptions set forth in Section 3.04(d), preserve and maintain good and valid title to, or leasehold interest in, all of the properties and assets owned or leased by it subject to no Liens other than Permitted Liens;

        (i)    Taxes. File all tax returns when due where required to be filed by it and pay or cause to be paid when due, all Taxes and all charges, betterments, or other assessments relating to the Collateral, and all other lawful governmental and non-governmental claims required to be paid by such Guarantor except to the extent any of the same are subject to a contest;

        (j)    Compliance With Laws. (i) Except to the extent that the failure to do so could not reasonably be expected to have a Project Material Adverse Effect, comply with all Requirements of Law and third party consents and maintain in full force and effect all Governmental Approvals and third party consents necessary for the conduct of its business and the operation of such Guarantor's Project. (ii) Except to the extent that the failure to do so could not reasonably be expected to have a Project Material Adverse Effect, comply with, and ensure compliance by any and all occupants and operators of the related Project with all Requirements of Law, including Environmental Laws;

        (k)  Governmental Approvals. Except to the extent that the failure to do so could not reasonably be expected to have a Project Material Adverse Effect (i) maintain in full force and effect all Governmental Approvals with respect to its related Project then required under any Requirement of Law to have been obtained or made, (ii) obtain all Deferred Project Approvals with respect to its related Project as promptly as practicable but in any event no later than the date required to be obtained under any Requirement of Law and (iii) own, construct, operate and maintain its related Project in compliance with the terms and provisions of all Governmental Approvals;

        (l)    Environmental Matters. Keep its related Project free from any Lien imposed pursuant to Environmental Laws, and pay or cause to be paid when due any and all costs in connection with the foregoing, including without limitation the cost of identifying the nature and extent of the presence of any Hazardous Substances in, on or from the Project or any real property owned or leased by such Guarantor and the cost of delineation, removal, treatment and disposal of any such Hazardous Substances. If such Guarantor fails to do any of the foregoing, then (i) after the occurrence of a Project Event of Default related thereto which is continuing under this Agreement or (ii) in the event any Secured Party sustains or reasonably determines that it may sustain any liability, loss, cost, damage or expense (including attorney's fees and expenses) arising out of the presence of Hazardous Substances in, on or about its related Project, the Administrative Agent or the Collateral Agent may cause such Guarantor's Project to be freed (by removal or otherwise) from such Hazardous Substances and the cost of such remedial action (including attorney's, consultants' and laboratories' fees and expenses) shall be added to the Obligations of such Guarantor pursuant to this Agreement and secured

11

by the Security Documents. Such Guarantor will give the Collateral Agent and the Administrative Agent and employees reasonable access to its Project to effect the foregoing;

        (m)  [Intentionally omitted.]

        (n)  Revenue Account. Transfer and deposit, or cause to be transferred and deposited, all Project Revenues received by, or on behalf of, such Guarantor from whatever sources to the Revenue Account (as defined in the Depositary Agreement) or, with respect to the Development Project Companies prior to the Completion Date with respect to such Development Project, the Construction Account (as defined in the Depositary Agreement). Notwithstanding the foregoing, the Mystic Station Net Revenues shall be transferred and deposited in the Mystic Station Revenue Account (as defined in the Depositary Agreement) prior to the Second Completion Date;

        (o)  Regulatory Status. Take all commercially reasonable actions (a) to maintain status at all times as an "exempt wholesale generator," and (b) to cause its related Project to be at all times an "eligible facility," unless the failure to take such actions could not reasonably be expected to have a Project Material Adverse Effect;

        (p)  Inspection Rights of Consultants. (i) Provide each of the Independent Engineer and the Insurance Consultant with all information reasonably requested and exercise due care to ensure that any such information is accurate in all material respects and does not omit any information necessary to make such material not materially misleading. (ii) Permit the Independent Engineer to attend performance tests and, upon reasonable notice, meetings regarding construction and completion of its related Project;

        (q)  Replacement of Auditors. Appoint and maintain as the Auditors another of the "Big Five" accounting firms in the event that Deloitte & Touche LLP should cease to be the Auditors of such Guarantor for any reason;

        (r)  Performance of Obligations. Perform all of its obligations under the terms of each agreement or instrument by which it or any of its properties is bound or to which it is a party, including without limitation all Project Documents in respect of its related Project;

        (s)  Consents Obtain executed consents, in form and substance reasonably satisfactory to the Administrative Agent, to the assignment of each material Additional Project Document entered into after the Closing Date from each other Person party thereto;

        (t)    Casualty Event. If a Casualty Event shall occur with respect to its related Project, diligently pursue all rights to compensation in respect of such Casualty Event;

        (u)  Default under Project Document. If a Default or Event of Default occurs under any Material Project Document or Additional Project Document with respect to its related Project, pursue, in consultation with the Administrative Agent, all rights and remedies of such Guarantor in respect of such Default or Event of Default;

        (v)  Operation of the Projects. Operate and maintain such Project in accordance with the terms of this Agreement, the Transaction Documents and the Governmental Approvals;

        (w)  Operator Information. To the extent that the Operator of its related Project provides monthly reports, promptly provide the same to the Administrative Agent.

        (x)  Additional Property; Easements. To the extent and at such time as such Guarantor acquires additional property, easements and rights-of-way, such Guarantor shall promptly cause such property, easements and rights-of-way to be subjected to the Lien of the Security Documents. At the request of the Collateral Agent, such Guarantor will execute and deliver all necessary amendments to the Security Documents with respect thereto and file and record all Governmental Approvals necessary or advisable

12

to enable the Collateral Agent to obtain a first priority perfected Lien in such additional property, easements and rights-of-way;

        (y)  Risk Management Policy. Comply in all material respects with the Risk Management Policy.

        (z)  Firm Gas Transportation. Commencing on the Completion Date with respect to the Fore River Project, Sithe Fore River shall procure (in its own name or through actions taken by Sithe Power Marketing) either directly from Algonquin or through capacity releases in the secondary market, no later than October 1st of each calendar year, firm gas transportation services for at least 70,000 MMBtu per day on the Algonquin mainline with respect to at least the six-month period commencing October 1st through March 31st of such calendar year; provided, however, that such obligation shall terminate upon the commencement of firm gas transportation services under the HubLine Service Agreement.

        (aa) Insurance.

            (i)  Keep its present and future properties and business insured against loss or damage in such a manner and to the same extent as required in Schedule 3.02(aa) relating to such Guarantor. On or prior to the dates required pursuant to Schedule 3.02(aa), such Guarantor shall submit to the Administrative Agent certificates of insurance relating to the insurance required thereby relating to such Project;

          (ii)  With respect to each Development Project Company, cause the Contractor of its related Project to keep the insurances described in Part A of Schedule 3.02(aa) relating to such Project. On or prior to the dates required pursuant to Schedule 3.02(aa) such Development Project Company will cause the Contractor to submit to the Administrative Agent certificates of insurance relating to the insurance required by Part A of Schedule 3.02(aa) relating to such Project;

          (iii)  Perform all of its obligations under the terms of each policy of insurance listed on Schedule 3.02(aa) with respect to its related Project; and

          (iv)  The provisions of this Section 3.02(aa) shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance. In the event that any insurance whatsoever is purchased, taken or otherwise obtained by such Guarantor with respect to its related Project otherwise than as required hereunder or if not properly endorsed to the Collateral Agent as the sole loss payee or beneficiary or otherwise made upon the terms required in this Section, without limitation to any provision of the Security Documents, such insurance shall be considered assigned hereunder to the Collateral Agent with the right of the Collateral Agent to make, settle, compromise and liquidate any and all claims made thereunder, without prejudice to the exercise of any other rights and remedies that the Collateral Agent may have under any of the Loan Documents or under any Requirement of Law.

        (bb) Operating Budget.

            (i)  Adopt, with respect to (X) each Development Project, on or before the Project Completion Date for each such Project and (Y) Mystic Station, no later than 60 days following Closing, an operating plan and budget in substantially the form attached hereto as Exhibit C, which shall include all Operating Expenses for each such Project for the period from such date to the conclusion of the then current calendar year and provide a copy of such operating plan and budget at such time to the Collateral Agent and the Administrative Agent. No less than sixty (60) days prior to each calendar year thereafter, such Guarantor will submit to the Administrative Agent an operating plan and budget for the ensuing calendar year (each such operating plan and budget is herein called an "Operating Budget"). The Non-Variable Operating Expenses set forth in each Operating Budget shall not become effective until approved by the Administrative Agent pursuant

13

  to clause (ii) below. Any proposed capital expenditures during any year by such Project shall be submitted to the Administrative Agent for approval together with the operating plan and budget.

          (ii)  Deliver to the Administrative Agent an Operating Budget not less than sixty (60) days in advance of each calendar year together with an Officer's Certificate of such Guarantor stating that to such officer's knowledge, such Operating Budget contains a reasonable estimate of the Non-Variable Operating Expenses for the period covered thereby; provided, that with respect to any proposed Operating Budget, if the Administrative Agent fails to expressly approve or disapprove in writing the Non-Variable Operating Expenses contained in such Operating Budget by the beginning of the calendar year in which such proposed Operating Budget to be used, such proposed Non-Variable Operating Expenses shall be deemed approved. No expenditures for capital improvements outside of the Operating Budget shall be deemed approved; express written approval by the Administrative Agent is required (once so approved, an "Approved Capital Expenditure" for such calendar year). If the Administrative Agent shall have accepted certain Non-Variable Operating Expenses contained in an Operating Budget submitted to the Administrative Agent, any such approved Non-Variable Operating Expenses shall become effective. Any remaining Non-Variable Operating Expense contained in such Operating Budget not specifically approved by the Administrative Agent shall be deemed, for such ensuing calendar year, to equal the lesser of (x) the amount set forth in respect of such Non-Variable Operating Expense in the Operating Budget of the relevant Project for the preceding calendar year and (y) the amount set forth in respect of such Non-Variable Operating Expense in the Closing Base Case, in each case adjusted for actual inflation, provided, however, if such Non-Variable Operating Expense was not included as a type of Operating Expense in the Closing Base Case then, until approved (in which case the foregoing provisions of this sentence shall apply), such Non-Variable Operating Expense shall be deemed, for such ensuing calendar year, to equal the amount set forth in respect of such Non-Variable Operating Expense in the Operating Budget of the relevant Project for the preceding calendar year.

          (iii)  If during any calendar year, such Guarantor proposes to exceed the aggregate amount of Non-Variable Operating Expenses contained in the applicable Operating Budget by more than 10%, such Guarantor shall propose an amendment to such Operating Budget to the Administrative Agent and such amendment shall become effective upon its approval. At the time such Guarantor submits such proposal, such Guarantor shall certify the purpose of such amendment and that such amendment is reasonably necessary or advisable for the operation and maintenance of its Project.

          (iv)  If during any calendar year, such Guarantor proposes to exceed the aggregate amount of Non-Variable Operating Expenses contained in the applicable Operating Budget by more than 15%, such Guarantor shall propose an amendment to such Operating Budget to the Administrative Agent and such amendment shall become effective upon approval of the Technical Committee. At the time such Guarantor submits such proposal, such Guarantor shall certify the purpose of such amendment and that such amendment is reasonably necessary or advisable for the operation and maintenance of its Project.

        (cc) Further Assurances. Take all such further actions and execute all such further documents and instruments as the Administrative Agent may at any time reasonably determine to be desirable to further carry out and consummate the transactions contemplated by the Transaction Documents or to maintain and preserve the Liens of the Security Documents, including such necessary actions to perfect or protect the priority of the Lien of the Collateral Agent on the Collateral under the Security Documents.

        SECTION 3.03.    Additional Covenants of Development Project Companies.    In addition to the covenants in Section 3.02 above, each Development Project Company hereby agrees with the Collateral

14

Agent and each Lender that, so long as there are outstanding Obligations or Commitments, such Development Project Company shall, unless the Required Lenders shall otherwise consent in writing:

        (a)  Project Budget. Not reallocate Project Costs except as permitted pursuant to Section 2.01(b) of the Credit Agreement.

        (b)  Construction and Completion of the Projects. Duly construct and complete, or cause the construction and completion of, its related Project in accordance with the specifications set forth in the EPC Agreement for its related Project;

        (c)  Performance Tests. Permit the Administrative Agent and the Independent Engineer to witness and verify the Performance Tests (as defined in the EPC Agreements) and such Development Project Company shall give the Administrative Agent and the Independent Engineer not less than thirty (30) days prior written notice of the expected date of the Performance Tests and not less than ten (10) days prior written notice (to such Development Project Company's knowledge) of the exact date(s) of the Performance Tests. If, upon completion of the Performance Tests, such Development Project Company is of the belief that the Performance Tests have been satisfied, it shall so notify the Administrative Agent and the Independent Engineer and shall deliver a copy of all the test results requested by the Administrative Agent or the Independent Engineer supporting such conclusion, accompanied by supporting data and conclusions, evidencing such Development Project Company's belief that it has satisfied its obligations with respect to the Performance Tests. If the Performance Tests have been satisfactorily completed, the Independent Engineer shall so certify in writing to the Administrative Agent; and

        (d)  Contractor Information. To the extent that the Contractor of its related Project provides monthly reports, promptly provide the same to the Administrative Agent.

        SECTION 3.04.    Negative Covenants.    Each Guarantor hereby agrees with the Collateral Agent and each Lender that, so long as there are outstanding Obligations or Commitments, such Guarantor shall not, unless the Required Lenders shall otherwise consent in writing:

        (a)  Permitted Debt. Create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Debt, other than the following ("Project Company Permitted Debt"):

            (i)  liabilities under the Loan Documents and Project Documents with respect to its related Project to which such Guarantor is a party;

          (ii)  liabilities for Project Costs and Financing Costs for its related Project;

          (iii)  (a) with respect to Sithe Fore River, Capital Lease Liabilities not to exceed, in the aggregate, $20,000,000, (b) with respect to Sithe Mystic Development, Capital Lease Liabilities not to exceed, in the aggregate, $40,000,000, and (c) with respect to Sithe Mystic, Capital Lease Liabilities not to exceed, in the aggregate, $15,000,000, in each case, from the date of determination through the earlier of (x) the expiration date of the applicable capitalized lease(s) and (y) the Maturity Date;

          (iv)  any Debt of such Guarantor set forth in Schedule 3.04(a), which is outstanding on the Closing Date;

          (v)  (A) Permitted Borrower Debt which is on-lent to such Guarantor and (B) subordinated loans made available to such Guarantor by the Borrower;

          (vi)  surety bonds, performance bonds or similar arrangements with third-party sureties, indemnitors or similar persons obtained or made in connection with a good faith contest;

15

        (vii)  trade accounts payable and other Debt for the acquisition of goods, services or rights in the ordinary course of business;

        (viii)  endorsement of negotiable instruments for collection; and

          (ix)  unsecured Debt incurred in connection with Permitted Hedging Transactions in relation to its related Project;

        (b)  Liens. Create, incur, assume or suffer to exist, directly or indirectly, on any of its property or assets, whether now owned or hereafter acquired, any Liens except for:

            (i)  Liens granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents or permitted under the Loan Documents, which Liens shall be perfected first priority security interests subject only to other Project Company Permitted Liens;

          (ii)  Liens for Taxes not yet delinquent or which is the subject of a Contest;

          (iii)  Liens arising from judgments or awards so long as an appeal is being prosecuted in good faith with adequate reserves being maintained therefor;

          (iv)  Liens, deposits or pledges to secure statutory obligations or performance bids, tenders, contracts or leases, or for purposes of like general nature in the ordinary course of business;

          (v)  mechanics', materialmen's and other statutory Liens arising in the ordinary course of business or for the payment of Project Costs, Financing Costs or other costs associated with the ownership, construction, operation and maintenance of its related Project, to the extent that the same are insured by the then-current title insurance policy issued in connection with each Project;

          (vi)  Liens securing Project Company Permitted Debt described under clauses (i) (only with respect to liabilities incurred under Loan Documents), (iii) (capital leases), (iv) (outstanding on the Closing Date) and (v)(B) (subordinated loans from Borrower) of Section 3.04(a) above;

        (vii)  Liens securing Permitted Borrower Debt described under clauses (i) (Loan Documents), (ii) (outstanding on the Closing Date), (iii) (pari passu indebtedness associated with Additional Project) and (iv) (Swap Agreements) of Section 7.02(a) of the Credit Agreement;

        (viii)  Liens arising under Shared Use Agreements;

          (ix)  Liens, encumbrances or other exceptions set forth in the title policies or an endorsement thereto delivered to the Lenders, or otherwise disclosed to the Lenders on or before the Closing Date; and

          (x)  other easements, licenses, Liens and encumbrances incident to the conduct of such Guarantor's Permitted Business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of its property for the purposes of its business;

        (c)  Dividends. Declare or pay any dividends or distributions, or return any capital, or authorize or make any other distribution, payment or delivery of property or cash, other than to the Borrower;

        (d)  Sales of Assets, Etc. Convey, lease, sell, transfer or otherwise dispose of all or substantially all of its business or property, (whether in one transaction or a series of transactions) whether now or hereafter acquired, except (i) concurrently with or after the payment in full of the Obligations, (ii) the sale or other disposition of capacity, energy, ancillary services or fuel, whether or not pursuant to a long-term contract, provided, that such assets are not necessary for the operation of such related Project, (iii) the sale or other disposition after the date hereof of emissions credits, provided, such emission credits are not required for the operation of such related Project under existing Bilateral Contracts (as defined in the Power Marketing Agreement) to be performed within the calendar year in

16

which the proposed sale is to be consummated and net profits received by such Project (or allocable to such Project) from such permitted sale or other disposition in respect of emissions credits relating to future years' operations ("Net Emissions Profits") shall be applied in accordance with Section 3.02(a) hereof; Net Emissions Profits will be determined at the end of each calendar year based on the aggregate sales and repurchases of emission credits during that year relating to future years, (iv) the sale of worn out or obsolete equipment in the ordinary course of business, (v) with the prior written approval of the Independent Engineer, the sale of assets which are replaced with like assets, such sales not to exceed $10,000,000 in the aggregate and (vi) other sales of non-material assets that are less than $3,000,000 per sale and $10,000,000 in the aggregate;

        (e)  Mergers, Etc. Merge or consolidate into or with any Person, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business (whether in one transaction or a series of transactions); provided, that such Guarantor may merge with or into any other Project Company or any other wholly-owned Subsidiary of the Borrower so long as the surviving company assumes the obligations of such Guarantor under the Loan Documents;

        (f)    Acquisitions, Subsidiaries, Etc. (i) Acquire by purchase or otherwise any property or assets of, or stock or equity interest or other evidence of beneficial ownership of, any Person except pursuant to the Transaction Documents and except purchases of inventory, equipment, materials and supplies in the ordinary course of such Guarantor's business, (ii) enter into any partnership or joint venture; or (iii) create or acquire any Subsidiary, except for Subsidiaries created or acquired in connection with Additional Projects, provided, that such Subsidiaries created or acquired in connection with the Additional Projects shall not be acquired or created until each such Subsidiary has executed and delivered to the Administrative Agent a guarantee in substantially the form of this Guarantee, security documents and all necessary documents, certificates and instruments reasonably requested by the Administrative Agent in form and substance substantially similar to the Loan Documents to which the Guarantors are currently a party; provided, further, that all pre-financing development activities involving such Additional Projects not be undertaken by any such Subsidiary or if undertaken by any such Subsidiary shall be funded utilizing cash contributed by Sithe or Sithe New England.

        (g)  Investments in Other Persons. Lend money or credit or make advances or contributions to any Person, or directly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, make any capital contribution to any Person or make any investments, except:

            (i)  short-term bank deposits, government obligations, money market funds and other similar short-term investments;

          (ii)  maintenance of the Accounts and the Permitted Investments of the funds on deposit therein; and

          (iii)  Permitted Investments;

        (h)  Transactions with Affiliates. Enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, other than (i) transactions pursuant to the Transaction Documents in effect on the Closing Date; (ii) transactions scheduled or provided for in the Project Documents; (iii) the reimbursement of Pre-Closing Project Costs to the extent permitted pursuant to Section 7.02(f)(i)(B) of the Credit Agreement; (iv) the incurrence and repayment of Permitted Debt and the grant of security interests in connection therewith; (v) payments to the Borrower; (vi) transactions on terms and conditions at least as favorable as could be obtained in a comparable arm's-length transaction in the ordinary course of business with a Person not an Affiliate; (vii) with the prior written approval of the Arrangers or the Technical Committee, such consent not to be unreasonably withheld; (viii) transactions which are not material to the transactions contemplated by the Loan Documents; and (ix) transactions in which the only parties are two or more of the Borrower, the Guarantors or the owner of any Additional Project.

17

        (i)    Business. Enter into or engage in any business other than Permitted Business;

        (j)    Additional Agreements. Enter into any agreement (other than the Loan Documents as in effect on the Closing Date) which restricts the ability of such Guarantor to (i) enter into amendments or modifications of the Transaction Documents, (ii) enter into waivers of material Transaction Documents, (iii) sell, transfer or otherwise dispose of its assets, (iv) create, incur, assume or suffer to exist any Lien upon any of its property and (v) create, incur, assume, suffer to exist or otherwise become liable with respect to any Debt;

        (k)  Compliance with ERISA. With respect to any Plan, (i) fail to satisfy the minimum funding requirements of ERISA or the Code; (ii) take any action, or omit to take any action which could give rise to a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that is reasonably likely to subject the Lenders to any material tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA; or (iii) engage in any transactions prohibited by ERISA or have any liabilities, in each case, which could reasonably expected to have a Material Adverse Effect;

        (l)    Material Project Documents. Cancel, waive or terminate, or agree to or permit any amendment, assignment or modification of, any Material Project Document with respect to its related Project, unless such amendment, waiver, modification, cancellation, termination or assignment would not reasonably be expected to have a Project Material Adverse Effect or such Guarantor obtains prior written consent of the Technical Committee to such amendment, waiver, modification, cancellation, termination or assignment;

        (m)  Profits, Management, Etc. Enter into any partnership, profit-sharing, royalty agreement or other similar arrangement whereby such Guarantor's income or profits are, or might be, shared with any other Person (other than Sithe Power Marketing), or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person (other than Sithe Power Marketing, Sithe Boston Power Services, Sithe New England Power Services and Sithe);

        (n)  Abandonment. Abandon the development, construction or operation of its related Project which shall be evidenced by such Guarantor's cessation of such activity for a period of thirty (30) consecutive days;

        (o)  Organizational Documents. Amend or modify, in any material fashion, its certificate of formation or limited liability company agreement;

        (p)  Guaranty Obligations. Create, incur, assume, guarantee or remain liable on any Guaranty Obligations except to the extent any such Guaranty Obligation (i) constitutes Project Company Permitted Debt; or (ii) is in favor of the Lenders pursuant to this Guarantee or the Loan Documents;

        (q)  Margin Stock. Purchase or carry any Margin Stock (as defined in Regulation U);

        (r)  Name Change. Change its name or location without 15 days' prior written notice to the Collateral Agent and the Administrative Agent;

        (s)  Issuance of Shares, Securities, Etc. Issue or permit the issuance of any shares of membership interests of such Guarantor unless after giving effect thereto all such membership interests shall have been pledged to the Collateral Agent pursuant to the terms of a pledge agreement substantially similar to the Borrower Pledge Agreement. Such Guarantor shall not issue or have outstanding any securities convertible into or exchangeable for its membership interests or issue or grant or have outstanding any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its membership interests;

18

        (t)    Bank Accounts. Maintain bank accounts other than the Accounts each of which shall be maintained with the Collateral Agent;

        (u)  Distributions. Whether directly or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction on its ability to declare or pay dividends or distributions to, repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any other Guarantor, except for any such encumbrance or restriction arising under or by reason of the Loan Documents;

        (v)  Tax Status; Investment Company. (i) Elect or cause itself to be treated as a corporation for U.S. federal or state income tax purposes or (ii) take any action which could cause it to be in violation of the Investment Company Act of 1940, as amended;

        (w)  Replacement Price Index. Sithe Mystic Development shall not agree to a replacement price index under Section 4.5 of the Gas Sale and Purchase Agreement without the prior written consent of the Technical Committee, which shall not be unreasonably withheld; and

        (x)  Risk Management Policy. Cancel or terminate, or agree to or permit any amendment or modification of, the Risk Management Policy (to the extent applicable to it) except to the extent action has been taken with respect to the Risk Management Policy as permitted under Section 7.02(l) of the Credit Agreement;

        SECTION 3.05.    Additional Negative Covenants with respect to the Development Project Companies.    In addition to the negative covenants in Section 3.04 above, each Development Project Company hereby agrees with the Collateral Agent and each Lender that, so long as there are outstanding Obligations or Commitments, such Development Project Company shall not, unless the Required Lenders shall otherwise consent in writing:

        (a)  EPC Agreement. Assign or convey any of its right, title or interest under the EPC Agreement to which it is a party except as permitted by the Loan Documents;

        (b)  [Intentionally Omitted].

        (c)  Change Orders. Become bound to any Change Order that, (A) (i) with respect to Sithe Fore River, increases the Project Costs of the Fore River Project by more than $5,000,000, (ii) with respect to Sithe Mystic Development, increases the Project Costs of the Mystic 8&9 Project by more than $10,000,000, (B) when aggregated with all previous Change Orders in respect of both Development Projects since the Closing Date, exceeds $25,000,000 or (C) result in an extension of the Performance Test Completion Deadline or results in any amendment, modification or supplement to the Minimum Performance Standards, Performance Guarantees, Performance Tests, Performance Guarantee Liquidated Damages, Delay Liquidated Damages (as each such term is defined in the EPC Agreements) or the conditions pursuant to which any such payment is required to be made in each case whether directly, indirectly, by modification of the definition of "force majeure" or any other provision in the EPC Agreements, or otherwise, and could not otherwise result in a Project Material Adverse Effect, unless, in each case, either (A) (i) such Development Project Company provides the Independent Engineer with twenty-one (21) days to examine any proposed change order before becoming bound thereby, and (ii) the Independent Engineer notifies such Development Project Company during such 21-day period that such change order, in the Independent Engineer's reasonable opinion (x) will not cause a shortfall in the funding available for completion of Project Costs (unless such shortfall is covered by support reasonably acceptable to the Administrative Agent), (y) will not affect the completion or commercial operation of the related Project in a manner that could reasonably be expected to have a Project Material Adverse Effect and (z) is reasonably and necessarily made, or (B) the Technical Committee approves such Change Order notwithstanding failure of the Independent Engineer to give the notice described in clause (ii) hereunder; and

19

        (d)  Project Budget; Construction Schedule.

            (i)  Make any payments or expenditures prior to the Project Completion Date, except those contemplated by the Project Budget for its related Project or otherwise agreed upon by the Technical Committee in their reasonable judgment in consultation with the Independent Engineer. Notwithstanding the foregoing, such Development Project Company may reallocate amounts within the Project Budget in accordance with Section 2.01(b) of the Credit Agreement and utilize Pre-Completion Revenues to pay pre-Completion Operating Expenses in accordance with Section 4.01(d) of the Depositary Agreement; or

          (ii)  Amend or supplement, directly or indirectly, the Project Budget for its related Project without (A) first submitting to the Administrative Agent a copy of such proposed amendment or supplement and (B) obtaining the prior written consent of the Technical Committee, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, such Development Project Company may reallocate amounts within the Project Budget in accordance with Section 2.01(b) of the Credit Agreement; or

          (iii)  Amend or supplement the Construction Schedule for its related Project without (A) first submitting the Administrative Agent a copy of such proposed amendment or supplement and (B) obtaining the prior written consent of the Technical Committee, which consent shall not be unreasonably withheld or delayed.

        (e)  Introduction of Refurbished Capital Parts. Consent, pursuant to Section 3.2 of the applicable LTSA, to the introduction by MHIA of any refurbished capital part originating from a facility other than a Project, without the prior approval of the Technical Committee. The Technical Committee shall endeavor to respond to any such request as soon as practicable.

        SECTION 3.06.    Reporting Obligations.    Each Guarantor hereby agrees with the Collateral Agent and each Lender, that so long as there are outstanding Obligations or Commitments, unless the Required Lenders shall otherwise consent in writing, such Guarantor will furnish to the Administrative Agent:

        (a)  Financial Statements. (i) Promptly upon completion thereof and in any event within 120 days after the end of each fiscal year of such Guarantor, any audited annual financial statements prepared during the term of this Guarantee. (ii) Promptly upon completion thereof and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of such Guarantor, any unaudited quarterly financial statements prepared during the term of this Guarantee.

        (b)  Officer's Certificates. At the time of the delivery of the financial statements under Subsection (a) above, a certificate of an Authorized Officer of such Guarantor which certifies (i) that such financial statements fairly present the financial condition and the results of operations of such Guarantor on the dates and for the periods indicated in accordance with GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments and (ii) that such Authorized Officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and financial condition of such Guarantor during the accounting period covered by such financial statements, and that as a result of such review such Authorized Officer has concluded that no Project Default, Borrower Default, Project Event of Default or Borrower Event of Default, as applicable, has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Project Default, Borrower Default, Project Event of Default or Borrower Event of Default, has occurred, specifying the nature and extent thereof and, if continuing, the action such Guarantor proposes to take in respect thereof.

        (c)  [Intentionally Omitted.]

20

        (d)  Additional Project Documents. Promptly following the entering into and obtaining thereof, all Additional Project Documents entered into and obtained by such Guarantor since the Closing Date and not theretofore furnished to the Administrative Agent.

        (e)  Management Letters. Promptly after receipt thereof, copies of any "management letter" or other material report received by such Guarantor from the Auditor.

        (f)    Notices under Project Documents. Promptly and in any event within ten (10) Business Days after receipt or delivery thereof by such Guarantor, a copy of each notice or document given or received by such Guarantor in relation to any suspension, default or prospective default or payment of liquidated damages under any Material Project Document; provided, however, that if such notice or document requires any action to be taken by such Guarantor within a shorter period, such notice or document shall be furnished to the Administrative Agent no later than within such shorter period.

        (g)  Deferred Project Approvals. Promptly after receipt thereof, copies of any Deferred Project Approvals obtained by such Guarantor, together with such documents relating thereto as the Administrative Agent shall reasonably request.

        (h)  Certain Events. Promptly after such Guarantor obtains knowledge thereof, written notice of:

            (i)  the occurrence of any (i) Borrower Default or Borrower Event of Default or (ii) Project Default or Project Event of Default of which an Authorized Officer of such Guarantor has knowledge specifying the nature thereof and the action which such Guarantor is taking and proposes to take with respect to the same;

          (ii)  any dispute relating to its Project, any Project Document, Additional Project Document or Governmental Approval between any of such Guarantor and any other Project Party of Governmental Authority that could reasonably be expected to have a Project Material Adverse Effect;

          (iii)  any event of force majeure or similar event under any Material Project Document;

          (iv)  any revocation, termination, withdrawal, suspension, modification or withholding of, or receipt of any notice regarding the foregoing relating to, any Governmental Approval;

          (v)  receipt of any written notice from any Governmental Authority with respect to the acquisition by condemnation, expropriation or otherwise of such Guarantor, any Collateral, or any part of such Guarantor's business or assets;

          (vi)  the receipt by such Guarantor of any communication (written or oral), whether from a Governmental Authority or other Person which alleges that such Guarantor is not in compliance with applicable Environmental Laws or Governmental Approvals with respect to Environmental Laws where such noncompliance could reasonably be expect to have a Project Material Adverse Effect;

        (vii)  any Environmental Matter pending or threatened against such Guarantor that could reasonably be expected to have a Project Material Adverse Effect;

        (viii)  any Environmental Discharge that could form the basis of any Environmental Matter against such Guarantor that could reasonably be expected to have a Project Material Adverse Effect;

          (ix)  any pending or threatened litigation, action, suit, investigation or proceedings by or before any Governmental Authority or arbitrator involving such Guarantor involving (A) an amount in dispute in excess of (i) $5,000,000 in respect of any one such proceeding or (ii) $10,000,000 in respect of all such proceedings; or (B) any injunctive or equitable relief;

21

          (x)  any dispute between such Guarantor and any Governmental Authority involving (A) an amount in dispute in excess of (i) $5,000,000 in respect of any one such dispute or (ii) $10,000,000 in respect of all such disputes; or (B) any injunctive or equitable relief;

          (xi)  the occurrence of any Casualty Event affecting the Project in excess of $5,000,000;

        (xii)  any default under any of the Material Project Document or Additional Project Documents specifying the nature thereof and the action which such Guarantor is taking and proposes to take with respect to the same;

        (xiii)  any cancellation of or material change in the terms, coverage or amounts of the insurance for such Guarantor or a change in the commercial availability of any such insurance for such Guarantor that could reasonably be expected to have a Project Material Adverse Effect; and

        (xiv)  any Performance Test conducted pursuant to such Guarantor's EPC Agreement.

        (i)    Other Information. From time to time, reports, statements, lists of property and such other information or documents (financial or otherwise) as the Administrative Agent may reasonably request.

ARTICLE IV

PROJECT EVENTS OF DEFAULT

        SECTION 4.01.    Project Events of Default.    If any of the following events shall occur and be continuing with respect to a Guarantor after the expiration of the grace period, if any, applicable thereto, such event shall constitute a "Project Event of Default" with respect to the affected Guarantor:

        (a)  Failure to Make Payments. Such Guarantor shall fail to pay any Guaranteed Obligations within five (5) Business Days after the same shall become due (such five-day period not to be in addition to, but shall be inclusive of the cure period set forth in Section 8.01(a)(i) of the Borrower Credit Agreement) or to make mandatory payments as and when required pursuant to Section 3.02(a);

        (b)  Breach of Representation or Warranty. Any representation or warranty made by such Guarantor in any Loan Document or in any certificate delivered pursuant thereto shall prove to be false or misleading when made or deemed made if (i) as a result of such falsity or misrepresentation, a Project Material Adverse Effect occurs or could reasonably be expected to occur and (ii) such falsity, misrepresentation or Project Material Adverse Effect is not cured or vitiated prior to the 45th day after the date on which such misrepresentation occurred;

        (c)  Breach of Covenants by Such Guarantor. Other than as described in clause (a) above, such Guarantor shall fail to perform or observe any covenant or obligation arising under any Loan Document to which it is a party, including this Guarantee, provided, that in the case of affirmative covenants (other than covenants set forth in Sections 3.02(b) (application of proceeds), (f) (existence), (h) (title) (only with respect to material properties and material assets), (n) (Revenue Account), (y) (risk management policy), (aa) (insurance) and Section 3.06 (h)(i) (notice of default)), unless such failure has been cured or remedied within a 30 days after such Guarantor becomes aware of such breach, or if such failure is not susceptible of being remedied within 30 days, such longer period not to exceed 90 additional days, provided, that as to such extension, such Guarantor shall at all times be diligently attempting to remedy such failure and such extension of time would not reasonably be expected to have a Project Material Adverse Effect;

        (d)  Default Under Other Agreements. (i) The principal amount of any unsecured Debt (other than the Obligations) of such Guarantor in excess of $10,000,000 (or its equivalent in another currency) shall be declared due and payable, or required to be prepaid other than by a regularly required repayment, prior to the stated maturity thereof. (ii) Such Guarantor shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any secured Debt (other than the Obligations) in the aggregate principal

22

amount of $10,000,000 or more; or such Guarantor shall default in the performance or observance of any obligation or condition with respect to any such Debt or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Debt or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or the Administrative Agent for such holders, to accelerate the maturity of any such Debt, or any such Debt shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment;

        (e)  Bankruptcy, Etc. An Event of Bankruptcy shall occur with respect to such Guarantor;

        (f)    Dissolution. Any order, judgment, or decree shall be entered against such Guarantor decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or such Guarantor shall otherwise dissolve or cease to exist;

        (g)  Abandonment. Such Guarantor shall have abandoned the development, construction or operation of its Project, such abandonment to be evidenced by such Guarantor's cessation of such activity for a period of 30 consecutive days;

        (h)  Judgments. One or more judgments or decrees shall be entered by a court of competent jurisdiction against such Guarantor (i) in an aggregate amount in excess of $10,000,000 and (A) any such judgments or decrees shall not be stayed, satisfied or discharged within sixty (60) days or (B) enforcement proceedings shall be commenced by any creditor on such judgment or decrees or (ii) providing for injunctive or other equitable relief the effect of which relief could reasonably be expected to have a Project Material Adverse Effect;

        (i)    Security Documents. Any of the Security Documents shall for any reason cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby on any material Collateral held by such Guarantor (unless such failure has been cured or remedied within ten (10) days from the date of such cessation);

        (j)    EPC Agreement; Other Material Project Document.

            (i)  (A) With respect to either Development Project Company, the EPC Agreement of such Development Project Company ceases to be in full force and effect (except in accordance with its terms), (B) a material provision of such EPC Agreement ceases to be valid or (C) occurrence of a material default by the Contractor under such EPC Agreement, in each case at any time prior to the expiration of all warranty periods under such EPC Agreement, if such cessation, invalidity or material default has or could reasonably be expected to have a Project Material Adverse Effect and is not cured (in the case of clause (A), with a replacement EPC Agreement reasonably acceptable to the Technical Committee) prior to the 90th day after such cessation, invalidity or material default.

          (ii)  (A) A default by such Guarantor or any Principal Project Participant under any of the other Material Project Documents to which such Guarantor is party, and such default is not remedied within the applicable grace period and could reasonably be expected to have a Project Material Adverse Effect, or (B) any such Material Project Document ceases to be in full force and effect (except in accordance with its terms), such cessation has or could reasonably be expected to have a Project Material Adverse Effect and such document is not replaced within ninety (90) days (so long as the Borrower is diligently pursuing such replacement) with an agreement reasonably acceptable to the Technical Committee;

        (k)  Loan Documents. Any Loan Document to which such Guarantor is a party shall cease to be valid and binding and in full force and effect; provided that no such event shall be a Project Event of Default if, within thirty (30) days of such occurrence, such Guarantor enters into an alternate agreement which is satisfactory to the Administrative Agent;

23

        (l)    Compliance with ERISA. Such Guarantor shall fail to perform or observe the covenant set forth in Section 3.04(k) and such failure could reasonably be expect to have a Project Material Adverse Effect;

        (m)  Exempt Wholesale Generator. Such Guarantor shall cease to be an EWG (provided, that such event shall not be a Project Event of Default if such Guarantor is no longer required under any Requirement of Law to hold such status in order to be exempt from PUHCA);

        (n)  Regulatory Status. Such Guarantor shall become subject to regulation as (i) an investment company (under the Investment Company Act of 1940, as amended) or (ii) a "holding company," or a "public utility company" (within the meaning of the Public Utility Holding Company Act of 1935, as amended).

        (o)  Governmental Approvals. Any Required Project Approval or other Government Approval then required to have been obtained by such Guarantor for the development, construction or operation of its Project, execution or performance of a Transaction Document shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect and such revocation, termination, suspension, modification or cessation (i) has or could reasonably be expected to have a Project Material Adverse Effect and (ii) is not effectively cured prior to the later of sixty (60) days after the occurrence of such revocation, termination, suspension, modification or cessation (or one hundred twenty (120) additional days if such Guarantor is diligently pursuing such cure);

        (p)  Change of Control. A Change of Control shall occur as to such Guarantor; or

        (q)  Date Certain. If such Guarantor is a Development Project Company, its Project shall not have achieved Project Completion on or before the Date Certain.

ARTICLE V

MISCELLANEOUS

        SECTION 5.01.    Amendments, Etc.    No amendment or waiver of any provision of this Guarantee nor consent to any departure by any of the Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (acting pursuant to direction consistent with Section 10.01 of the Credit Agreement) and each Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 5.02.    Addresses for Notices.    All notices and other communications provided for hereunder shall be in writing or by telex or facsimile transmission and, if to any Guarantor, mailed, telexed, given by facsimile transmission or delivered to them in care of Sithe Energies, Inc. at 335 Madison Avenue, New York, New York 10017, Attention: Treasurer, Telephone No. (212) 351-0061, Facsimile No. (212) 351-0813, with copies to the General Counsel, Sithe Energies, Inc., 335 Madison Avenue, New York, New York 10017, Facsimile No. (212) 351-0019, and if to the Collateral Agent, mailed, telexed, given by facsimile transmission or delivered to it, addressed to it at BNP PARIBAS, 787 Seventh Avenue, New York, New York 10019, Attention: Project Finance—Portfolio Administration, Greg Miller/Sean Finnegan, Telephone No. (212) 841-2131/2310, Facsimile No. (212) 841-3219/2203, or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex, shall be deemed given when transmitted (answerback confirmed), and if transmitted by facsimile transmission or delivery, shall be deemed given when received.

        SECTION 5.03.    No Waiver; Remedies.    No failure on the part of the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise

24

thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.

        SECTION 5.04.    Right to Set-Off.    Upon the occurrence and during the continuance of any Borrower Default of the nature referred to in Section 8.01(a) of the Credit Agreement or, with the consent of the Lenders, any Borrower Event of Default, the Collateral Agent and each Lender are each hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent or such Lender, as the case may be, to or for the credit or the account of any Guarantor against any and all of the Guaranteed Obligations of the Guarantors now or hereafter existing under this Guarantee, irrespective of whether the Collateral Agent shall have made any demand under this Guarantee. The Collateral Agent agrees promptly to notify the Guarantors after any such set-off and application made by the Collateral Agent, provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent or such Lender, as the case may be, under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or any of the Lenders may have.

        SECTION 5.05.    Contribution Obligations among Guarantors.    In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, among themselves, that in the event any payment or distribution is made by a Guarantor (a "Funding Guarantor") under this Guarantee, such Funding Guarantor shall be entitled to a contribution from the other Guarantors for all such payments or distributions, or damages and expenses incurred by such Funding Guarantor in discharging any Guaranteed Obligations. Each Guarantor which is not a Funding Guarantor shall be liable to a Funding Guarantor with respect to any such payments or distributions, or damages and expenses, in an aggregate amount equal to (a) the ratio of (i) the net worth of such Guarantor, as determined in accordance with the most recent balance sheet of such Guarantor at the time of such payment by a Funding Guarantor, to (ii) the aggregate net worth of all Guarantors, similarly determined, multiplied by (b) the amount which the Funding Guarantor paid on account of the Guaranteed Obligations. In the event that at any time there exists more than one Funding Guarantor, then payment from the other Guarantors pursuant to this Section shall be in an aggregate amount equal in proportion to the total amount of money paid for or on account of the Guaranteed Obligations by the Funding Guarantors pursuant to this Guarantee. If the Funding Guarantor is required to make any payment hereunder, such Funding Guarantor shall also be entitled to a right of subrogation in respect of such payment from the other Guarantors. Notwithstanding anything in this Section to the contrary, the agreements in this Section are to establish the relative rights of contribution of the Guarantors and shall not modify the joint and several nature of the obligations of each Guarantor owed to the for the benefit of the Secured Parties or impair the rights of the Collateral Agent for the benefit of the Secured Parties to hold any of the Guarantors liable for payment of the full amount of all Guaranteed Obligations.

        SECTION 5.06.    Continuing Guarantee.    This Guarantee is a continuing guaranty and shall (a) remain in full force and effect until final payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee, subject to reinstatement in accordance with Section 2.2 hereof, (b) be jointly and severally binding upon each of the Guarantors, their successors and assigns, and (c) inure to the benefit of and be enforceable by the Collateral Agent for its benefit and the benefit of the Secured Parties and their respective successors, transferees and assigns; provided, however, that no Guarantor may assign or transfer any of its obligations hereunder without the prior written consent of the Collateral Agent and each of the Secured Parties.

        SECTION 5.07.    Severability.    Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

25

prohibition or unenforceability without invalidating the remaining provisions of this Guarantee or affecting the validity or enforceability of such provisions in any other jurisdiction.

        SECTION 5.08.    Governing Law.    THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO (I) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION ARISING OUT OF ANY LOAN DOCUMENT, (II) AGREES THAT ALL CLAIMS IN SUCH ACTION MAY BE DECIDED IN SUCH COURT, (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM AND (IV) CONSENTS TO THE SERVICE OF PROCESS BY MAIL. A FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION IN ANY OTHER COURT.

        SECTION 5.09.    Loan Document; Etc.    This Guarantee is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Credit Agreement.

        SECTION 5.10.    Waiver of Jury Trial.    EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE COLLATERAL AGENT, THE LENDERS, OR ANY OF THE GUARANTORS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT ENTERING INTO THIS GUARANTY.

        SECTION 5.11.    Non-Recourse.    The provisions of Section 10.13 of the Credit Agreement are hereby incorporated by reference, with the same effect as if such provision where set forth herein in its entirety.

26

        IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SITHE MYSTIC LLC
By:	Name: Sandra Manilla Title: Vice President and Treasurer
SITHE FORE RIVER DEVELOPMENT, LLC
By:	Name: Sandra Manilla Title: Vice President and Treasurer
SITHE MYSTIC DEVELOPMENT LLC
By:	Name: Sandra Manilla Title: Vice President and Treasurer
BNP PARIBAS, as Collateral Agent
By:	Name: Dan Cozine Title: Managing Director
By:	Name: Christophe Bernard Title: Associate

Signature Page to
Project Company Guarantee

EXECUTION VERSION

PROJECT COMPANY GUARANTEE

by

SITHE MYSTIC LLC,
SITHE FORE RIVER DEVELOPMENT, LLC, and
SITHE MYSTIC DEVELOPMENT LLC,
each as a Guarantor

in favor of

BNP PARIBAS,

as Collateral Agent

Dated as of
January 31, 2001

SCHEDULES

Schedule 3.01(i)	Litigation or Proceedings
Schedule 3.01(n)	Required Project Approvals
Schedule 3.01(s)	Contested or Outstanding Taxes
Schedule 3.01(bb)	Environmental Matters or Proceedings
Schedule 3.02(aa)	Insurance
Schedule 3.04(a)	Existing Debt

EXHIBITS

Exhibit A	Project Budget
Exhibit B	Construction Schedule
Exhibit C	Form of Operating Budget
Exhibit D	Form of Release

ii

QuickLinks

  Exhibit 10-2